EXHIBIT 10.1
***CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.***
Share Purchase Agreement
between
Q-Cells SE
and
Renewable Energy Corporation ASA
and
Evergreen Solar, Inc.
and
Rolling Hills S.à r.l.
dated 22 March 2010
regarding the sale and purchase of Sovello AG

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Table of Contents

Section 1.	Definitions	5
Section 2.	Sale and Purchase of the Sold Shares	10
2.1	Agreement to Sell and Purchase of Sold Shares	10
2.2	Transfer of Sold Shares	10
2.3	Rights and Obligations Pertaining to Sold Shares	10
2.4	Consents and Waiver of Pre-emptive Rights	10
Section 3.	Purchase Price, Payments, Settlement of Intercompany Claims	11
3.1	Purchase Price	11
3.2	Settlement of Intercompany Claims	11
3.3	Silicon Supply Agreement	11
3.4	Exchange Rate	11
Section 4.	Closing	12
4.1	Time and Place of Closing	12
4.2	Closing Conditions	12
4.3	Right to Rescind	14
4.4	Closing Actions	15
Section 5.	Sellers’ Guarantees	16
5.1	Legal Title in the Sold Shares	16
5.2	Corporate	18
5.3	No Finder’s Fee and No Transaction Costs	19
5.4	Financial Statements	19
5.5	Real Estate	19
5.6	Permits and Legal Compliance	20
5.7	No Unlawful Business Practices	20
5.8	Proceedings	20
5.9	Employment Matters	20
5.10	Environmental Matters	20
5.11	Subsidies	21
5.12	No other Representations and Warranties	21
Section 6.	Covenants	21
6.1	Conduct of Business prior to Closing	21
6.2	Cooperation	22
6.3	Access to Information	22

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Section 7.	Indemnification by Sellers	23
7.1	Indemnification	23
7.2	Notification of Damage Claims and Remedial Measures; Cooperation in Tax Matters	24
7.3	Limitations on Liability	26
7.4	Statute of Limitation	27
7.5	No Additional Rights or Remedies	27
Section 8.	Representations of and Indemnity from Purchaser	28
8.1	Representations	28
8.2	Indemnity in Case of Breach of Representation	28
Section 9.	regulatory Requirements	29
Section 10.	Claims against Sellers	30
Section 11.	Balancing of Post-Closing Payments	31
Section 12.	Public Announcements, Disclosure, Confidentiality	32
Section 13.	Miscellaneous	33
13.1	Interest	33
13.2	Costs and Expenses	33
13.3	Notices	33
13.4	Entire Agreement; Amendments and Waivers	33
13.5	Assignments, Third Parties	34
13.6	Set-off and Retention	34
13.7	Further Assurances	34
13.8	Several Debtors	34
13.9	Designee	34
13.10	Severability	35
13.11	Interpretation	35
Section 14.	Governing Law, Jurisdiction, Service of Process	35
14.1	Governing Law	35
14.2	Jurisdiction	35
14.3	Service of Process	36

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This Share Purchase Agreement is entered into on this 22 day of March 2010, by and between
(1)	Q-Cells SE, a societas europaea, registered in the commercial register of the local court of Stendal under HRB 8150,
(hereinafter referred to as “Seller 1” or a “Seller”),
Renewable Energy Corporation ASA, a public limited company incorporated under Norwegian law, registered in Brønnøysund Register Centre under organization number 977258561,
(hereinafter referred to as “Seller 2” or a “Seller”),
Evergreen Solar Inc., a Delaware corporation incorporated under Delaware law, registered in the Delaware division of corporations under file number 2426798,
(hereinafter referred to as “Seller 3” or a “Seller” and together with Seller 1 and Seller 2 as “Sellers”),
- on the one hand -
and
(2)	Rolling Hills S.à r.l., a limited liability company incorporated under Luxembourg law registered in the commercial register of the Grand Duchy of Luxemburg under B149256,
(hereinafter referred to as “Purchaser”)

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PREAMBLE
(A)	WHEREAS, Sellers are the owners of 100% of the issued share capital of Sovello AG, registered in the commercial register of Stendal under HRB 8253 (the “Company”). The Company has a registered share capital of EUR 480,000 divided into 480,000 registered shares with no par value (auf den Namen lautende Stückaktien). 160,000 of the shares are owned by Seller 1 (the “Seller 1 Shares”), 160,000 of the shares are owned by Seller 2 (the “Seller 2 Shares”), and 160,000 of the shares are owned by Seller 3 (the “Seller 3 Shares”).

(B)	WHEREAS, Sellers intend to sell and transfer to Purchaser the Sold Shares (as defined below), and Purchaser intends to acquire the Sold Shares (the sale, purchase and transfer of the Sold Shares and the other transactions contemplated by this Agreement hereinafter the “Transaction”).

(C)	WHEREAS, Seller 3 has entered as of the date of this Agreement with the Company into a term sheet which is attached to this Agreement as Exhibit A on the new license agreements regarding the Gemini- and Quad-technology (the “New License Agreements”). The New License Agreements shall be entered into prior to Closing and shall become legally effective subject to Closing.
NOW, THEREFORE, Sellers and Purchaser agree as follows:
SECTION 1. DEFINITIONS
Capitalized terms used in this Agreement shall have the meanings ascribed to them as follows:

“Affiliate”	means any general or limited partnership, corporation, business trust, limited liability company, trust, association, civil law partnership or other unincorporated organization, or any other entity or individual, which is an affiliate (verbundenes Unternehmen) within the meaning of sections 15 et seqq. AktG or a relative or an affiliated person (nahestehende Person) within the meaning of section 15 German Tax Code (Abgabenordnung) of the respective Party.

“Agreement”	means this Share Purchase Agreement.

“AktG”	means the German Stock Corporation Act (Aktiengesetz).

“AWV”	means the German Foreign Trade Act Implementation Ordinance (Durchführungsverordnung zum Außenwirtschaftsgesetz).

“Bank Debt”	means the amounts, including accrued interest thereon,

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currently outstanding under the Loan Agreement as of the date of this Agreement, as set out in more detail in Exhibit B.

“BGB”	means the German Civil Code (Bürgerliches Gesetzbuch).

“Breach”	has the meaning as defined in Section 7.1(a).

“Business Day”	means any day on which the commercial banks in Frankfurt am Main, Germany, are open for regular business transactions.

“Business Plan”	the business plan of the Company for the period 2010-2012 attached as Exhibit C.

“Cash”	means the aggregate amount (including any accrued interest thereon) of any cash, deposits with the federal reserve bank or other financial institutions, however, excluding Restricted Cash.

“Claims against Sellers”	has the meaning as defined in Section 10.

“Closing”	has the meaning as defined in Section 4.1.

“Closing Conditions”	has the meaning as defined in Section 4.2(b).

“Closing Confirmation”	has the meaning as defined in Section 4.4(o).

“Closing Date”	has the meaning as defined in Section 4.1.

“Company”	has the meaning as defined in paragraph (A) of the Preamble.

“Company’s Bank Account”	the bank account of the Company no.: 703396200 held with Deutsche Bank AG, German bank code:
86070000.

“Damages”	has the meaning as defined in Section 7.1(a).

“Data Room”	means the data room managed by the Company and opened from 13 October to 6 November 2009 to Purchaser.

“Designee”	has the meaning as defined in Section 13.9.

“Due Diligence”	means the due diligence by Purchaser and its advisors conducted in the Data Room and based on other information provided to it.

“Environmental Laws”	has the meaning as defined in Section 5.10(b).

“EURIBOR”	means the rate for deposits in Euro for a period of three months which appears on the appropriate page of the

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Reuters screen (or such other page as may replace such page on that service for the purpose of displaying Brussels interbank offered rate quotations of major banks as of 11.00 a.m. (Brussels time) as determined by Sellers) on the relevant due date to be reset accordingly at the beginning of each following 3-months period for which such EURIBOR is fixed.

“Euro Reference Rate”	has the meaning as defined in Section 3.4

“Existing License Agreements”	has the meaning as defined in Section 3.2(a).

“Financial Statements”	has the meaning as defined in Section 5.4.

“Free Net Proceed”	has the meaning as defined in Section 11(g).

“Key Employees”	means Dr. Theodor Scheidegger, Hans-Jörg Axmann, Jörg Baumheuer, Christian Langen, Stephan Droxner and Ingolf Weise.

“Liquidity Event”	has the meaning as defined in Section 11(d).

“Loan Agreement”	The EUR 192,500,000 term and revolving credit facilities agreement between, inter alia, the Company as borrower and Deutsche Bank Luxembourg S.A. as facility agent, dated 30 April 2007 (as amended on 22 May 2007 and as amended and restated on 1 September 2008).

“Material Adverse Change”	means any decision of the management of the Company, effect, event, development, circumstance, condition, fact, matter or change which, in the aggregate, is materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, cash flows or prospects of the Company, provided that any adverse effect shall in any event be deemed materially adverse if (i) it can reasonably be expected to result, in the fiscal year 2010, in a reduction of 20% or more of the turn-over, profits or assets of the Company, in each case versus the relevant amounts included in the Business Plan, (ii) it is adverse to the ability of the Company to conduct its business as presently conducted; or (iii) it is materially adverse to the ability of Sellers or Purchaser to consummate the Transaction. A Material Adverse Change shall in any event exist when insolvency proceedings for the Company are applied for.

“Minimum Return”	has the meaning as defined in Section 11(h).

“Net Advantages”	has the meaning as defined in Section 11(b).

“Net Proceeds”	has the meaning as defined in Section 11(f).

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“Net Repayment Amount”	has the meaning as defined in Section 11(b).

“New License Agreements”	has the meaning as defined in paragraph (C) of the Preamble.

“Parties”	means Sellers and Purchaser, collectively, each a “Party”.

“Permits”	has the meaning as defined in Section 5.6.

“Pre-Closing Date Tax Period”	means any tax assessment period (e.g. Veranlagungszeitraum under German tax laws) or portion of it ending on or before the Closing Date.

“Preamble”	means the preamble of this Agreement.

“Proceedings”	has the meaning as defined in Section 5.8

“Purchase Price”	has the meaning as defined in Section 3.1.

“Purchaser”	has the meaning as defined in the recitals of this Agreement.

“Purchaser’s Cash Contribu-tion”	has the meaning as defined in Section 4.2(a)(iii).

“Repayment Amount”	has the meaning as defined in Section 11(a).

“Restricted Cash”	shall mean Cash that cannot be freely used by Purchaser to permanently pay indebtedness no later than 5 Business Days after the Closing.

“Section”	means a section in this Agreement.

“Security Assignment”	has the meaning as defined in Section 13.5(a).

“Seller 1”	has the meaning as defined in the recitals of this Agreement.

“Seller 1 Shares”	has the meaning as defined in the recitals of this Agreement.

“Seller 2”	has the meaning as defined in the recitals of this Agreement.

“Seller 2 Shares”	has the meaning as defined in the recitals of this Agreement.

“Seller 3”	has the meaning as defined in the recitals of this Agreement.

“Seller 3 Bank Account”	has the meaning as defined in Section 3.2(a).

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“Seller 3 Royalty Claims”	has the meaning as defined in Section 3.2(a).

“Seller 3 Shares”	has the meaning as defined in the recitals of this Agreement.

“Sellers’ Cash Contribution”	has the meaning as defined in Section 4.4(g).

“Sellers”	has the meaning as defined in the recitals of this Agreement.

“Sellers’ Claims”	has the meaning as defined in Section 4.4(l).

“Sellers’ Guarantees”	has the meaning as defined in Section 5.

“Sellers’ Knowledge”	means with regard to each Seller, the actual knowledge as of the date of this Agreement of any of the persons listed in Exhibit D or the knowledge of any of such persons could have had, if they had not acted grossly negligent (grobfahrlässige Unkenntnis), excluding, for the avoidance of doubt, any executive (Vorstand) or employee of the Company.

“Shareholder Loans”	means the loans granted by Sellers to the Company as set out in Exhibit E, including accrued interest thereon, outstanding as of Closing.

“Share Certificates”	means the share certificates which have been issued prior to the date hereof in relation to the Sold Shares.

“Silicon Supply Agreement”	has the meaning as defined in Section 3.3.

“Sold Shares”	has the meaning as defined in Section 2.1.

“Tax”, “Taxes”	has the meaning as defined in Section 11(c).

“Tax Claim”	has the meaning as defined in Section 7.2(e).

“Tax Disadvantages”	has the meaning as defined in Section 11(c).

“Transaction”	has the meaning as defined in paragraph (B) of the Preamble.

“Transaction Costs”	are any fees or costs with respect to an attempted or contemplated sale of shares in the Company or a similar transaction, including any costs relating to the Transaction or the execution of this Agreement.

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SECTION 2. SALE AND PURCHASE OF THE SOLD SHARES
2.1	Agreement to Sell and Purchase of Sold Shares
Upon the terms and subject to the conditions set forth in this Agreement,
Seller 1 hereby sells to Purchaser and Purchaser hereby purchases from Seller 1, the Seller 1 Shares,
Seller 2 hereby sells to Purchaser and Purchaser hereby purchases from Seller 2, the Seller 2 Shares, and
Seller 3 hereby sells to Purchaser and Purchaser hereby purchases from Seller 3, the Seller 3 Shares.
The shares sold pursuant to this Section 2.1 are collectively referred to herein as “Sold Shares”.
2.2	Transfer of Sold Shares
At Closing (as defined in Section 4.1), Seller 1 shall assign and transfer to Purchaser the Seller 1 Shares, Seller 2 shall assign and transfer to Purchaser the Seller 2 Shares, and Seller 3 shall assign and transfer to Purchaser the Seller 3 Shares, in each case in accordance with Section 4.4.
2.3	Rights and Obligations Pertaining to Sold Shares
The Sold Shares shall be sold and transferred to Purchaser with all rights and obligations pertaining thereto, including the right to receive all profits from the Company for the fiscal year beginning on January 1, 2010, and for prior fiscal years which have not been distributed to Sellers. Section 101 no. 2 BGB is hereby explicitly excluded.
2.4	Consents and Waiver of Pre-emptive Rights

(a)	Each of the Sellers hereby consents to the sale of the Sold Shares and to the transfer of the Sold Shares at Closing pursuant to Section 4.4. The resolution of the general meeting of the Company approving the transfer of the Sold Shares is attached hereto as Exhibit 2.4(a)(i). The consent of the Company approving the transfer of the Sold Shares is attached hereto as Exhibit 2.4(a)(ii).

(b)	Each of the Sellers hereby waives any pre-emptive rights and any other rights it may have with regard to the Sold Shares.

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SECTION 3. PURCHASE PRICE, PAYMENTS, SETTLEMENT OF INTERCOMPANY CLAIMS
3.1	Purchase Price
The purchase price for the Sold Shares (hereinafter referred to as “Purchase Price”) shall be equal to [****] in total and shall not be subject to any adjustment.
3.2	Settlement of Intercompany Claims

(a)	Seller 3 has certain outstanding claims against the Company regarding royalties under the license agreements regarding the Gemini-technology dated 29 September 2006 and regarding the Quad-technology dated 6 October 2008 (together the “Existing License Agreements”) in the aggregate amount of EUR 3,737,026.99 plus accrued, but unpaid interest thereon in the amount of EUR 127,229.51 (such claims referred to herein as the “Seller 3 Royalty Claims”), which shall be finally and irrevocably settled by the Company to Seller 3 at Closing to the bank account of Seller 3 IBAN: IE92 ANGO 9902 2060 3196 00, BIC ANGOIE2D; the “Seller 3 Bank Account”).

(b)	The Company has certain claims against Seller 3 pertaining to customer account receivables (i) in the amount of EUR 1,143,114.40 plus accrued, but unpaid interest thereon in the amount of EUR 31,871.21, and (ii) in the amount of USD 479,407.78 plus accrued, but unpaid interest thereon in the amount of USD 197.09. Seller 3 shall settle such claims by way of payments to the Company in accordance with the underlying terms, however, on the Closing Date at the latest.

(c)	Any other current and future claims of Sellers against the Company which are excluded from Sellers’ waiver in Exhibit 4.4(l) shall be settled by the Company as specified in Exhibit 4.4(l).
3.3	Silicon Supply Agreement
Seller 2 hereby agrees to use its shareholder rights (to the extent legally permitted) to cause REC Solar Grade Silicon LLC to enter into an amendment agreement on the standard agreement for the supply of polysilicon between REC Solar Grade Silicon LLC as supplier and the Company as customer dated 29 September 2006, as amended from time to time (the “Silicon Supply Agreement”), according to which the minimum purchase volume of the Company will be [****] to the extent legally permitted. Furthermore, Seller 2 hereby agrees to use its shareholder rights (to the extent legally permitted) to cause REC Solar Grade Silicon LLC to negotiate in good faith with the Company an amendment to the Silicon Supply Agreement regarding the issues listed in Exhibit 3.3.
3.4	Exchange Rate
Any amount to be paid under this Agreement which is not denominated in Euro shall be translated for the purposes of payments into Euro. The exchange rate applied shall be the exchange rate which is published by the European Central Bank (the “Euro Reference Rate”) on the day immediately before the date when the payment is made or, if no Euro Reference

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Rate is published on this day, on the day when the Euro Reference Rate was last published before such date.
SECTION 4. CLOSING
4.1	Time and Place of Closing
Subject to the satisfaction or waiver of all conditions precedent set forth in Section 4.2, the consummation of the transactions contemplated by this Agreement, as set forth in Section 4.4 below (the “Closing”), shall, unless otherwise agreed between the Parties, take place at the offices of Heymann & Partner, Taunusanlage 1, 60329 in Frankfurt am Main, Germany, on the fifth Business Day after the day on which the conditions set forth in Section 4.2(a) below are met, or at any other time or place as the Parties may mutually agree. The date on which the Closing is consummated is referred to herein as the “Closing Date”.
4.2	Closing Conditions

(a)	The obligations of Purchaser and Sellers to consummate the Closing are subject to the satisfaction of all of the following conditions precedent:
(i)	The review period under section 53 para. 3 AWV has expired or has been terminated by the Federal Ministry of Economics and Technology (Bundesministerium für Wirtschaft und Technologie) and the unconditional approval of the Federal Ministry of Economics and Technology has been obtained or is deemed to have been obtained.

(ii)	Consent of the supervisory board and any other relevant corporate body of each Seller to the Transaction.

(iii)	(i) Receipt by Sellers of legally binding financing agreements of the Purchaser or the Company in an amount of at least EUR 25,000,000 (in words: twenty-five million Euro), according to which the funds to be provided under these financing agreements will be unconditionally and irrevocably available to Purchaser or the Company at the Closing, (ii) satisfaction, and continued satisfaction up to the Closing, of all conditions for the payment under these financing agreements, and (iii) receipt by Sellers of an equity commitment letter in relation to an amount of not more than EUR 40,000,000 (in words: forty million Euro) to be used to fund Purchaser with cash, provided the aggregate sums under (i) and (iii) are equal to a minimum amount of EUR 65,000,000 (in words: sixty-five million Euro) (the “Purchaser’s Cash Contribution”).

(iv)	Receipt by the Company of either (i) (aa) a binding, unconditional and irrevocable ruling from the competent tax authorities stating that the preconditions for the waiver of the corporate income taxes arising on the contemplated waiver of the Sellers’ Claims pursuant to Section 4.4(l) are given, and (bb) a binding, unconditional and irrevocable ruling from the City of Bitterfeld-Wolfen stating that the preconditions for the waiver of the trade

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taxes arising on the contemplated waiver of the Sellers’ Claims pursuant to Section 4.4(l) are given, or (ii) a binding, unconditional and irrevocable ruling by the competent tax authorities with respect to the tax neutrality of the assumption (befreiende Schuldübernahme) of the Company’s obligations regarding the Sellers’ Claims by an Affiliate of Purchaser without recourse against the Company.

(v)	Receipt by Sellers of (i) a confirmation from the Company’s banks that (x) the Sellers have been released, or will be released upon the payment of the amount specified in Section 4.4(f) below, from all outstanding debt, letters of credit, collateral, guarantees and undertakings in relation to the Bank Debt (including a corresponding release confirmation from the Company), and (y) in case of a repayment of the Bank Debt upon Closing, all assets, rights and claims assigned to the Company’s banks as security are reassigned or released to the Company, and (ii) a consent declaration of the Company’s banks that in case the Bank Debt will not be repaid upon Closing the Company’s banks consent to the transactions contemplated in this Agreement, in particular to the amendment of the Silicon Supply Agreement and the entering into the New License Agreements.

(vi)	All consents, resolutions or waivers of third parties have been obtained in writing which are necessary for the execution and/or consummation of this Agreement and the Transaction.

(vii)	The Sellers’ Guarantees are true and correct in all material respects as of the Closing as if made with respect to such date.

(viii)	Since the date hereof no Material Adverse Change has occurred or become known to Purchaser.

(ix)	No enforceable judgment, injunction, order or decree by any court or governmental authority in Germany or in any other applicable jurisdiction shall prohibit the consummation of the Closing.

(x)	Execution of an amendment agreement on the Silicon Supply Agreement in a form acceptable to Purchaser in its free discretion.

(xi)	Execution of the New License Agreements by the Company and Seller 3 in a form acceptable to Purchaser in its free discretion.

(xii)	Sellers have fully performed and complied in all material respects with all covenants and other agreements required to be performed or complied with by Sellers pursuant to this Agreement prior to the Closing Date (other than, to the extent any such non-compliance is capable of being cured, such non-compliance has been cured within ten days after receipt of written notice from Purchaser of such non-compliance); and Purchaser shall have received a certificate confirming such compliance substantially in the form of the draft as attached hereto as Exhibit 4.2(a)(xii) signed by an authorized officer of each Seller to such effect.

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(xiii)	Purchaser has fully performed and complied in all material respects with all covenants and other agreements required to be performed or complied with by Purchaser pursuant to this Agreement prior to the Closing Date (other than, to the extent any such non-compliance is capable of being cured, such non-compliance has been cured within ten days after receipt of written notice from Sellers of such non-compliance); and Sellers shall have received a certificate confirming such compliance substantially in the form of the draft as attached hereto as Exhibit 4.2(a)(xiii) signed by an authorized officer of Purchaser to such effect.
(b)	The obligation of Purchaser to consummate the Closing is subject to the fulfilment or waiver by Purchaser of the further condition precedent that, on the date that would be the Closing Date pursuant to Sections 4.1 in the absence of this Section 4.2(b), the Cash of the Company is not less than an amount, equal to the Cash as projected in the Business Plan of the Company (whereby the Cash as projected at the beginning for a week shall be the Cash required at any day of such week), which shall be updated by the executive board (Vorstand) showing the Cash on a weekly basis (together with the conditions set out in Section 4.2(a) the “Closing Conditions”).

(c)	To the extent permitted by applicable law, the Parties may mutually waive any Closing Condition, provided that the Closing Conditions under lit. (a) (v) and (xiii) may only be waived by the Sellers (acting jointly), the Closing Conditions under lit. (a) (iv), (vi), (vii), (viii), (xii), and lit. (b) may only be waived by the Purchaser, and the Closing Condition under lit. (a) (xi) may only mutually be waived by Seller 3 and the Purchaser. The effect of a waiver of a Closing Condition shall be limited to eliminating the respective Closing Condition and shall not prejudice any claims any Party may have on the basis of any circumstances relating to the non-fulfilment of such Closing Condition.
4.3	Right to Rescind

(a)	If the Closing Conditions pursuant to Section 4.2 have not been fulfilled within three months after the date hereof, each Party shall be entitled to rescind (zurücktreten) this Agreement by giving written notice to the respective other Party.

Any rescission right of Sellers can only be exercised jointly by all Sellers, in order to be effective.

(b)	Upon rescission of this Agreement, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to the other Party (other than for breach of this Agreement prior to such termination), provided however, that Section 12 shall remain in full force and effect.

(c)	If Sellers rescind this Agreement within three months after the date hereof, Sellers shall [****], provided the Company does not file for insolvency proceedings within three months after such rescission.

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4.4	Closing Actions
On the Closing Date, the following actions have to be taken by the Parties, either jointly or separately, and Parties shall procure that the Company provides the respective documents, as the case may be, which shall be taken simultaneously (Zug um Zug):
(a)	delivery by Sellers to Purchaser of bank statements showing the Cash of the Company as of the Closing Date;

(b)	delivery by Sellers of copies of resignation letters from the following persons or of a shareholders’ resolution removing the following persons from the supervisory board of the Company, effective prior to or at Closing:
(i)	Dr. Nedim Cen as member of the supervisory board of the Company;

(ii)	Mr. Richard M. Feldt as member of the supervisory board of the Company;

(iii)	Mr. Michael El-Hillow as member of the supervisory board of the Company;

(iv)	Mr. Terje Pilskog as member of the supervisory board of the Company;

(v)	Mr. Anton Milner as member of the supervisory board of the Company; and

(vi)	Mr. John Andersen as member of the supervisory board of the Company;
(c)	delivery by Sellers of a copy of the shareholders’ resolution of the Company regarding the discharge from liability (Entlastung) of the persons in Section 4.4(b) for the fiscal year 2009 and the period from 1 January 2010 until the effectiveness of their resignation or, as the case may be removal as supervisory board members;

(d)	delivery by the Company of a confirmation by fax from the Company’s bank that the debt referred to in Section 3.2(b) has been settled by Seller 3;

(e)	payment by Purchaser of the Purchase Price to the Sellers in cash;

(f)	payment of the Purchaser’s Cash Contribution less an amount equal to the amount of the Bank Debt that remains outstanding upon Closing, but in any case payment of not less than the portion of Purchaser’s Cash Contribution as described in Section 4.2(a)(iii) (sub-sentence (iii)) to the Company’s Bank Account;

(g)	[****] (the “Sellers’ Cash Contribution”)];

(h)	payment by the Company in full of the Seller 3 Royalty Claims to the Seller 3 Bank Account;

(i)	delivery by the Company to Sellers and Purchaser of a confirmation by fax from the Company’s bank evidencing that the payment set forth in Section 4.4(f) has been credited to the Company’s Bank Account;

(j)	delivery by the Company to Sellers and Purchaser of a confirmation by fax from the Company’s bank evidencing that the Sellers’ Cash Contribution has been credited to the Company’s Bank Account;

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(k)	delivery by Seller 3 of a fax confirmation from its bank that a payment in the amount of the Seller 3 Royalty Claims has been credited to the Seller 3 Bank Account;

(l)	at the request of Purchaser, either (i) execution by Sellers of an unconditional and irrevocable waiver of all their claims, including payment claims regarding the loan amount and any accrued interest, under the Shareholder Loans and any other claims of Sellers against the Company, but only if and to the extent as specified in Exhibit 4.4(l) (together the “Sellers’ Claims”), or (ii) sale, assignment and transfer of the Sellers’ Claims by Sellers to an Affiliate of Purchaser for a purchase price of [****];

(m)	execution by Sellers and Purchaser of a share transfer agreement regarding the Sold Shares, substantially in the form as attached hereto as Exhibit 4.4(m) and transfer and delivery of Share Certificates by way of endorsement (Indossament) to Purchaser;

(n)	notification by Purchaser to the Company of the change of ownership in the Sold Shares, and entering of Purchaser in the Company’s share register; and

(o)	confirmation by the Parties in writing that the Closing Conditions have been fulfilled or waived, all actions to be taken on the Closing Date under this Section 4.4 have been taken or waived in accordance with this Agreement and that as a consequence thereof the Sold Shares have been transferred to Purchaser (the “Closing Confirmation”).
SECTION 5. SELLERS’ GUARANTEES
Sellers hereby guarantee to Purchaser in the form of an independent guarantee pursuant to section 311 (1) BGB (selbständiges Garantieversprechen), subject to the limitations contained in this Agreement, in particular, but not limited to, the limitations set out in Section 7, that the following statements (the “Sellers’ Guarantees” and each individually a “Sellers’ Guarantee”) are true and correct and not misleading as of the date hereof and will be true and correct and not misleading as of the Closing Date, provided, however, that (i) a Sellers’ Guarantee which is expressly made as of a specific date shall be true and correct only as of such date, (ii) the Sellers’ Guarantees contained in Section 5.1(a) below are only made by Seller 1, the Sellers’ Guarantees contained in Section 5.1(b) below are only made by Seller 2 and the Sellers’ Guarantees contained in Section 5.1(c) below are only made by Seller 3, and (iii) Sellers make the Sellers’ Guarantees contained in Sections 5.2 through 5.11 as several debtors (als Teilschuldner) in proportion to their shareholding in the Company.
5.1	Legal Title in the Sold Shares

(a)	Guarantees by Seller 1

(1)	This Agreement constitutes legally valid and binding obligations of Seller 1 enforceable against Seller 1 in accordance with its terms. Seller 1 has the absolute and unrestricted right, power, authority and capacity to execute this Agreement and to perform its obligations under this Agreement. The execution and consummation of this Agreement and of the Transaction by Seller 1 (i) does not violate any legal obligations of Seller 1 and is not subject to challenge by any third party on any legal basis, including on the basis of any creditor protection laws, other than challenges effected

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by, in connection with or relating to the insolvency of the Company or the filing for insolvency of the Company, and (ii) does not require the consent or waiver of a third party or approval or consent of any governmental authority other than those consents specified in this Agreement.

(2)	Seller 1 is the unrestricted legal and beneficial owner of the Seller 1 Shares. The Seller 1 Shares are non-assessable (nicht nachschusspflichtig), free and clear of any third-party rights and have not been pledged, assigned, charged, encumbered or used as security. Except for provisions in any agreement between Sellers, provided that these agreements will be terminated with full effect as of Closing, there are no pre-emptive rights, rights of first refusal, options or other rights of any third party to purchase or acquire any of the Seller 1 Shares. Seller 1 is entitled to freely dispose of the Seller 1 Shares, and such disposal does not infringe any rights of any Party or third party. The Seller 1 Shares are fully paid-in, either in cash or in kind. There are no obligations of Seller 1 to make additional contributions to the Company for which Purchaser may become liable. Seller 1 is not subject to a claim pursuant to Sections 57 and 62 of the German Stock Corporation Act vis-à-vis the Company for which Purchaser may become liable. With respect to the Seller 1 Shares, no contributions in kind have been made and no contribution (whether cash or non-cash) or parts thereof have been repaid or otherwise returned (whether directly or indirectly) and no hidden distribution of profits and no hidden contributions have been made (i) for which Purchaser may become liable or (ii) resulting in a tax liability of the Company.

(b)	Guarantees by Seller 2

(1)	This Agreement constitutes legally valid and binding obligations of Seller 2 enforceable against Seller 2 in accordance with its terms. Seller 2 has the absolute and unrestricted right, power, authority and capacity to execute this Agreement and to perform its obligations under this Agreement. The execution and consummation of this Agreement and of the Transaction by Seller 2 (i) does not violate any legal obligations of Seller 2 and is not subject to challenge by any third party on any legal basis, including on the basis of any creditor protection laws, other than challenges effected by, in connection with or relating to the insolvency of the Company or the filing for insolvency of the Company, and (ii) does not require the consent or waiver of a third party or approval or consent of any governmental authority other than those consents specified in this Agreement.

(2)	Seller 2 is the unrestricted legal and beneficial owner of the Seller 2 Shares. The Seller 2 Shares are non-assessable (nicht nachschusspflichtig), free and clear of any third-party rights and have not been pledged, assigned, charged, encumbered or used as security. Except for provisions in any agreement between Sellers, provided that these agreements will be terminated with full effect as of Closing, there are no pre-emptive rights, rights of first refusal, options or other rights of any third party to purchase or acquire any of the Seller 2 Shares. Seller 1 is entitled to freely dispose of the Seller 2 Shares, and such disposal does not infringe any rights of any Party or third party. The Seller 2 Shares are fully paid-in, either in cash or in kind. There are no obligations of Seller 2 to make additional contributions to the Company for which Purchaser may become liable. Seller 2 is not subject to a claim pursuant to Sections 57 and 62 of the German Stock Corporation Act vis-à-vis the Company for which Purchaser may become liable. With respect to the Seller 2 Shares, no contributions in kind have been

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made and no contribution (whether cash or non-cash) or parts thereof have been repaid or otherwise returned (whether directly or indirectly) and no hidden distribution of profits and no hidden contributions have been made (i) for which Purchaser may become liable or (ii) resulting in a tax liability of the Company.

(c)	Guarantees by Seller 3

(1)	This Agreement constitutes legally valid and binding obligations of Seller 3 enforceable against Seller 3 in accordance with its terms. Seller 3 has the absolute and unrestricted right, power, authority and capacity to execute this Agreement and to perform its obligations under this Agreement. The execution and consummation of this Agreement and of the Transaction by Seller 3 (i) does not violate any legal obligations of Seller 3 and is not subject to challenge by any third party on any legal basis, including on the basis of any creditor protection laws, other than challenges effected by, in connection with or relating to the insolvency of the Company or the filing for insolvency of the Company, and (ii) does not require the consent or waiver of a third party or approval or consent of any governmental authority other than those consents specified in this Agreement.

(2)	Seller 3 is the unrestricted legal and beneficial owner of the Seller 3 Shares. The Seller 3 Shares are non-assessable (nicht nachschusspflichtig), free and clear of any third-party rights and have not been pledged, assigned, charged, encumbered or used as security. Except for provisions in any agreement between Sellers, provided that these agreements will be terminated with full effect as of Closing, there are no pre-emptive rights, rights of first refusal, options or other rights of any third party to purchase or acquire any of the Seller 3 Shares. Seller 3 is entitled to freely dispose of the Seller 3 Shares, and such disposal does not infringe any rights of any Party or third party. The Seller 3 Shares are fully paid-in, either in cash or in kind. There are no obligations of Seller 3 to make additional contributions to the Company for which Purchaser may become liable. Seller 3 is not subject to a claim pursuant to Sections 57 and 62 of the German Stock Corporation Act vis-à-vis the Company for which Purchaser may become liable. With respect to the Seller 3 Shares, no contributions in kind have been made and no contribution (whether cash or non-cash) or parts thereof have been repaid or otherwise returned (whether directly or indirectly) and no hidden distribution of profits and no hidden contributions have been made (i) for which Purchaser may become liable or (ii) resulting in a tax liability of the Company.

5.2	Corporate

(a)	The statements in Section (A) of the Preamble are true and correct.

(b)	The Company (i) has been duly established, (ii) is validly existing and (iii) has the requisite corporate power and authority to carry on its business as conducted as of the date hereof and the Closing Date.

(c)	The Sold Shares are duly authorized and validly issued. The Company is not obliged to issue further shares. There are no securities or other instruments convertible into shares or equity interests in the Company.

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(d)	Except as disclosed in Exhibit 5.2(d), with respect to the Company, the mandatory provisions of applicable laws (including capital maintenance rules and insolvency laws) in relation to any capital increase, capital decrease or similar procedure affecting the share capital, and profit distributions have been complied with.

(e)	The Company is not, and was not in the past, a party (i) to any enterprise agreement within the meaning of sections 291 and 292 AktG, (ii) any silent partnership agreement (stille Beteiligung) or (iii) any agreement that grants a third party any right with respect to the corporate governance or profits of the Company.

(f)	No shareholders’ resolution of the Company is void or has been challenged (angefochten) or threatened to be challenged by any shareholder or any third party.

(g)	To Sellers’ Knowledge, the Company is under no obligation to acquire any shares or partnership interests in any company or other entities or to make any contributions to any company or other entities.

5.3	No Finder’s Fee and No Transaction Costs
The Company is under no obligation to pay any (i) Transaction Costs or (ii) any fees regarding any waiver or standstill agreement regarding the Bank Debt, other than Transaction Costs triggered by actions of Purchaser or its Affiliates; for the avoidance of doubt, this Section 5.3 shall not apply to fees to be paid by the Company to the Company’s banks in connection with the refinancing of the Bank Debt.
5.4	Financial Statements
The audited financial statements of the Company consisting of balance sheet, profit and loss statement and notes and business report for the year ended December 31, 2008 as well as financial statements of the Company consisting of balance sheet, profit and loss statement as of June 30, 2009 and as of September 30, 2009 as well as the unaudited draft financial statements of the Company consisting of balance sheet, profit and loss statement and notes for the year ended December 31, 2009 (together the “Financial Statements”), which are attached as Exhibit 5.4, have been prepared, unless otherwise specified in Exhibit 5.4, in accordance with IAS/IFRS and applicable German laws, and with valuation methods and capitalization rights consistently applied in accordance with past practice.
5.5	Real Estate
Exhibit 5.5 includes a true and correct list of all real estate owned or co-owned by, or subject to an inheritage building right (Erbbaurecht) in favour of, the Company. Except as disclosed in Exhibit 5.5, the Company is the unrestricted legal and beneficial owner of the real estate listed in Exhibit 5.5 and there are no encumbrances (including mortgages) on such real estate. Except as disclosed in Exhibit 5.5, such real estate is freely accessible and there are no payments required to secure access to such real estate.

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5.6	Permits and Legal Compliance
Except as disclosed in Exhibit 5.6, the Company holds all governmental approvals and permits necessary (i) for the premises, buildings and equipments existing on the sites occupied by it or (ii) required to operate its business as it is carried out as of the date hereof and the Closing Date (collectively the “Permits”). To Sellers’ Knowledge and except as disclosed in Exhibit 5.6, the Company is, and has been within the past five years prior to the date hereof, in compliance with all Permits and all applicable laws, regulations, and governmental and court orders.
5.7	No Unlawful Business Practices
Sellers, and to Sellers’ Knowledge, the Company and the managing directors and employees of the Company have not, directly or indirectly, in connection with the business of the Company (i) used any funds for unlawful purposes or political contributions in violation of applicable laws, (ii) requested or accepted any unlawful benefits or (iii) established or maintained any funds or assets that have not been properly recorded in the books and records of the Company.
5.8	Proceedings
As of the date hereof, the Company is not involved in any legal or administrative proceedings, including arbitration proceedings, lawsuits, litigation and investigations of any authorities or administrative proceedings involving, in each case, an amount in excess of EUR 50,000 (collectively “Proceedings”), and to Sellers’ Knowledge, there are no such Proceedings threatening, in each case except as disclosed in Exhibit 5.8.
5.9	Employment Matters
To Sellers’ Knowledge, none of the Key Employees has, at the date hereof, given notice of termination of his or her employment or has to Sellers’ Knowledge indicated that he or she considers giving such notice. Except as disclosed to Purchaser prior to the date hereof, none of the Key Employees has received or has been promised a bonus or similar benefits in view of the process regarding the Transaction, other than triggered by actions of Purchaser or its Affiliates.
5.10	Environmental Matters

(a)	Except as disclosed in Exhibit 5.10(a), the business of the Company is conducted and has been conducted in the past in compliance with all Environmental Laws, and there are and there have been no contaminations of, or hazardous substances (including any “Altlasten” and “schädliche Bodenveränderungen” within the meaning of the German Soil Protection Act (Bundesbodenschutzgesetz)) in, the soil, soil vapor, ground water, surface water or buildings or other structures of any real estate currently or formerly owned and/or used by Company or for which the Company is otherwise liable other than in concentrations which are in compliance with applicable Environmental Laws. Except as disclosed in Exhibit 5.10(a), the Company has in the past not spilled or deposited any hazardous substances to any property or created any air or noise

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emissions, in each case in excess of the levels permitted under the Permits and applicable Environmental Laws.

(b)	For the purposes of this Agreement, “Environmental Laws” shall mean any law, regulation or other binding rule relating to, or imposing liability, or standards of conduct, for the protection of the environment or human health or the use, handling, generation, manufacturing, storage or disposal of hazardous substances and preparations in the meaning of Article 2 (2) of the European Community Council Directive of 67/548 EEC, or, as far as applicable, corresponding laws of other jurisdictions, in each case as in effect and as enforced and interpreted by the competent governmental authorities on the date hereof.

5.11	Subsidies
Exhibit 5.11 contains a true and correct list of all subsidies, allowances, aids and public grants received by or granted to the Company or currently applied for by the Company.
5.12	No other Representations and Warranties
Subject to the representations and indemnities expressly contained in this Agreement, Purchaser agrees to accept the Sold Shares and the Company in the condition they are in on the Closing Date, based upon its own inspection, examination and determination with respect thereto (including the Due Diligence investigation conducted by it), without reliance upon any express or implied representations or warranties of any nature of Sellers or any employee, advisor or representative of Sellers. Purchaser acknowledges that Sellers make no explicit or implied representations, warranties or guarantees and assume no disclosure or similar obligations in connection with this Agreement and the transactions contemplated hereby, except as expressly set forth in this Agreement.
SECTION 6. COVENANTS
6.1	Conduct of Business prior to Closing

(a)	Except as disclosed in Exhibit 6.1(a), or except for any transactions contemplated by this Agreement, from the date hereof to the Closing Date, Sellers shall use their shareholder rights (to the extent permitted under applicable law) so as to cause the Company to conduct its business, in all material respects, in the ordinary course, consistent with past practice, and Sellers, in particular, shall not, and shall use their rights as holders of all shares in the Company (to the extent permitted under applicable law and the articles of association or by-laws of the Company) so as to cause the Company not to, take, or commit to take, any of the following actions:
(i)	any recapitalization or reorganization, any merger or similar business combination between the Company and any third party, any split (Spaltung), dissolution, liquidation or other significant change of the corporate structure;

(ii)	any declaration or payment of dividends by the Company to any of the Sellers;

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(iii)	any acquisition, encumbrance or divestiture by the Company of a shareholding or business (Geschäftsbereich);

(iv)	any incurrence or guarantee by the Company of any indebtedness for borrowed money in excess of EUR 100,000;

(v)	any investment by the Company in, or the making of any loan to, any other company or entity exceeding in each case EUR 100,000;

(vi)	any sale of any fixed assets with a value in excess of EUR 100,000 in the individual case;

(vii)	any capital expenditure by the Company, by additions or improvements to property, plant or equipment, in excess of EUR 100,000 each, except as provided in any plan or budget disclosed to Purchaser prior to the date hereof;

(viii)	any lay-off with respect to a significant part of the workforce of the Company;

(ix)	any change in, or commitment to change, any compensation or benefit of any Key Employee pursuant to any severance, retirement or other agreement made in connection with this Agreement or the transactions contemplated hereby;

(x)	amend or terminate (i) the New License Agreements or (ii) the Silicon Supply Agreement as amended pursuant to this Agreement; or

(xi)	file for insolvency unless required by mandatory laws

in each case without Purchaser’s prior consent (such consent not to be unreasonably withheld). If Purchaser does not react to such request of Sellers within five Business Days, the consent shall be deemed granted.
(b)	Sellers’ obligations in this Section 6 shall not apply if and to the extent that Sellers’ compliance with those obligations may cause that Sellers or any of Sellers’ Affiliates or directors or representatives is reasonably likely to become liable to the Company or any third party based on actions that would have to be taken under this Section 6.

6.2	Cooperation

(a)	The Parties shall co-operate faithfully in order to achieve the fulfilment of the Closing Conditions and will inform each other immediately of any correspondence with the German Federal Ministry of Economics and Technology.

(b)	The Parties shall inform each other by e-mail without undue delay, but at the latest within two Business Days after having been notified of the fulfilment of any Closing Condition set forth in Section 4.2.

6.3	Access to Information

(a)	After the Closing Date, Purchaser will, and shall use its shareholder rights (to the extent permitted under applicable law) so as to cause the Company to, promptly give

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access to Sellers and their representatives and advisors, upon reasonable request, to accounting, financial, and other records (and allow them to make copies thereof), as well as to any other information, management or employees to the extent necessary to Sellers in connection with any audit, investigation, dispute or litigation, or any other comparable business purpose of any Seller, provided that each representative and advisor shall be subject to a professional duty of confidentiality or a contractual duty of confidentiality in relation to Purchaser.

(b)	Purchaser shall use its shareholder rights (to the extent permitted under applicable law) so as to cause the Company to keep all books and records relating to any period prior to the Closing Date in accordance with any applicable law.

(c)	After the Closing Date, each Seller will promptly give access to Purchaser and its representatives and advisors, upon reasonable request, to accounting, financial, and other records (and allow them to make copies thereof), as well as to any other information, management or employees to the extent necessary to Purchaser in connection with any audit, investigation, dispute or litigation, or any other comparable business purpose of Purchaser, provided that each representative and advisor shall be subject to a professional duty of confidentiality or a contractual duty of confidentiality in relation to such Seller.
SECTION 7. INDEMNIFICATION BY SELLERS
7.1	Indemnification

(a)	If one or several of the statements made by Sellers in Sections 5.1 through 5.11 are not true and correct (a “Breach”), Sellers shall first have a right to cure the Breach within a period of two months after having received a written notice specifying the factual basis of the alleged Breach in reasonable detail from Purchaser by putting Purchaser or, at Purchaser’s election, the Company, wherever the Damages (as defined below) occur, in the position in which it would be if there was no Breach. In case Sellers refuse to or are not able to cure the respective Breach, or the Breach is not capable of being cured within the period set forth in the preceding sentence, Sellers shall pay to Purchaser, or at Purchaser’s election, to the Company, monetary damages (Schadensersatz in Geld) within the meaning of sections 249 et seq. BGB incurred by Purchaser or the Company as a result of the Breach, including consequential or indirect damages (Folgeschäden, mittelbare Schäden) and frustrated expenses (vergebliche Aufwendungen) within the meaning of section 284 BGB, but excluding (i) lost profits (entgangener Gewinn), (ii) internal administration and overhead costs or (iii) any losses based on the argument that the purchase price for the Sold Shares was calculated on the basis of incorrect assumptions or information (“Damages”).

(b)	Subject to the provisions set forth in this Agreement, the general concepts of German law relating to the calculation of damages (Schadensberechnung) and benefit compensation for damages (Vorteilsausgleich; Abzug Alt für Neu) shall apply to the calculation of any damages and to any claims hereunder, irrespective, for the avoidance of doubt, of the fact whether the benefit compensation for damages is received by Purchaser or, after the Closing, the Company. All payments made by

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Sellers to Purchaser under this Section 7 shall constitute a reduction of the Purchase Price. If and to the extent payments are made by the Sellers to the Company, such payments shall be construed and deemed as contribution (Einlage) made by Purchaser to the Company and shall be treated as a reduction of the Purchase Price as between the Parties.

(c)	Any liability of Sellers to indemnify or pay damages to Purchaser is excluded if and up to the amount:
(i)	the underlying facts, circumstances or events to which the claim relates are disclosed in this Agreement or the Exhibits to Section 5 of this Agreement;

(ii)	Purchaser or, after the Closing, the Company, or any of their respective successors, or any of their Affiliates has caused (verursacht oder mitverursacht) the relevant Damage or an increase of its amount, or failed to mitigate damages (including any failure to exercise claims against an insurance company or any third party) in each case pursuant to section 254 BGB;

(iii)	the Damage is attributable to Purchaser not having complied with any of the provisions of this Agreement;

(iv)	the Damage is attributable to or is increased as a result of any change of law, regulation, directive, or administrative practice coming into effect on or following the date hereof; or

(v)	the amount is recovered from a third party or under any insurance policy of the Company, including any insurance policy if the insurance coverage existing at Closing had been continued without change after Closing (minus any amount of increases in any insurance premiums resulting therefrom and, in case of any insurance policies entered into by the Company after Closing, minus any monetary disadvantages of the Company resulting from the entering into any new insurance policy).
(d)	For the avoidance of doubt, if and to the extent Purchaser is entitled to a claim, or payment in respect of the same factual circumstances (Lebenssachverhalt) under more than one provision of this Agreement, then the Purchaser shall only be entitled to recover once (no double dip).

(e)	Sections 442 BGB and 377 HGB shall not apply.

7.2	Notification of Damage Claims and Remedial Measures; Cooperation in Tax Matters

(a)	Purchaser shall inform, and shall use its shareholder rights (to the extent permitted under applicable law) so as to cause the Company to inform Sellers of any possible Breach, together with a reasonably detailed description of its claim, and, if possible, the estimated amount of such claim, within a reasonable period by written notice to be delivered at the latest within four Business Days after Purchaser has knowledge of a Breach, in particular if third parties assert or threaten claims against Purchaser or the

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Company that would lead to a liability of Sellers under or in connection with this Section. In addition, Purchaser shall, and shall use its shareholder rights (to the extent permitted under applicable law) so as to cause the Company to make available all documents and information reasonably required for the assessment whether there are valid grounds for a Breach or the asserted or threatened claim to Sellers and to their advisors, provided that Sellers and each representative and advisor shall be subject to a professional duty of confidentiality or a contractual duty of confidentiality in relation to the Company and Purchaser. In case of such third parties’ claims, Purchaser shall give Sellers the opportunity to defend Purchaser, and shall use its shareholder rights (to the extent permitted under applicable law) so as to cause the Company to give Sellers the opportunity to defend the Company against such claims at Sellers’ cost and expenses unless this would interfere with legitimate business interests of Purchaser and/or the Company. If it turns out that Sellers were not in breach, any costs and expenses reasonably incurred by it in connection with the defence (including reasonable advisors’ fees, but excluding internal costs) shall be borne by Purchaser and Sellers equally. No action by Sellers or their representatives in connection with the defence shall be construed as an acknowledgement (whether express or implied) of Purchaser’s claims under this Agreement or of any underlying facts relating thereto.

(b)	Purchaser shall ensure that all reasonable steps are taken by itself and shall, after the Closing, use its shareholder rights (to the extent permitted under applicable law) so as to cause the Company to ensure that all reasonable steps are taken by the Company which are necessary to avoid a liability of Sellers under this Agreement and to mitigate the amount of any such liability and to overcome any such liability.

(c)	In the event and to the extent that Sellers indemnify Purchaser for a Breach in accordance with this Section 7, Purchaser shall promptly assign and shall use its shareholder rights (to the extent permitted under applicable law) so as to cause the Company to assign to Sellers all claims Purchaser or the Company might have against any third party (in particular insurances) in connection with the event that caused such losses for which Sellers grant Purchaser indemnification under this Section 7. In the event that an assignment of such claims should not be possible for legal reasons, Purchaser shall procure that Sellers and any Affiliate of Sellers be put in a position as if an assignment had been effected.

(d)	Without prejudice to Section 7.1(c)(iii), any liability of Sellers under this Section 7 shall be excluded if and to the extent Sellers are prejudiced in their defence against claims of Purchaser under this Agreement by a failure of Purchaser to comply with its obligations under Section 7.2(a) to (c).

(e)	In respect of any Breach actually or potentially resulting in a tax liability of the Company or an increase of a tax liability of the Company for which Sellers are or may be liable under Section 7.1 (each such actual or potential liability of Sellers under Section 7.1 a “Tax Claim”), the following shall apply:
(i)	Purchaser agrees, and shall use its shareholder rights (to the extent permitted under applicable law) so as to cause the Company, (x) to inform Sellers within reasonable time but in any event not later than ten (10) Business Days in advance of any meeting, end of term (Fristablauf) or similar event, of any audits, disputes, administrative, judicial or other proceedings related to any potential

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Tax Claim, (y) to give Sellers and/or their representatives the opportunity to participate at their own cost in any audits, disputes, administrative, judicial or other proceedings related to any potential Tax Claim, (z) to comply with instructions reasonably given by Sellers and/or their representatives in relation to the conducting of such proceedings, provided such instructions are related to Tax Claims, and (iv) to challenge and litigate any Tax assessment or other decision of any tax authority as reasonably requested by Sellers, provided and only to the extent such assessment or decision is related to a Tax Claim.

(ii)	Insofar as actual or potential Tax Claims are concerned, Purchaser and Sellers shall fully cooperate, and shall cause their representatives to fully cooperate, with each other in connection with tax matters relating to any Pre-Closing Date Tax Period, including the preparation and filing of any tax return or the conducting of any audit, investigation, dispute or appeal or any other relevant communication with any tax authority. Any tax returns relating to actual Tax Claims or Tax Claims reasonably to be expected to be made shall be subject to the review and prior written consent of Sellers, such consent not to be withheld unreasonably. Purchaser shall use its shareholder rights (to the extent permitted under applicable law) so as to cause the Company that any tax returns to be reviewed and approved by Sellers will be furnished to Sellers no later than 25 days prior to the due date of the relevant tax return.

(iii)	Cooperation between Purchaser and Sellers shall include (but shall not be limited to) the providing and making available of all relevant books, records and information, and the assistance of all relevant officers and employees of the Company or, as the case may be, Sellers or its Affiliates, to the extent necessary or reasonably useful in connection with Tax Claims.
(f)	Section 7.1(c)(iii) and Section 7.2(a) to (d) shall not apply in respect of Tax Claims.

(g)	Any liability of Sellers under this Section 7 in respect of a Tax Claim shall be excluded if and to the extent such Tax Claim is caused or Sellers are prejudiced in their defence against Tax Claims of Purchaser by a failure of Purchaser to comply with its obligations under Section 7.2(e).

7.3	Limitations on Liability

(a)	Except for a Breach of any Sellers’ Guarantees made in Sections 5.1 and 5.2, Sellers will only be liable to cure a Breach or to pay Damages in accordance with Section 7.1 with respect to any Damages to the extent the individual claim recoverable by Purchaser exceeds [****] in which case only the excess amount shall be recoverable.

(b)	Sellers’ total liability
(i)	for the Breach of any Sellers’ Guarantees made in Section 5.1 [****];

(ii)	for any and all Breaches of Sellers’ Guarantees made in Section 5.2 [****];

(iii)	for any and all Breaches of Sellers’ Guarantees made in Section 5.7 [****]; and

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(iv)	for any and all Breaches of Sellers’ Guarantees made in Sections 5.3 through 5.6 and in Sections 5.8 through 5.11 in which case the total liability of Sellers under each of the aforementioned Sellers’ Guarantees [****].
7.4	Statute of Limitation

(a)	Unless otherwise stipulated by this Agreement, any claims of Purchaser under this Agreement shall become time-barred two years after the Closing Date, except for Breaches of the Sellers’ Guarantees (i) under Section 5.1 which shall not become time-barred (excluding to the extent possible also the statutory time limitations (gesetzliche Verjährungsfristen), and (ii) under Section 5.2 which shall become time-barred five years after the Closing Date.

(b)	Any limitation period pursuant to this Section 7.4 shall be extended (gehemmt) only in the event that a statement of claims is filed with the competent court (in accordance with Section 14.2) within the applicable limitation period (section 244 para. 1 no. 1 BGB). In case of an interruption (Neubeginn), the new limitation period (section 213 BGB) shall be the longer of six months or the reminder of the initial limitation period.

7.5	No Additional Rights or Remedies

(a)	The Parties agree that the rights and remedies which Purchaser may have with respect to the breach of any guarantee, representation, warranty, covenant or agreement or with respect to any indemnity contained in this Agreement are limited to the rights and remedies explicitly contained herein.

(b)	Any and all rights and remedies of any legal nature which Purchaser may otherwise have (in addition to the claims for specific performance (primäre Erfüllungspflichten) and the indemnity claims explicitly set forth herein) against any Seller or any of their Affiliates or their executives or representatives in relation to the sale of Company to Purchaser, this Agreement or the transactions contemplated hereby shall be excluded. In particular, without limiting the generality of the foregoing, Purchaser hereby waives any rights and claims under statutory representations and warranties (sections 434 et seq. BGB), statutory, contractual or pre-contractual obligations (sections 280 to 282, 311 BGB) or frustration of contract (section 313 BGB) or tort (sections 823 et seq. BGB) and Purchaser shall not have any right to rescind, cancel or otherwise terminate this Agreement or exercise any right or remedy which would have a similar effect, except for the termination rights set forth in Section 4.3.

(c)	The provisions of this Section 7.5 shall not affect any rights and remedies of the Parties for fraud (Arglist) or wilful misconduct (Vorsatz) nor any claims arising from a breach of an obligation to make a payment in accordance with Section 3 or with Section 4.4.

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SECTION 8. REPRESENTATIONS OF AND INDEMNITY FROM PURCHASER
8.1	Representations
Purchaser represents and warrants to Sellers as follows, in each case as of the date hereof and the Closing Date, provided, however, that a guarantee which is expressly made as of a specific date shall be true and correct only as of such date:
(a)	Purchaser is a company duly organized, validly existing and in good standing under the laws of Luxembourg and has all corporate powers required to carry on its business as presently conducted.

(b)	The execution and performance by Purchaser of this Agreement are within Purchaser’s corporate powers, do not violate the articles of association or by-laws of Purchaser and have been duly authorized by all requisite corporate bodies, if necessary. This Agreement constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, without any further condition unless otherwise specified herein.

(c)	Except with respect to the AWV control requirements set forth in Section 4.2(a), no consent, approval or authorization of, permit from, or declaration, filing or registration with any governmental or regulatory authority, or any other person or entity is required to be made or obtained by Purchaser in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

(d)	As of the date hereof, there is no lawsuit, investigation or proceeding pending against, or, to Purchaser’s knowledge, threatened in writing against Purchaser before any court, arbitrator or governmental authority which in any manner challenges or seeks to prevent, alter or materially delay the transactions contemplated by this Agreement.

(e)	Purchaser is purchasing the Sold Shares for its own account.

(f)	As of the date hereof, based on the Due Diligence, Purchaser is not aware that a Breach has occurred and that Sellers could reasonably be liable for Damages under Section 7.

(g)	Purchaser does not have any obligation or liability to pay any fees or commissions to any broker, finder or agent with respect to any of the transactions contemplated by this Agreement for which Sellers could become liable.

8.2	Indemnity in Case of Breach of Representation

(a)	Purchaser shall indemnify, defend and hold harmless Sellers from and against and in respect of any and all losses asserted against, suffered or incurred by Sellers which arise out of a breach or inaccuracy of any representation of Purchaser under Section 8.1 above. Subject to the provisions set forth in this Agreement, the general concepts of German law relating to the calculation of damages (Schadensberechnung) and benefit compensation for damages (Vorteilsausgleich; Abzug Alt für Neu) shall

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apply to the calculation of any damages and to any claims hereunder. All payments made by Purchaser to Sellers under this Section 8 shall constitute an increase of the Purchase Price.

(b)	Any claims of Sellers under this Section 8 shall become time-barred two years after the Closing Date.

(c)	Subject to the representations and indemnities expressly contained in this Agreement, Sellers agree that neither Purchaser nor any employee, advisor or representative of Purchaser has made any express or implied representations or warranties of any nature. Sellers acknowledge that Purchaser makes no explicit or implied representations, warranties or guarantees and assumes no disclosure or similar obligations in connection with this Agreement and the transactions contemplated hereby, except as expressly set forth in this Agreement.

(d)	The Parties agree that the rights and remedies which Sellers may have with respect to the breach of any guarantee, representation, warranty, covenant or agreement or with respect to any indemnity contained in this Agreement are limited to the rights and remedies explicitly contained herein.

(e)	Any and all rights and remedies of any legal nature which Sellers may otherwise have (in addition to the claims for specific performance (primäre Erfüllungspflichten)) against Purchaser or any of its Affiliates or executives or representatives in relation to the sale of Company to Purchaser, this Agreement or the transactions contemplated hereby shall be excluded. In particular, without limiting the generality of the foregoing, Sellers hereby waive any rights and claims under statutory, contractual or pre-contractual obligations (sections 280 to 282, 311 BGB) or frustration of contract (section 313 BGB) or tort (sections 823 et seq. BGB) and Sellers shall not have any right to rescind, cancel or otherwise terminate this Agreement or exercise any right or remedy which would have a similar effect, except for the termination rights set forth in Section 4.3. For the avoidance of doubt, this Section 8.2(e) shall not apply Sellers’s claims which are excluded from Sellers’ waiver as outlined in more detail in Exhibit 4.4(l).

(f)	The provisions of this Section 8.2 shall not affect any rights and remedies of the Parties for fraud (Arglist) or willful misconduct (Vorsatz) nor any claims arising from a breach of an obligation to make a payment in accordance with Section 3 or with Section 4.4.
SECTION 9. REGULATORY REQUIREMENTS
(a)	Purchaser (and Sellers, to the extent any filing cannot be made by Purchaser on behalf of Sellers under applicable law), shall ensure that any filings, notifications or submissions necessary in connection with the AWV clearance referred to in Section 4.2(a)(i) and any other filings with, or notifications to, any governmental authority required in connection with this Agreement will be made without undue delay after the date of this Agreement.

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(b)	In order to obtain all requisite approvals and clearances for the transactions contemplated by this Agreement under any applicable laws, the Parties shall (i) cooperate in all respects with each other in the preparation of any filing or notification and in connection with any submission, investigation or inquiry, (ii) supply to any competent authority as promptly as practicable any additional information requested pursuant to any applicable laws and take all other procedural actions required in order to obtain any necessary clearance or to cause any applicable waiting periods to commence and expire, (iii) promptly provide each other with copies of any written communication (or written summaries of any non-written communication) in connection with any proceedings, and (iv) contact any competent authority only after consultation with the other party and give each other and their respective advisors the opportunity to participate in all meetings and conferences with any competent authority, all to the extent reasonably practicable.

(c)	In the event that any obligations or conditions (Auflagen und Bedingungen) or other agreements are required by any competent authority as a condition to the clearance of the transactions contemplated hereby, no Party shall be required to comply with such obligations or conditions.

(d)	With respect to the Closing Conditions set forth in Section 4.2(a)(i), if the consummation of the Closing is prohibited by any governmental authority or court, upon Sellers’ request, the Parties shall contest such decision and use all other reasonable efforts to ensure that the Closing may be consummated as contemplated by this Agreement and as timely as reasonably practicable. The Parties shall, however, not be under any obligation to litigate the matter before a court.

(e)	If any obligations, conditions, other agreements or measures are required by any competent authority as a condition to the clearance of the transactions contemplated hereby, the Parties shall discuss in good faith whether and how the transactions contemplated by this Agreement could be consummated in light of any decision by a competent authority after the Closing Date prohibiting any transaction contemplated hereby or whether any amendment of this Agreement shall be agreed.
SECTION 10. CLAIMS AGAINST SELLERS
After the Closing, Purchaser shall use its shareholder rights (to the extent permitted under applicable law) so as to cause the Company not to exercise any claims against Sellers or Sellers’ Affiliates (i) on the basis or in connection with the Sellers’ capacity as former shareholders of the Company or (ii) on other grounds other than those listed in Exhibit 10 (the claims in (i) and (ii) are the “Claims against Sellers”). Furthermore, Purchaser shall, as long as it holds shares in the Company, vote against shareholders resolutions of the Company according to which the Company will make any Claims against Sellers or Sellers’ Affiliates. Purchaser’s obligations in this Section 10 shall not apply if and to the extent that Purchaser’s compliance with those obligations may cause that Purchaser or any of Purchaser’s Affiliates or directors or representatives is reasonably likely to become liable to the Company or any third party based on actions that would have to be taken under this Section 10.

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SECTION 11. BALANCING OF POST-CLOSING PAYMENTS
(a)	If a Seller or a Seller’s Affiliate makes after the Closing a payment to the Company in order to settle a claim of the Company arising from a violation of corporate laws against that Seller or that Seller’s Affiliate that occurred (i) prior to or at the Closing Date in relation to the Silicon Supply Agreement, including, for the avoidance of doubt, the amendment thereto to be entered into under this Agreement and the Existing License Agreements, including, for the avoidance of doubt, the New License Agreements, and (ii) prior to the date hereof in relation to any other transactions, e.g. due to a violation of Section 57 AktG (such amount paid to the Company the “Repayment Amount”), excluding, for the avoidance of doubt, the Sellers’ Cash Contribution, Purchaser shall, after a Liquidity Event, pay to such Seller or such Seller’s Affiliate an amount equal to the Net Advantages.

(b)	The “Net Advantages” shall be an amount equal to the Repayment Amount less an amount equal to all Tax Disadvantages of the Company triggered by the Company’s receipt of the Repayment Amount (such net amount the “Net Repayment Amount”) plus 12% interest p.a. on the Net Repayment Amount (calculated on such portion payable to the Seller or the Seller’s Affiliate and calculated since the actual receipt of the Repayment Amount by the Company up to the payment by Purchaser to the Seller or the Seller’s Affiliate).

(c)	“Tax Disadvantages” shall be any Taxes payable by the Company on the Repayment Amount and any other Tax disadvantage (i.e. a reduction of loss carry forwards) of the Company triggered by the receipt of the Repayment Amount. “Tax” or “Taxes” shall mean any tax within the meaning of Section 3 German Tax Code (Abgabenordnung) (Steuern und steuerliche Nebenleistungen) or equivalent tax under the laws of any other jurisdiction (including any withholding tax on amounts paid to any person), together with any interest, penalty or addition thereto any secondary liability (Haftung) for Tax, any contribution (Beitrag), special levy (Sonderabgabe) or fee (Gebühr) charged by a federal regional or municipal authority and social security contributions.

(d)	A “Liquidity Event” shall be an event where Purchaser receives, or Purchaser’s Affiliates receive (i) from the Company dividends, (ii) proceeds from the sale of shares in the Company or the share in Purchaser, (iii) proceeds from a (partial) initial public offering of the shares in the Company, or (iv) proceeds from any other transaction which is economically equivalent to the transactions in (i) through (iii).

(e)	The payment obligation of Purchaser under Section 11(a) shall become due if a Liquidity Event occurs, but then only to the extent Purchaser or Purchaser’s Affiliates receive Free Net Proceeds. To the extent that the Free Net Proceeds are not sufficient to fully make the payment under Section 11(a) to the respective Seller or the respective Seller’s Affiliate, the remainder owed to such Seller or to such Seller’s Affiliate shall be paid to such Seller or such Seller’s Affiliate from the Free Net Proceeds received by Purchaser or Purchaser’s Affiliates from the next Liquidity Event. If more than one Seller, including Sellers’ Affiliates, has a claim against Purchaser under Section 11(a) and if the Free Net Proceeds from a Liquidity Event are not sufficient to fully make the payments under Section 11(a) to all such Sellers and/or such Sellers’ Affiliates, Purchaser shall use the Free Net Proceeds from this Liquidity Event to make the payments to the Sellers and/or to the Sellers’ Affiliates pro rata in

32

relation of the amounts of the claims of the Sellers and/or of the Sellers’ Affiliates then pending against Purchaser under Section 11(a). For the avoidance of doubt, the Free Net Proceeds shall be applied in the following order of priority: first to Sellers or Sellers’ Affiliates up to the total amounts owed by Purchaser under Section 11(a); and second to the Purchaser or the Purchaser’s Affiliates.
(f)	“Net Proceeds” are all payments which Purchaser or any Affiliate of Purchaser receives in a Liquidity Event net of any Taxes payable by Purchaser or withheld by the Company regarding such payments to the extent not refunded to Purchaser or Purchaser’s Affiliates.

(g)	“Free Net Proceeds” are Net Proceeds which Purchaser or any Affiliate of Purchaser is not contractually restricted under existing or future financing agreements entered into with third parties in connection (i) with the financing or refinancing of this Transaction or (ii) with any further financing raising of the Company, Purchaser or any Affiliate of the Company or Purchaser, to use to pay to Sellers or Sellers’ Affiliates the amounts owed to Sellers or Sellers’ Affiliates under Section 11(a).

(h)	If and to the extent, after Sellers’ or Sellers’ Affiliates’ claims under Section 11(a) have been satisfied, the limited partners of Ventizz Capital Fund IV LP as indirect stakeholders in Purchaser receive from one or more Liquidity Events a return on their total investment (including any transaction costs relating to such investment) in Purchaser and the Company (including any future investments) equalling an internal rate of return (IRR) of at least 40% (the “Minimum Return”), Purchaser shall pay to Sellers an amount equal to the difference between (i) the Repayment Amount and (ii) the Net Repayment Amount plus 12% interest p.a. on such difference (calculated since the actual receipt of the Repayment Amount by the Company up to the payment of such difference by Purchaser to Sellers or Sellers’ Affiliates), provided that the obligation in this Section 11(h) shall only apply if there are sufficient Free Net Proceeds to make such payment and further provided that such payment shall only be made if and to the extent such payment is possible from Free Net Proceeds exceeding the Minimum Return.

(i)	Purchaser will inform Sellers within reasonable time in case a Liquidity Event has occurred and will give access to Sellers or Sellers’ Affiliates and their representatives and advisors, upon reasonable request, to any information, management or employees to the extent necessary in connection with Sellers’ or Sellers’ Affiliates’ rights under this Section 11, provided that each representative and advisor shall be subject to a professional duty of confidentiality or a contractual duty of confidentiality in relation to Purchaser.
SECTION 12. PUBLIC ANNOUNCEMENTS, DISCLOSURE, CONFIDENTIALITY
Neither Party shall make any press release or similar public announcement with respect to this Agreement, and each Party shall keep confidential and not disclose to any third party the contents of this Agreement and any confidential information regarding the other Party disclosed to it in connection with this Agreement or its implementation, except as expressly

33

agreed upon with the other Party and except as may be required in order to comply with the requirements of any applicable laws or the rules and regulations of any stock exchange.
SECTION 13. MISCELLANEOUS
13.1	Interest
In the event that a Party is in default (Verzug) with payments under this Agreement, it shall pay default interest at a rate of EURIBOR plus 4% per annum from the date of default until the date when the overdue amount is paid (calculated daily on the basis of a year of 365 days and payable at the same time as the payment to which it relates). The right to claim further interest damages, if any, shall remain unaffected.
13.2	Costs and Expenses

(a)	All transfer taxes (including real estate transfer taxes), stamp duties, fees, registration duties or other charges in connection with any regulatory requirements (including merger control and AWV proceedings) and other charges and costs payable in connection with the execution of this Agreement and the implementation of the transactions contemplated hereby shall be borne by Purchaser.

(b)	Each Party shall pay its own expenses, including the costs of its advisors, incurred in connection with this Agreement.

13.3	Notices
All notices under this Agreement must be in writing and will be deemed to have been duly given when
(a)	delivered by hand (with written confirmation of receipt);

(b)	sent by telefax; or

(c)	by courier or registered mail (return receipt requested);
in each case to the appropriate addresses and telefax numbers set forth in Exhibit 13.3 (or to such other addresses and telefax numbers as a Party may designate by notice to the other Party). The delivery of the notices to the legal counsel shall not substitute the delivery to the respective Party, unless expressly agreed in this Agreement.
13.4	Entire Agreement; Amendments and Waivers

(a)	This Agreement (including all Exhibits hereto) contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto.

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(b)	Any provision of this Agreement (including this Section 13.4) may be amended or waived only if such amendment or waiver is (i) by written agreement executed by all Parties and explicitly refers to this Agreement or (ii) by notarized deed, if required by law.

13.5	Assignments, Third Parties

(a)	Neither Party may assign any of its claims or rights under this Agreement without the prior consent of the respective other Parties, except for the assignment of any claims and rights under this Agreement by Purchaser for security purposes to certain banks and other financing sources providing financing to (i) Purchaser, (ii) any Purchaser’s Affiliate, or (iii) to the Company in connection with the financing of the Transaction or the refinancing of such financing (any such assignment a “Security Assignment”). The Parties are in agreement that any Security Assignment shall be permitted and does not require any further consent of any other Party.

(b)	Except as expressly set forth in this Agreement, this Agreement shall not grant any rights to, and is not intended to operate for the benefit of, any third parties (including the Company), unless otherwise explicitly provided for herein.

13.6	Set-off and Retention
Except as expressly set forth in this Agreement, no Party shall be entitled to any set-off (Aufrechnung) or retention (Zurückbehaltung) with respect to any rights or claims under this Agreement unless the right or claim of the Party claiming a right of set-off or retention has been acknowledged in writing by the respective other Party or has been confirmed by a final decision of a competent court.
13.7	Further Assurances
Each Party agrees and shall ensure that neither such Party nor any of its Affiliates will, prior to Closing, enter into any transaction, which may prevent, delay or interfere with the consummation of the transactions contemplated by this Agreement.
13.8	Several Debtors
If and to the extent Seller 1, Seller 2 and Seller 3 can be held liable under this Agreement, they shall be liable as several debtors (Teilschuldner) only and not as joint and several debtors (Gesamtschuldner).
13.9	Designee
Purchaser shall have the right to designate, before the Closing Date, an acquiring company (“Designee”) that it controls directly or indirectly or that is controlled directly or indirectly by a direct or indirect shareholder of Purchaser to assume all or parts of Purchaser’s rights and obligations arising from or in connection with this Agreement, provided that Purchaser notifies Sellers in writing of the name of the Designee at least 5 Business Days prior to the

35

Closing Date. In such case, the Designee shall succeed Purchaser in such rights and obligations arising from or in connection with this Agreement including statutory rights and obligations, rights and obligations pursuant to the rules of culpa in contrahendo and accessory rights and obligations (Vertragsübernahme), provided that the Designee and Purchaser shall remain joint and several liable towards the Sellers for all obligations of Purchaser under or in connection with this Agreement, such succession and assumption becoming effective on the date Purchaser and the Designee submit to Sellers a written deed of accession, substantially in the form as attached as Exhibit 13.9. The other Parties hereby accept such assumption and transfer of rights and obligations.
13.10	Severability
Should any provision of this Agreement, or any provision incorporated into this Agreement in the future, be or become invalid or unenforceable, the validity or enforceability of the other provisions of this Agreement shall not be affected thereby. The invalid or unenforceable provision shall be deemed to be substituted by a suitable and equitable provision which, to the extent legally permissible, comes as close as possible to the intent and purpose of the invalid or unenforceable provision. The same shall apply: (i) if the Parties have, unintentionally, failed to address a certain matter in this Agreement (Regelungslücke); in this case a suitable and equitable provision shall, to the extent legally permissible, be deemed to have been agreed upon which comes as close as possible to what the Parties, in the light of the intent and purpose of this Agreement, would have agreed upon if they had considered the matter; or (ii) if any provision of this Agreement is invalid because of the scope of any time period or performance stipulated herein; in this case a legally permissible time period or performance shall, to the extent legally permissible, be deemed to have been agreed which comes as close as possible to the stipulated time period or performance.
13.11	Interpretation
Terms to which a German translation has been added shall be interpreted throughout this Agreement according to the meaning assigned to them by the German translation. In this Agreement, the term “including” shall mean including without limitation.
SECTION 14. GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS
14.1	Governing Law
This Agreement shall be subject to and governed by the laws of the Federal Republic of Germany (excluding its conflict of laws rules). The United Nations Convention on Contracts for the International Sale of Goods (CISG) shall not apply.
14.2	Jurisdiction
The courts of Frankfurt am Main, Germany, shall have the exclusive jurisdiction for all disputes arising out of or in connection with this Agreement.

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14.3	Service of Process

(a)	Purchaser hereby appoints Latham & Watkins LLP, Maximilianstrasse 11, 80539 Munich, Germany, to the attention of Stefan Süß and Volkmar Bruckner, as its agent for service of process (Zustellungsbevollmächtigter) for all legal proceedings involving Purchaser arising out of or in connection with this Agreement. This appointment shall only terminate upon the appointment of another agent for service of process domiciled in Germany. Purchaser shall promptly after the date hereof and upon the appointment of any new agent for service of process (as the case may be) issue to the agent a written power of attorney (Vollmachtsurkunde) and shall irrevocably instruct the agent to submit such deed in connection with any service of process under this Agreement.

(b)	Each of Seller 2 and Seller 3 hereby appoints Heymann & Partner Rechtsanwälte, Taunusanlage 1, 60329 Frankfurt am Main, Germany, to the attention of Dr. Henning Bloss, as its agent for service of process (Zustellungsbevollmächtigter) for all legal proceedings involving Purchaser arising out of or in connection with this Agreement. This appointment shall only terminate upon the appointment of another agent for service of process domiciled in Germany. Each of Seller 2 and Seller 3 shall promptly after the date hereof and upon the appointment of any new agent for service of process (as the case may be) issue to the agent a written power of attorney (Vollmachtsurkunde) and shall irrevocably instruct the agent to submit such deed in connection with any service of process under this Agreement.
***

37

Q-Cells SE
Frankfurt, March 22, 2010
Place, Date

/s/ Daniel Jamin
Name:	Daniel Jamin (based on Power of Attorney dated 18 Feb 2010)
Title:	Attorney at Law

Renewable Energy Corporation ASA
Frankfurt, March 22, 2010
Place, Date

/s/ Eva Prinz
Name:	Eva Prinz, based on Power of Attorney dated 11 March 2010
Title:	Attorney at Law

Evergreen Solar, Inc.
Frankfurt, March 22, 2010
Place, Date

/s/ Henning Bloss
Name:	Henning Bloss (based on Power of Attorney dated 24 Feb 2010)
Title:	Attorney at Law

Rolling Hills S.à r.l.
Frankfurt, March 23, 2010
Place, Date

/s/ Malte Iversen
Name:	Malte Iversen, based on Power of Attorney dated 8 March 2010
Title:	Attorney at Law

Draft Term Sheet String Ribbon License Agreement Evergreen — Exhibit A
String Ribbon Royalty with Sovello
Non-binding overview of principals
In the context of the envisaged sale and transfer of all shares in Sovello AG (“Sovello”) to [LuxCo] (the “Transaction”) by the current shareholders of Sovello, including Evergreen Solar, Inc. (“Evergreen”), the parties to this Term Sheet intend to replace the existing Quad-technology license agreement dated 6 October 2008 and the Gemini technology license agreement dated 29 September 2006 (as amended, in each case, from time to time, the “QLA” and the “LTTA’’) by way of entering into new license agreements, which are an integral part of the Transaction.
In order to facilitate and support the Transaction, and in consideration for the rights and benefits granted to Evergreen pursuant to this Term Sheet — in particular, the sharing of Sovello’s technology advancements with Evergreen as set out in no. 9 below, the reduction of the license scope to the currently installed capacity in Thalheim and the discontinuation of Evergreen’s obligation to share technology advancements with Sovello — Evergreen is willing to reduce the current level of the Gemini payments under the QLA and LTTA.
Further, by way of entering into the Transaction, Evergreen intends to avoid an insolvency of Sovello (in which case Sovello would be entitled to use the technology for another year for the same payments made over the past 12 months), with the result that Sovello will be able to settle outstanding royalty payments under the QLA and LTTA. To the extent the reduction of royalty claims is not outweighed by the rights and benefits received by Evergreen, Evergreen’s entering into this Term Sheet and the subsequent documentation shall constitute a contribution to Sovello’s capital reserves.
1.	String Ribbon Production on Gemini and Quad:
Effective as of Jan 1st 2010, Evergreen will provide a license for String Ribbon production in Thalheim capped at the existing number of Gemini and Quad String Ribbon furnaces, plus 20% additional Gemini and/or Quad furnaces, strictly to balance capacities of Sovello 1, 2 and 3. These additional furnaces must be installed in Thalheim and the Wafers produced must be converted into Cells in Thalheim. Beyond this added capacity, Sovello would only be allowed to expand its Quad and Gemini furnace capacity in accordance with the terms set out below in paragraph 7.
2.	Royalty Rate:
The Royalty Rate would not be subject to renegotiation at any time and would be independent of Sovello’s actual production levels, within the capacity constraints listed above. The royalty will be payable in [****] installments. Payments would be due on the [****] day of each [****]. The annual amounts are listed in the table below.

Draft Term Sheet String Ribbon License Agreement Evergreen — Exhibit A

2010	*	$2,000,000
2011		$2,500,000
2012		$2,500,000

‘* including all royalty obligations since Jan 1st 2010
For 2010, Sovello will be permitted to make its first and second [****] payments, $1,000,000 in total, on May 15, 2010.
If Sovello expands its Gemini and Quad capacity by more than 10% in Thalheim to a maximum of 20% additional capacity, the fixed royalty fee will increase by $500,000 (annualized). The increased royalty will begin the quarter after the additional furnaces are installed. From 1.1.2013 Sovello can continue to use the existing capacity including any installed additional capacity (as defined above) that occurred prior to 1.1.2013 without royalty in perpetuity.
3.	Documentation:
Evergreen and Sovello will agree on a complete documentation list which is in fulfillment of applicable laws and both Parties will contribute to its completion prior to the signing of the license agreements. To fulfill Evergreen’s requirements for this documentation package, Evergreen will provide all drawings and documentation for consumable parts, all operating and maintenance manuals and all machine drawings and schematic diagrams required to operate, maintain and repair the furnaces. Evergreen will also provide documentation reasonably required by Sovello, to the extent not included above, for Sovello to comply with applicable laws; provided Evergreen has such documentation. Regardless of the above, Evergreen will not provide the source code for the operation of the Gemini or Quad systems. Evergreen’s portion of the complete package will be delivered at closing or if agreed otherwise partially or in full at an agreed date thereafter. Once Evergreen’s portion of the complete package is provided, Sovello will acknowledge its completeness in writing.
4.	Technology Support:
Evergreen will provide support for the Gemini and Quad technology upon request of Sovello with reasonable notice and at standard commercial rates for time, materials and expenses.
5.	Future Technology Development:
Outside its agreement to negotiate in good faith any future license arrangements with Sovello, as outlined below, Evergreen is under no obligations to share any technology improvements with Sovello.
Sovello is free to develop and enhance the technology. [****]. However, for [****] following the signing of the license agreement, Sovello cannot block Evergreen from commercializing commercial improvements on String Ribbon (for clarity String Ribbon is to only include technology associated with production of Wafers, not Cells or Panels),

Draft Term Sheet String Ribbon License Agreement Evergreen — Exhibit A
even advancements Sovello makes. For a period of [****] following the signing of the license agreement, Sovello must grant and agree to grant Evergreen a world-wide, perpetual, irrevocable, fully paid-up, royalty-free, fully sublicensable, license to such String Ribbon intellectual property rights to make, use, sell, offer for sale, import or otherwise commercialize Wafers. [****].
6.	Sublicense Rights
Sovello would not have any sublicense rights for the IP licensed from Evergreen. However the granted license will be transferable to any Qualified Affiliate (as defined in the Quad License Agreement), that become the operating arm of the Thalheim manufacturing location.
7.	Future licensing of String Ribbon Technology:
Should Sovello or a Qualified Affiliate of Sovello desire to expand their capacity on Gemini and Quad, above the volumes in Thalheim as outlined above, Evergreen agrees to negotiate in good faith an arms-length, market based commercial license with Sovello. However if Evergreen and Sovello are unable to come to terms on a license agreement within [****], either Party would then be free to terminate the negotiations.
8.	Single and Sole Source Vendors
For a period of [****] from the signing of this agreement, neither Party will prohibit currently existing sole and single source vendors from supplying the other party with materials. Specifically, Evergreen will not prohibit [****] (String), [****] (furnaces) and any other current single source vendor from supplying Sovello with products it requires for its production requirements. Sovello will not, however, have the right to unrestricted access to [****] and [****] and will not be allowed to form direct supply agreements with them. Sovello will have the right to unrestricted access, including but not limited to direct supply agreements, to all other current single and sole source vendors. This [****] period will be extended for an additional [****] period if any of the initial restricted vendors listed are sole source vendors when the first [****] period expires.
9.	Technology Sharing:
Sovello will agree to share certain technology advancements (namely: [****]) as implemented in production by the closing date of this agreement. Evergreen will acquire full rights to make, use, have made, sublicense, etc., these technology advancements without royalty payments in perpetuity. Once Sovello has provided the above listed technology advancements, Evergreen will acknowledge the completion of this Technology Sharing in writing.

Draft Term Sheet String Ribbon License Agreement Evergreen — Exhibit A
We agree to this non-binding overview of principals as basis for a new license agreement between Evergreen and Sovello replacing the existing QLA and LTTA unless otherwise stated.

Thalheim, 18-3-2010	Marlboro, March 3, 2010

/s/ Ted Scheidegger	/s/ Richard G. Chleboski
Sovello AG	Evergreen Solar Inc.

Exhibit B
Bank Debt currently outstanding under the Loan Agreement
Loan Agreement dated April 30, 2007 incl. amendments dated May 22, 2007 and September 1, 2008

		repayment	amount	accrued interests
	amount on Jan.	February by	currently	****)
	31, 2010	Shareholders *)	outstanding	(Feb 28, 2010)
Tranche A	37.500.000,00	-10.220.261,31	27.279.738,69	69.836,13
Tranche B **)	5.786.306,29	-3.841.436,42	1.944.869,87	4.978,87
Tranche C	0,00		0,00	0,00
Tranche D	25.000.000,00	-6.813.507,54	18.186.492,46	46.557,42
Interest rate swap ***)				318.209,10

Total	68.286.306,29	-20.875.205,27	47.411.101,02	439.581,52

*)	According to bank confirmation Shareholders’ payments were used for loan redemptions (EUR 20.875.205,27) and interest payments (EUR 509.696,76).

**)	Regarding Tranche B Q-Cells SE and REC ASA have made a payment as security for Evergreen (EUR 1.942.451,02). Therefore, Tranche B was not yet formally reduced.

***)	The interest rate swap is a fixed-for-floating rate swap and refers to Tranche A. The swap was terminated by the Syndicated Banks together with the Loan Agreement in January 2010.

****)	Interest incurred until closing date must be calculated at closing.

Exhibit C - a

Sovello AG
Income Statement		Actual	Actual	Act	Act											2010					2011				Schedule C -a
IFRS		2008	2009	Jan 10	Feb 10	Mrz 10	Apr 10	Mai 10	Jun 10	Jul 10	Aug 10	Sep 10	Okt 10	Nov 10	Dez 10	Q1 10	Q2 10	Q3 10	Q4 10	2010	Q1 11	Q2 11	Q3 11	Q4 11	2011	2012

TOTAL Sales Revenue	K EUR	219.297	111.731	10.293	12.342	20.750	19.584	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

TOTAL COGS	K EUR	167.242	127.318	10.789	14.545	19.838	18.694	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

GROSS PROFIT	K EUR	52.054	-15.588	-496	-2.203	912	890	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Gross Margin	%	23,7%	-14,0%	-4.8%	-17.8%	4.4%	4.5%	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

General & Administrative Expense*)	K EUR	9.846	9.489	653	726	819	819	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Selling expenses	K EUR	5.886	4.078	246	363	509	513	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

R&D Expenses	K EUR	1.401	3.705	322	299	640	640	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Projekt Cost SV3	K EUR	4.309	14.226	0	0	0	0	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Total operating expenses	K EUR	21.442	31.499	1.221	1.388	1.968	1.973	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

EBIT	K EUR	30.612	-47.087	-1.717	-3.591	-1.056	-1.083	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

EBIT Ratio	%	14,0%	-42,1%	-16.7%	-29.1%	-5.1%	-5.5%	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Financial result	K EUR	8.865	16.104	2.152	1.890	1.146	415	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

EBT	K EUR	21.747	-63.191	-3.870	-5.480	-2.202	-1.497	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Income Tax expenses (23%)	K EUR	4.363	-312	-98	-33	0	0	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]					[****]

Net Income	K EUR	17.384	-62.879	-3.772	-5.447	-2.202	-1.497	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Net Income Ratio		8%	-56%	-37%	-44%	-11%	-8%	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
EBITDA	K EUR	46.427	-24.368	830	-1.026	1.618	1.855	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
EBITDA Ratio	%	21,2%	-21,8%	8,1%	-8,3%	7.8%	9.5%	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Production Volume	KWp	84.874	58.261	8.814	7.952	9.847	11.620	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Sales Volume	KWp	81.591	57.139	6.111	7.104	12.500	12.800	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Sales price	EUR/Wp	2,61	1,92	1,68	1,68	1,68	1,53	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Total COGS	EUR/Wp	2,05	2,23	1,77	2,05	1,59	1,46	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Total OpExpenses	EUR/Wp	0,26	0,55	0,20	0,20	0,16	0,15	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Factory yield (running lines)%		73,94%	71,07%	71,8%	73,9%	72.0%	77.3%	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Cell efficiency (running lines)%		14,86%	15,07%	15,3%	15,3%	15.3%	15.4%	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Sovello AG
vertraulich/confidential

Exhibit C - b

Sovello AG
Balance Sheet	Actual	Actual	Act	Act																				Schedule C - b
IFRS	2008	2009	Jan 10	Feb 10	Mrz 10	Apr 10	Mai 10	Jun 10	Jul 10	Aug 10	Sep 10	Okt 10	Nov 10	Dez 10	Q1 10	Q2 10	Q3 10	Q4 10	2010	Q1 11	Q2 11	Q3 11	Q4 11	2011	2012

Cash and cash equivalents	11.525	24.267	20.990	16.358	7.879	17.304	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
thereof restricted		2.778	4.061	3.821	3.821	—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Accounts receivable net of Factoring	48.858	10.320	13.868	14.035	28.210	32.081	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Grants receivable	37.731	14.027	14.061	14.120	14.355	14.555	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Inventories	32.219	35.574	40.369	41.530	38.309	36.539	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Other assets	19.138	5.081	2.672	4.775	4.775	3.075	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Total current assets	137.946	65.002	70.970	74.460	85.649	86.251	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Total Fixed Assets - net	260.794	268.992	266.328	264.348	263.461	264.448	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

upfront for silicon (spec res + amort)	56.880	40.026	37.461	37.357	37.020	36.657	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Total Assets	467.145	398.287	395.748	392.522	394.010	404.659	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Liabilities and Shareholders’ Equity
Liabilities
Account payable	26.744	20.423	19.682	19.075	22.066	21.585	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Interest liability shareholders	—	9.368	10.234	11.084	11.898	0	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Bank loan grants SV1+2	27.500	—	—	—	—	—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Bank loan grants SV 3	6.000	5.786	5.786	1.945	1.945	—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
ST borrowings — banks	—	—	—	—	—	15.000	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
IB loan		—	—	—	—	10.000	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Accrued warranty	1.960	1.985	2.020	2.043	2.198	2.345	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Accruals & Other liabilities	17.425	23.378	24.187	25.423	25.479	9.641	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Short term debt	79.629	60.940	61.909	59.570	63.586	58.571	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Grants Special item	66.026	63.317	63.351	63.410	63.645	63.845	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Grants amortization	(12.568)	(16.525)	(17.123)	(17.745)	(18.307)	(18.893)	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Grants (net of amortization)	53.458	46.792	46.228	45.665	45.338	44.953	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

LT borrowings - shareholder SV1/2	90.000	90.000	90.000	90.000	90.000	—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
LT borrowings - banks SV1/2	52.500	37.500	—	—	—	—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
LT borrowings - shareholder SV3	36.762	35.084	35.917	36.354	36.354	0	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
LT borrowings - banks SV3	35.000	25.000	62.500	45.466	45.466	—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
LT borrowings - shareholder Bridge	—	15.000	15.000	15.000	15.000	—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
LT borrowings - shareholder WC	12.000	24.000	24.000	24.000	24.000	—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Long-term debt	226.262	226.584	227.417	210.820	210.820	0	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Shareholders’ Equity
Common stock	480	480	480	480	480	480	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
APIC — common stock + OCI	90.627	109.127	109.127	130.512	130.512	358.879	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
OCI	(883)	(330)	(336)	—	—	—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Retained Earnings	188	17.572	(45.306)	(49.078)	(54.525)	(56.726)	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Net Income	17.384	(62.879)	(3.772)	(5.447)	(2.202)	(1.497)	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Total Shareholders’ Equity	107.796	63.971	60.193	76.467	74.266	301.136	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Liabilities and Shareholders’ Equity	467.145	398.288	395.748	395.522	394.010	404.660	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Sovello AG
vertraulich/confidential

Exhibit C - c

Sovello AG	Actual	Actual	Act	Act																				Schedule C - c
Statement of Cash Flows	2008	2009	Jan 10	Feb 10	Mrz 10	Apr 10	Mai 10	Jun 10	Jul 10	Aug 10	Sep 10	Okt 10	Nov 10	Dez 10	Q1 10	Q2 10	Q3 10	Q4 10	2010	Q1 11	Q2 11	Q3 11	Q4 11	2011	2012

Net Income IFRS	17.384	-62.879	-3.772	-5.447	-2.202	-1.497	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Changes in Operating Assets and Liabilities
Depreciation	22.376	29.618	3.145	3.186	3.236	3.523	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Amortization Grants	-6.564	-6.900	-598	-622	-562	-586	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Non-Cash items	1.342	14.756	1.733	1.383	0	0	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Amortization/Change prepayment Silicon	0	16.061	2.565	104	337	363	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Inventories	-10.125	-3.355	-4.795	-1.161	3.221	1.770	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Accounts Receivable & other assets	-26.676	45.491	-1.172	-2.329	-14.410	-2.372	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Accounts payable & other liabilities	16.752	1.611	1.054	1.495	3.402	-2.684	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Net Cash provided by Operating Activities	14.488,9	34.403	-1.840	-3.391	-6.978	-1.483	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Cash Flow from Investing Activities:
Grants received	0	30.566	0								[****]				[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Grant repayments (incl. Interest)		0	0	0	0	-11.693	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]					[****]
Change investment liability		-8.293	-957	-545	850	-1.594	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Capital Spendings (additions fixed asset schedule)	-104.714	-37.818	-481	-1.206	-2.350	-4.509	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Silicon Prepayment	7.090	1.226													[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Net Cash used for Investing Activities	-97.624	-14.319	-1.438	-1.751	-1.500	-17.797	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Cash Flows from Financing Activities:
Waiver shareholder loans (incl. Interests)	0	0	0	0	0	177.252	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Waiver Borrowing SH SV1 & SV2	0	0	0	0	0	-90.000	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Borrowing banks SV1 & SV2	-30.000	-15.000	0	0	0	0	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Waiver Borrowing SH SV3	34.817	15.026	0	0	0	-63.252	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Waiver Borrowing SH W/C	12.005	11.996	0	0	0	-24.000	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Borrowing banks Tranche A/D	35.000	-10.000	0	-17.034	0	-45.466	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Financing fees	-724		0												[****]	[****]	[****]	[****]	[****]					[****]	[****]
Bridge Financing Grants / Tranche B	6.000	-27.714	0	-3.841	0	-1.945	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Bank loan (remaining 15 MIO €)	0	0	0	0	0	15.000	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
IB loan		0	0	0	0	10.000	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Seller’s Cash Contribution (Equity)		18.500	0	21.385	0	11.115	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Purchaser’s Cash Contribution (Equity)						40.000									[****]	[****]	[****]	[****]	[****]
Factoring		0	0	0	0	0	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Financing fees / IPO Proceeds (net)		-150	0												[****]	[****]	[****]	[****]	[****]

Net Cash provided by Financing Activities	57.098	-7.342	0	510	0	28.704	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Net Increase (Decrease) in Cash & Equivalents	-26.037	12.742	-3.278	-4.632	-8.478	9.425	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Cash & Equivalents, at Beginning of Period	37.563	11.525	24.267	20.990	16.358	7.879	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Cash & Equivalents, at End of Period	11.525	24.267	20.990	16.358	7.879	17.304	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Sovello AG
vertraulich/confidential

Exhibit C - d

																							Exhibit C d
	Budget	Budget	Budget	Budget	Budget	Budget	Budget	Budget	Budget	Budget	Budget	Budget	Budget	Budget	Budget	Budget	Budget	Budget	Budget	Budget	Budget	Budget	Budget
	Jan 10	Feb 10	Mrz 10	Apr 10	Mai 10	Jun 10	Jul 10	Aug 10	Sep 10	Okt 10	Nov 10	Dez 10	Q1 10	Q2 10	Q3 10	Q4 10	2010	Q1 11	Q2 11	Q3 11	Q4 11	2011	2012
Assumptions REC polysilicon
quantity REC *)	60,0	60,0	72,0	60,0	[****]	[****]	[****]						[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

quantity 2010: first 190 MT	60,0	60,0	70,0										[****]	[****]	[****]	[****]	[****]					[****]
quantity 2010: > 190 MT			2,0	60,0	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]					[****]
Silicon Price 2010: first 190 MT	50,00	50,00	50,00	50,00	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Silicon Price 2010: > 190 MT	55,00	55,00	55,00	55,00	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Silicon Price 2010:	50,00	50,00	50,14	55,00	[****]	[****]	[****]						[****]	[****]	[****]		[****]
Silicon Price 2011 **):																		[****]	[****]	[****]	[****]	[****]
Silicon Price 2012 **):																							[****]
without crushing/transportation and amortization sign on fee

*)	assumption: confirmed delivery schedule for 2010 (dated Jan. 14, 2010), volumes 2011-12 as discussed in Sellers/Purchaser/Sovello conference call on Feb. 19, 2010

**)	assumption: price according to schedule 6.1 ( c ) Siliocn Supply Agreement, actual prices may differ according to price adjustment mechanism in schedule 6

Sovello AG
vertraulich/confidential

Exhibit C - e
Sovello AG

		Mrz 10	Mrz 10	Mrz 10	Apr 10	Apr 10	Apr 10	Apr 10
		1	2	3	4	5	6	7
		Plan	Plan	Plan	Plan	Plan	Plan	Plan
Liquidity Forecast	Calendar week	11	12	13	14	15	16	17
EUR million	from	15.03.2010	22.03.2010	29.03.2010	05.04.2010	12.04.2010	19.04.2010	26.04.2010
Status 15.03.2010	until	21.03.2010	28.03.2010	04.04.2010	11.04.2010	18.04.2010	25.04.2010	02.05.2010

+ Receipts from Accounts Receivables *)		3,1	2,5	1,6	4,1	3,2	1,2	0,2
+ Expected receipts from Sales Forecast		0,0	0,0	0,0	1,0	4,2	4,6	3,4
+ Received prepayments
+ Payment charges for VAT		0,0	0,0	0,0	2,0	0,0	0,0	0,0
+ Receipts from short-term work remittances		0,0	0,0	0,0	0,0	0,0	0,0	0,0
+ Other payment receipts		0,0	0,0	0,0	0,0	0,0	0,5	0,0
- Disbursements for creditors material/services *)		-3,3	-3,0	-3,1	-2,8	-4,0	-0,4	-0,6
- Expected disbursements material/services		0,0	0,0	0,0	0,0	-1,0	-3,1	-2,0
- Payroll		0,0	-0,9	-2,6	-0,3	0,0	-0,9	-4,0
- Income tax							-3,0
- Disbursements for EUST (=import turnover tax)		-2,5	0,0	0,0	0,0	-3,3	0,0	0,0
- Interest payments		0,0	0,0	-0,8	0,0	-0,1	0,0	0,0
- Other disbursements			0,0	0,0	0,0	0,0	0,0	0,0

Cash flow from operating activities		2,8	-1,5	-4,8	4,0	-1,0	-1,1	-3,0

+ Receipts from asset disposal
+ Receipts/disbursements from investment subsidies					-3,4		-8,0
- Disbursements payables - Capex (Sovello Line 3)		-0,2	-0,7	-0,4	-0,8	-0,3	-0,6	0,0
- Expected disbursements for Capex (Sovello Line 3)		0,0	0,0	0,0	0,0	-0,5	-0,3	-4,3

Cash flow from investing activities		-0,2	-0,7	-0,4	-4,1	-0,8	-8,9	-4,3

+ Fresh Capital (payments seller)						9,2
+ Fresh Capital (payments shareholder Evergreen; oustanding)						1,9
+ Fresh Capital (purchaser)						40,0
+ Borrowing from banks (consortium)
+ New borrowing from banks (IB loan)						10,0
+ New borrowing from shareholders
- Loan repayments — banks consortium Tranche A/D						-30,5
- Loan repayments — banks consortium Tranche B (subsidies)						-1,9
- Loan repayments — shareholder
+ Moratorium for loan repayments - banks

Cash Flow from financing activities		0,0	0,0	0,0	0,0	28,7	0,0	0,0

Net Cash Flow		-2,9	-2,2	-5,2	-0,1	26,8	-10,0	-7,2

Opening balance liquid funds		18,2	15,2	13,1	7,8	7,7	34,5	24,5
Closing balance liquid funds		15,2	13,1	7,8	7,7	34,5	24,5	17,3

Credit line		0,0	0,0	0,0	0,0	0,0	0,0	0,0
Pledged deposits (subsidies)		-3,8	-3,8	-3,8	-3,8	-3,8	0,0	0,0

Disposable liquid assets		11,4	9,2	4,0	3,9	30,7	24,5	17,3

*)	thereof SPA Exhibit 4.4 (o) and 10 relevant payments

included receivable Evergreen mEUR	1,14
included receivable Evergreen mUSD	0,48
included liabilities Evergreen mEUR	-3,74
included liabilities Evergreen mUSD	-0,24
included receivable Q-Cells mEUR	0,03
included liabilities Q-Cells mEUR	-0,37

Exhibit D
Sellers’ Knowledge
Dr. Nedim Cen
Richard M. Feldt
Michael El-Hillow
Richard G. Chleboski
Terje Pilskog
John Andersen, Jr.

Exhibit E
Sovello AG
Shareholder Loans

						Interest	Accrued
						Rate	Interest as at
		Principal	Date of	Last	Term of	(% p.a.)	Feb 28, 2010
	Purpose	Amount	Contract	Amendment	the Loan	*	**	Maturity of Interests
Evergreen (all of the Loan Agreements were subject to a Subordination Agreement signed 1/5-Oct-09)	Investment Loan SV2	€30.000.000	25/30-Jan-07	16/18-Dec-09	30.06.2010	5,43	€1.900.500,00	due on the repayment of the principal amount
	Investment Loan SV3	$18.174.000	23/26-Jun-08	16/18-Dec-09	30.06.2010	6,71	$1.422.721,30	due on the repayment of the principal amount
	Working Capital Loan	$10.650.000	16/23-Jan-09	11-Dec-09	30.06.2010	6,00	$701.718,33	due on the repayment of the principal amount
	Bridge Loan	$6.700.000	31-Mar/2-Apr-09	16/18-Dec-09	30.06.2010	7,00	$427.311,08	due on the repayment of the principal amount

Q-Cells (all of the Loan Agreements were subject to a Subordination Agreement signed 29-Sep-09)	Investment Loan SV2	€30.000.000	25/30-Jan-07	16/29-Dec-09	30.06.2010	5,43	€1.900.500,00	due on the repayment of the principal amount
	Investment Loan SV3	€11.650.000	23-Jun-08	16/29-Dec-09	30.06.2010	6,71	€912.000,88	due on the repayment of the principal amount
	Working Capital Loan	€8.000.000	16-Jan/12-Feb-09	11/15-Dec-09	30.06.2010	6,00	€536.666,67	due on the repayment of the principal amount
	Bridge Loan	€5.000.000	26/31-Mar-09	16/29-Dec-09	30.06.2010	7,00	€321.805,59	due on the repayment of the principal amount

REC (all of the Loan Agreements were subject to a Subordination Agreement signed 30-Sep-09)	Investment Loan SV2	€30.000.000	25/29-Jan-07	16-Dec-09	30.06.2010	5,43	€1.900.500,00	due on the repayment of the principal amount
	Investment Loan SV3	€11.650.000	23/25-Jun-08	16-Dec-09	30.06.2010	6,71	€912.000,88	due on the repayment of the principal amount
	Working Capital Loan	€8.000.000	16/26-Jan-09	11/14-Dec-09	30.06.2010	6,00	€533.333,33	due on the repayment of the principal amount
	Bridge Loan	€5.000.000	30/31-Mar-09	16-Dec-09	30.06.2010	7,00	€292.638,92	due on the repayment of the principal amount

*	on a ‘30/360 days’ basis

**	has to be updated as at closing date

Exhibit 2.4(a)(i)
Niederschrift
Minutes

über die
auβerordentliche Hauptversammlung
der Sovello AG
of the
extraordinary general meeting
of Sovello AG

am 16. März 2010
in Frankfurt a.M.
held on 16 March 2010
in Frankfurt a.M.

I.
An der auβerordentlichen Hauptversammlung der Sovello AG, einer Aktiengesellschaft mit Sitz in BitterfeldWolfen, eingetragen im Handelsregister des Amtsgerichts Karlsruhe unter HRB 8253 (die ,,Gesellschaft“), nahmen die folgenden Personen teil:
At the extraordinary general meeting of Sovello AG, a German stock corporation with business seat in Bitterfeld-Wolfen, registered with the commercial register of the local court of Karlsruhe under HRB 8253 (the “Company”), the following persons were present:

1.	Vom Aufsichtsrat der Gesellschaft, der aus den folgenden neun Mitgliedern besteht
1.	from the supervisory board, which comprises of the following nine members

a)	Herr Richard M. Feldt,

b)	Herr Anton Milner,

c)	Herr Terje Pilskog,

d)	Herr Michael El-Hillow,

e)	Dr. Nedim Cen,

f)	Herr John Andersen, Jr.

g)	Frau Mandy Hildebrandt,

h)	Herr Norbert Krebs und

i)	Frau Sandra Seidewitz,

niemand;
a)	Mr. Richard M. Feldt,

b)	Mr. Anton Milner,

c)	Mr. Terje Pilskog,

d)	Mr. Michael El-Hillow,

e)	Dr. Nedim Cen,

f)	Mr. John Andersen, Jr.

g)	Mrs. Mandy Hildebrandt,

h)	Mr. Norbert Krebs and

i)	Mrs. Sandra Seidewitz,

nobody;

2.	vom Vorstand, bestehend aus
2.	from the management board, which comprises of the following members

a)	Dr. Theodor Scheidegger,

b)	Herr Hans-Jörg Axmann,
a)	Dr. Theodor Scheidegger,

b)	Mr. Hans-Jörg Axmann,

c)	Herr Jörg Baumheuer und

d)	Herr Christian Langen,

niemand;
c)	Mr. Jörg Baumheuer and

d)	Mr. Christian Langen,

nobody;

3.	die in dem als Anlage beigefügten Teilnehmerverzeichnis aufgeführten Aktionärsvertreter.
3.	the shareholders’ representatives pursuant to the list of participants, which is attached as Annex.

II.
Nachdem der Aufsichtsratsvorsitzende und die anderen Mitglieder des Aufsichtsrates als satzungsgemäβe Versammlungsleiter bei dieser Hauptversammlung nicht zur Verfügung standen, wählte die Hauptversammlung einstimmig Daniel Christoph Jamin zum Leiter der Hauptversammlung (nachfolgend der ,,Versammlungsleiter“). Der Versammlungsleiter stellte das Ergebnis dieser Wahl fest und verkündete es.
As the chairman of the supervisory board and the other members of the supervisory board, being the statutory chairperson to the general meeting were not present, the general meeting elected Daniel Christoph Jamin unanimously as chairman of the general meeting (hereinafter the “Chairman”). The Chairman stated the result of the election and announced it.

Sodann übernahm er den Vorsitz der Hauptsversammlung und eröffnete diese um 16:42 Uhr.
At 16:42 o’clock the Chairman took the chair and declared the general meeting open.

Der Versammlungsleiter wies zunächst auf Folgendes hin:
At first the chairman bespoke as follows:

Die Gesellschaft ist mit einem Grundkapital von EUR 480.000 ausgestattet, das in 480.000 Namensstückaktien eingeteilt ist.
The Company’s share capital amounts to EUR 480,000 which is divided into 480,000 registered non-par value shares.

Der Versammlungsleiter stellte sodann das Teilnehmerverzeichnis als richtig fest und unterzeichnete es. Die Aktionärsvertreterin hat ihre Berechtigung zur Teilnahme an der Hauptversammlung und zur Ausübung der Stimmrechte im Sinne der Satzung laut Feststellung des Versammlungsleiters ordnungsgemäβ nachgewiesen. Das Teilnehmerverzeichnis wurde für alle Teilnehmer der Hauptversammlung ausgelegt und blieb während der gesamten Dauer der Hauptversammlung einsehbar.
Then the Chairman confirmed that the list of participants is correct and signed it. According to the Chairman’s observation the shareholders’ representative proved her right to participate at the general meeting and her right to exercise the voting rights in accordance with the bylaws. The list of participants was laid out and has been available for inspection during the entire course of the general meeting.

Der Versammlungsleiter stellte weiter fest,
The Chairman further observed that

2

dass gemäβ dem Teilnehmerverzeichnis in dieser auβerordentlichen Hauptversammlung das gesamte stimmberechtigte Grundkapital der Gesellschaft (480.000 Aktien) vertreten ist (Vollversammlung) und dass es daher für die Beschlussfähigkeit der Hauptversammlung einer förmlichen Einberufung nicht bedurfte. Kein Aktionär erhob Widerspruch.
according to the list of participants the whole stated capital of the Company (480,000 shares) is present in the general meeting and therefore, no formal invitation to this extraordinary general meeting was necessary in order to reach the quorum. No shareholder challenged this observation.

Der Versammlungsleiter stellte weiter fest, dass die Mitglieder des Vorstands und die Mitglieder des Aufsichtsrats über den Zeitpunkt, den Ort und die Tagesordnung der Hauptversammlung benachrichtigt wurden und entschuldigt fehlen.
Further the Chairman observed that the members of the management board and the members of the supervisory board have been informed about time, place and agenda of the general meeting and are absent with valid excuse.

Die Aktionärsvertreterin verzichtete daraufhin vorsorglich auf die Einhaltung aller durch Gesetz oder Satzung für die Einberufung, Vorbereitung und Durchführung der Hauptversammlung statuierten Vorschriften über Formen, Fristen, Beschlussvorschläge, Berichte und Bekanntmachungen im Zusammenhang mit der hier zu erledigenden Tagesordnung sowie die Auslegung von Unterlagen in der Hauptversammlung und erkannte die Beschlussfähigkeit der auβerordentlichen Hauptversammlung in der Form einer Vollversammlung gemäβ § 121 Abs. 6 AktG an.
The shareholders’ representative waived all statutory or requirements under the Company’s articles of association regarding the convening, preparation, announcement and procedure of the general meeting in respect of form, notice periods, proposals, reports and announcements in connection with the matters specified in the agenda for this meeting and in respect of the form of documents in the general meeting and confirmed the quorum of the general meeting pursuant to section 121 (6) of the German Stock Corporations Act (AktG).

III.
Sodann stellte der Versammlungsleiter als einzigen Tagesordnungspunkt fest:
Thereupon the only item of the agenda was stated by the Chairman as follows:

Zustimmung zur Übertragung sämtlicher Aktien der Gesellschaft an einen Erwerber.
Consent to the transfer of all shares in the Company to a purchaser.

Der Versammlungsleiter bestimmte sodann, dass die Abstimmung durch Handaufheben erfolgt.
The Chairman decided to take all resolutions during this general meeting by show of hands.

Die Tagesordnung wurde daraufhin wie folgt erledigt:
Thereupon, the agenda was dealt with as follows:

3

Zustimmung zur Übertragung sämtlicher Aktien der Gesellschaft an einen Erwerber.
Consent to the transfer of all shares in the Company to a purchaser.

Der Versammlungsleiter schlug vor, wie folgt zu beschließen:
The Chairman proposed to resolve as follows:

,,Die Hauptversammlung stimmt hiermit
“The general meeting hereby consents to the transfer of

a)	der Übertragung von 160.000 Aktien der Gesellschaft, die von Q-Cells SE, gehalten werden,
a)	the transfer of 160,000 shares in the Company, hold by Q-Cells SE,

b)	der Übertragung von 160.000 Aktien der Gesellschaft, die von Evergreen Solar, Inc., gehalten werden sowie
b)	the transfer of 160,000 shares in the Company hold by Evergreen Solar, Inc. as well as

c)	der Übertragung von 160.000 Aktien der Gesellschaft, die von Renewable Energy Corporation ASA, gehalten werden,
c)	the transfer of 160,000 shares in the Company hold by Renewable Energy Corporation ASA,

jeweils an Rolling Hills S.à r.l. oder einen anderen Erwerber zu.“
in each case to Rolling Hills S.à r.l. or another purchaser. “

Die Hauptversammlung fasste sodann einstimmig — ohne Stimmenthaltung — durch Handzeichen den folgenden Beschluss:
The general meeting then resolved without any dissenting votes — without any abstention — by show of hands as follows:

Die Hauptversammlung stimmt hiermit
The general meeting hereby consents to

a)	der Übertragung von 160.000 Aktien der Gesellschaft, die von Q-Cells SE, gehalten werden,
a)	the transfer of 160,000 shares in the Company, hold by Q-Cells SE,

b)	der Übertragung von 160.000 Aktien der Gesellschaft, die von Evergreen Solar, Inc., gehalten werden sowie
b)	the transfer of 160,000 shares in the Company, hold by Evergreen Solar, Inc.,

c)	der Übertragung von 160.000 Aktien der Gesellschaft, die von Renewable Energy Corporation ASA, gehalten werden,
c)	the transfer of 160,000 shares in the Company, hold by Renewable Energy Corporation ASA,

jeweils an Rolling Hills S.à r.l. oder
in each case to Rolling Hills S.à r.l. or another purchaser.

4

einen anderen Erwerber zu.

Der Versammlungsleiter stellte diesen Beschluss mit dem vorbeschriebenen Ergebnis fest und verkündete ihn.
The chairman established that the resolution was passed with the above mentioned result and pronounced it.

Der Versammlungsleiter schlug vor, auf die Anfechtung sämtlicher in dieser Hauptversammlung gefassten Beschlüsse ausdrücklich zu verzichten. Daraufhin erklärte die Aktionärsvertreterin ihren Verzicht auf eine Anfechtung des zuvor gefassten Beschlusses.
The Chairman proposed to waive the right to challenge the resolutions passed in this shareholders’ meeting. Thereupon the shareholders’ representative declared the waiver of challenging rights in respect of the passed resolution.

Alle Beteiligten waren während der Abstimmungen ununterbrochen anwesend, die Abstimmungen wurden in der von dem Versammlungsleiter eingangs bestimmten Art vorgenommen und durchgeführt, und die vorstehenden Beschlüsse wurden mit den von ihm sofort nach dem jeweiligen Beschluss festgestellten und verkündeten Ergebnis mit der erforderlichen Kapitalmehrheit gefasst. Zu keinem Beschluss wurde Widerspruch erhoben.
All participants have been present during the entire voting. The votes have been conducted in the aforementioned manner determined by the Chairman. In each case the resolutions have been passed with the result as the chairman determined immediately and pronounced after each voting. They have been passed with the required majority. No resolution has been challenged.

Der Versammlungsleiter erklärte, dass damit die Tagesordnung der auβerordentlichen Hauptversammlung erledigt sei. Er schloss die Hauptversammlung um 17:02 Uhr.
The Chairman declared the agenda of the extraordinary general meeting to be accomplished. He closed the general meeting at 17:02 o’ clock.

***

Frankfurt 16.03.2010 Ort, Datum / Place, Date

Daniel Christoph Jamin Versammlungsleiter / Chairman

5

Anlage / Annex
Teilnehmerverzeichnis für die auβerordentliche Hauptversammlung der Sovello AG vom 16. März 2010 / List of participants for the extraordinary general meeting of the Sovello AG dated 16 March 2010.

Name / Wohnort des Vertreters /
	Wohnort / Sitz des Aktionärs	Beruf
Name / Firma des Aktionärs	Domicile / seat of the	Name / domicile of the	Anzahl der vertretenen Aktien / Aktiengattung
Name / firm of the shareholder	shareholder	representative / occupation	Number of represented shares / class of shares
Q-Cells SE	Bitterfeld-Wolfen, Germany	Eva Prinz, Frankfurt a.M., Rechtsanwältin / attorney at law	160,000 Stückaktien / non-par value shares

Evergreen Solar, Inc.	Marlboro, Massachusetts, USA	Eva Prinz, Frankfurt a.M., Rechtsanwältin / attorney at law	160,000 Stückaktien / non-par value shares

Renewable Energy Corporation ASA	Svandvika, Norway	Eva Prinz, Frankfurt a.M., Rechtsanwältin / attorney at law	160,000 Stückaktien / non-par value shares

480,000 Stückaktien / non-par value shares

Frankfurt 16.03.2010

Ort, Datum / Place, Date	Daniel Christoph Jamin Versammlungsleiter / Chairman

6

Exhibit 2.4(a)(ii) — Annex
Reference is made to Exhibit 2.4(a)(i) of the SPA.

Exhibit 2.4(a)(ii)

Von / from:	Sovello AG
OT Thalheim
Sonnenallee 14-30
06766 Bittelfeld Wolfen
Germany

(im Folgenden: die ”Gesellschaft“ / in the following: the “Company”)

An /to:	Rolling Hills S.à r.l.
5, rue Eugène Ruppert
L-2453 Luxembourg

Q-Cells SE
OT Thalheim
Sonnenallee 17-21
06766 Bitterfeld-Wolfen
Germany

Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, Massachusetts
01752 USA

Renewable Energy Corporation ASA
Kjørboveien 29
NO-1337 Svandvika
Norway

Zustimmung zur Aktienübertragung gemäβ § 5 Abs. 4 der Satzung	Consent to transfer of shares pursuant to section 5 (4) of the articles of association

Auf Grundlage des Hauptversamm-lungsbeschlusses vom 16. März 2010, der diesem Schreiben in Kopie als Anlage beigefügt ist, erklärt die Gesellschaft hiermit gemäβ § 5 Abs. 4 der Satzung ihre Zustimmung zur Übertragung samtlicher durch Q-Cells SE, Evergreen Solar, Inc. und Renewable Energy Corporation ASA an der Gesellschaft gehaltenen Aktien an Rolling Hills S.à r.l. oder einen anderen Erwerber.
Based on the resolution of the extraordinary general meeting dated 16 March 2010, which is attached to this document as Annex, the Company hereby declares its consent pursuant to section 5 (4) of the articles of association to the transfer of all shares in the Company hold by Q-Cells SE, Evergreen Solar, Inc. and Renewable Energy Corporation ASA to Rolling Hills S.à r.l. or another purchaser.

Sovello AG

Bitterfeld-Wolfen, 17.3.2010 Ort, Datum / Place, Date	Name / name: (ILLEGIBLE) Title / title: CEO

Bitterfeld-Wolfen, 17.03.2010 Ort, Datum / Place, Date	Name / name: Hans-Jörg Axmann Title / title: CTO

2

Exhibit 3.3
Good faith negotiation issues list for possible amendment of Silicon Supply Agreement:
1.	Descripition of material (Chunk vs. Granular);

2.	Quality of material;

3.	Use of material by Sovello;

4.	Price;

5.	Payment Terms.

Exhibit 4.2(a)(xii)

From:	Q-Cells SE
OT Thalheim
Sonnenallee 17-21
06766 Bitterfeld-Wolfen
Germany

Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, Massachusetts
01752 USA

Renewable Energy Corporation ASA
Kjørboveien 29
NO-1337 Svandvika
Norway

(in the following “we” or “us”)

To:	Rolling Hills S.à r.l.
5, rue Eugène Ruppert
L-2453 Luxembourg

(in the following “Purchaser”)
Compliance Certificate
We refer to the share purchase agreement regarding all shares in Sovello AG, dated 22 March 2010, between us and Purchaser (the “SPA”).
We hereby certify that as of the date hereof, we have fully performed and complied in all material respects with all covenants and other agreements required to be performed or complied with by us pursuant to the SPA prior to the Closing Date (other than, to the extent any such non-compliance is capable of being cured, such non-compliance has been cured within ten days after receipt of written notice from Purchaser of such non-compliance).

Q-Cells SE

Place, Date	Name:
Title:
Renewable Energy Corporation ASA

Place, Date	Name:
Title:
Evergreen Solar, Inc.

Place, Date	Name:
Title:

2

Exhibit 4.2(a)(xiii)

From:	Rolling Hills S.à r.l.
5, rue Eugène Ruppert
L-2453 Luxembourg

(in the following “we” or “us”)

To:	Q-Cells SE
OT Thalheim
Sonnenallee 17-21
06766 Bitterfeld-Wolfen
Germany

Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, Massachusetts
01752 USA

Renewable Energy Corporation ASA
Kjørboveien 29
NO-1337 Svandvika
Norway

(in the following “Sellers”)
Compliance Certificate
We refer to the share purchase agreement regarding all shares in Sovello AG, dated 22 March 2010, between us and Purchaser (the “SPA”).
We hereby certify that as of the date hereof, we have fully performed and complied in all material respects with all covenants and other agreements required to be performed or complied with by us pursuant to the SPA prior to the Closing Date (other than, to the extent any such non-compliance is capable of being cured, such non-compliance has been cured within ten days after receipt of written notice from Sellers of such non-compliance).

Rolling Hills S.à r.l.

Place, Date	Name:
Title:

Exhibit 4.4(l)

Von / from:	Q-Cells SE
OT Thalheim
Sonnenallee 17-21
06766 Bitterfeld-Wolfen
Germany

Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, Massachusetts
01752 USA

Renewable Energy Corporation ASA
Kjørboveien 29
NO-1337 Svandvika
Norway

(in the following the “Sellers”, each of them a “Seller”)

An / To:	Sovello AG
OT Thalheim
Sonnenallee 14-30
06766 Bitterfeld-Wolfen

(in the following: the “Company”)
Waiver of Sellers’ Claims
Each of the Sellers hereby unconditionally and irrevocably waives
1.	all its respective claims (whether existing or future and whether actual or contingent), including payment claims, regarding the loan amount and any accrued interest up to the Closing Date under the loans granted by the Sellers to the Company, including those as set out in Exhibit A hereto, and
2.	any other current claims (whether actual or contingent) against the Company, which are outstanding at the date hereof, except for
(i)	any current or future claims of Q-Cells SE arising from
(aa)	the service contract regarding employment protection, plant security, danger prevention, employment protection, health protection (Service Dienstvertrag über Leistungen der Fachabteilung Environmental,

Health & Safety (EH&S)) between Q-Cells SE and the Company dated 1 January 2009,

(bb)	the staffing service contract regarding payroll accounting and administration (Personaldienstleistungsvertrag) between Q-Cells SE and the Company dated 16 June 2008,

(cc)	the framework IT services agreement (Rahmenvertrag IT) between Q-Cells SE and the Company dated 1 January 2006,

(dd)	the agreement on maintenance and testing of respirators (Wartungsvereinbarung Wartung und Überprüfung von Atemschutzgeräten) between Q-Cells SE and the Company dated 1 October 2007, or

(ee)	any other supplies of goods and services delivered respectively performed by Q-Cells, e.g. measurements for solar modules, as expressly ordered and accepted by the Company either (x) on or after 8 March 2010 or (y) prior to 8 March 2010, provided that the aggregate liability of such claims in this lit. (y) does not exceed an amount of EUR 100,000 in the aggregate, provided further that in case the aggregate liability of such claims in this lit. (y) exceeds an amount of EUR 100,000 in the aggregate Q-Cells and the Company shall enter into good faith negotiations whether the exceeding claims shall be settled;
(ii)	any payment claims of Q-Cells SE for which invoices have been issued up to 8 March 2010 in the aggregate amount of up to EUR 237,959.41, irrespective whether relating to the agreements under paragraphs (i) (aa) to (ee) above or not, which shall be settled by the Company according to the terms and conditions of the respective agreements, but not earlier than at the Closing Date;

(iii)	any current or future warranty and indemnification claims of Evergreen Solar, Inc. under the sales representative agreement dated 29 September 2006 (as amended from time to time) between Evergreen Solar, Inc. and the Company,

(iv)	the claims of Evergreen Solar, Inc.
(aa)	for royalties under the license agreements regarding the Gemini-technology dated 29 September 2006 and regarding the Quad-technology dated 6 October 2008 up to the aggregate amount of EUR 3,737,026.99, plus accrued, but unpaid interest thereon in the amount of EUR 127,229.51 and

(b)	regarding certain other services and supplies up to the aggregate amount of USD 238,102.85, plus accrued, but unpaid interest thereon in the amount of USD 60,426.73 which shall be settled by the Company on the Closing Date,

(v)	any current or future claims of Evergreen Solar, Inc. under

2

(a)	the New License Agreements between the Company and Evergreen Solar, Inc.; and

(b)	the trade mark license agreement regarding String Ribbon in case such agreement has or will be signed by the Company.
The respective aforementioned waivers shall constitute contributions into the capital reserves of the Company.
Q-Cells SE

Place, Date	Name:
Title:

Place, Date	Name:
Title:
Renewable Energy Corporation ASA

Place, Date	Name:
Title:

Place, Date	Name:
Title:

3

Evergreen Solar, Inc.

Place, Date	Name:
Title:

Place, Date	Name:
Title:
The Company agrees to the above described waivers:
Sovello AG

Place, Date	Name:
Title:

Place, Date	Name:
Title:

4

Exhibit 4.4(l) — Exhibit A
Reference is made to Exhibit E of the SPA.

5

Exhibit 4.4(m)
Share Transfer Agreement
by and among
1.	Rolling Hills S.à r.l., a limited liability company, registered with the registre de commerce et des sociétés du grand-duché de Luxembourg under B149256,
(hereinafter referred to as “Purchaser”),
2.	Q-Cells SE, a societas europaea, registered in the commercial register of the local court of Stendal under HRB 8150,
(hereinafter referred to as “Seller 1” or a “Seller”),
3.	Renewable Energy Corporation ASA, a public limited company incorporated under Norwegian law, registered in Brønnøysund Register Centre under organization number 977258561,
(hereinafter referred to as “Seller 2” or a “Seller”),
4.	Evergreen Solar, Inc., a Delaware corporation incorporated under Delaware law, registered in the Delaware Division of Corporations under file number 2426798,
(hereinafter referred to as “Seller 3” or a “Seller” and together with Seller 1 and Seller 2 as “Sellers”)
(the Parties under no. 1. through 4. are hereinafter also jointly referred to as the “Parties“)
dated [date] 2010
regarding the transfer of all shares in Sovello AG

2

PREAMBLE
(A)	WHEREAS, Sellers are the owners of 100% of the shares in Sovello AG, registered in the commercial register of Stendal under HRB 8253 (hereinafter referred to as the “Company”). The Company has a registered share capital of EUR 480,000, divided into 480,000 registered shares with no par value (auf den Namen lautende Stückaktien). 160,000 of the shares with the numbers 1 — 160.000 are owned by Seller 1 (the “Seller 1 Shares”), 160,000 of the shares with the numbers 160.001 — 320.000 are owned by Seller 2 (the “Seller 2 Shares”), and 160,000 of the shares with the numbers 320.001 — 480.000 are owned by Seller 3 (the “Seller 3 Shares”, together with the Seller 1 Shares and the Seller 2 Shares the “Sold Shares”). The Seller 1 Shares are incorporated in the global share certificate (Sammelurkunde) no. 1, the Seller 2 Shares are incorporated in the global share certificate no. 2 and the Seller 3 Shares are incorporated in the global share certificate (Sammelurkunde) no. 3 (together the “Share Certificates” and each a “Share Certificate”). The Share Certificates are held in custody (Verwahrung) for Sellers by Daniel Jamin, attorney at law at Heymann & Partner, Taunusanlage 1, 60329 in Frankfurt am Main, Germany (hereinafter referred to as “DJ”).

(B)	WHEREAS, Sellers have sold the Sold Shares to Purchaser pursuant to a share purchase agreement regarding the sale and purchase of Sovello AG dated 22 March 2010 (the “SPA”). In order to implement the Closing (as defined in the SPA), the Sellers intend to assign and transfer the Sold Shares and the Share Certificates to the Purchaser and the Purchaser intends to acquire the Sold Shares and the Share Certificates under this share transfer agreement (the “Agreement”).
NOW, THEREFORE, the Parties hereby agree as follows:
§ 1
Transfer of Sold Shares, Endorsement
1.1	Each of the Sellers has executed an unconditional written endorsement (unbedingtes Indossament) to Purchaser on the back of its respective Share Certificate in order to transfer its respective title in the Sold Shares to Purchaser.

1.2	Upon the terms and conditions of this Agreement each of the Sellers hereby transfers the ownership (Einigung über den Übergang des Eigentums an der Urkunde) to the endorsed Share Certificates as follows:

3

(a)	Seller 1 transfers the Share Certificate no. 1 to Purchaser,

(b)	Seller 2 transfers the Share Certificate no. 2 to Purchaser,

(c)	Seller 3 transfers the Share Certificate no. 3 to Purchaser, and Purchaser herewith accepts the transfers of the Share Certificates.

1.3	As an alternative mode of transfer of title to the Sold Shares, and without prejudice to the transfer of title to the Sold Shares in accordance with Section 1.1 and 1.2 above, each of the Sellers hereby assigns its respective Sold Shares pursuant to sections 398, 413 of the German Civil Code (BGB) to Purchaser:
(a)	Seller 1 assigns the Seller 1 Shares to Purchaser,

(b)	Seller 2 assigns the Seller 2 Shares to Purchaser,

(c)	Seller 3 assigns the Seller 3 Shares to Purchaser,
and Purchaser herewith accepts such assignments. It is understood by the Parties that, upon the effectiveness of an assignment of Shares under this Section 1.3, ownership of the respective Share Certificate shall transfer to the Purchaser and the Purchaser alone shall be entitled to the possession of the respective Share Certificate (section 952 of the German Civil Code).

1.4	The Sold Shares are assigned and transferred to Purchaser with all rights and obligations pertaining thereto, including the right to receive all profits relating to the Sold Shares for the current fiscal year beginning on January 1, 2010, and for prior fiscal years, which have not been distributed to Sellers prior to the date hereof. Section 101 no. 2 of the German Civil Code is hereby explicitly excluded.

1.5	The shareholders meeting (Hauptversammlung) of the Company has approved the transfer of the Sold Shares by resolution dated 16 March 2010 and the Company has consented to the transfer of the Sold Shares to Purchaser by consent declaration dated 17 March 2010.
Section 2
Transfer of Possession of the Share Certificates
Each of the Sellers is obliged to transfer the possession (Besitz) in its respective endorsed Share Certificate to the Purchaser simultaneously (Zug um Zug) with the other actions referred to in Section 4.4 of the SPA by way of DJ transferring direct possession (unmittelbarer Besitz) in the Share Certificates to Purchaser or Purchaser’s representative. Purchaser shall accept such deliveries and confirm receipt of the endorsed Share Certificates on the last page of this Agreement.

4

Section 3
Notification, Share Register
3.1	Immediately after execution of this Agreement and receipt of the endorsed Share Certificates Purchaser shall notify the Company of the transfers and assignments of the Sold Shares for the purposes of the deletion of the Sellers and the entering of the Purchaser in the share register of the Company in accordance with Section 67 (3) of the German Stock Corporation Act (AktG).

3.2	Purchaser is entitled after receipt of the Share Certificates to disclose to the Company a copy of this Agreement as evidence of the transfer.
Section 4
Miscellaneous
4.1	The Seller shall be liable hereunder as several debtors (Teilschuldner), not as joint and several debtors (Gesamtschuldner).

4.2	The Sellers’ representations and warranties, the sale and purchase of the Sold Shares, the respective purchase price, and any other rights and obligations of the Parties not explicitly contained in this Agreement are exclusively (abschließend) governed by the SPA. Together with the provisions of the SPA, this Agreement constitutes the full understanding of the Parties and the complete and exclusive statements of the terms and conditions of the Parties’ agreements relating to the subject matter hereof and supersedes any and all prior agreements and understandings, whether written or oral, that may exist between the Parties with respect to the subject matter of this Agreement or parts thereof.

4.3	Sections 12 (Public Announcements, Disclosure, Confidentiality), 13.2 (Costs and Expenses), 13.4 lit. (b) (Amendments and Waivers), 13.5 (Assignments, Third Parties), 13.6 (Set-off and Retention) 13.10 (Severability), 13.11 (Interpretation), 14.1 (Governing Law) and 14.2 (Jurisdiction) of the SPA shall apply mutatis mutandis to this Agreement.
[Place], this [day] day of [month] 2010

5

Rolling Hills S.à r.l.	Q-Cells SE

Name:	Name:

Position:	Position:

Renewable Energy Corporation ASA	Evergreen Solar, Inc.

Name:	Name:

Position:	Position:

We hereby accept the endorsement of the Share Certificates and acknowledge the receipt of the endorsed Share Certificates.

Rolling Hills S.à r.l.

Name:

Position:

6

Exhibit 5.2 (d) — Corporate
No applicable items

Exhibit 5.4
Financial Statements

Sovello AG, Bitterfeld-Wolfen Balance Sheet (IFRS) June 30, 2009

	QU II	QU I			QU II	QU I

	6/30/2009	3/31/2009	12/31/2008		6/30/2009	3/31/2009	12/31/2008

A. Non Current Assets				A. Capital and Reserves
A.I Fixed assets				I. Subscribed Capital	480,000.00	480,000.00	480,000.00
I. Intangible Assets				II. Additional paid in capital	90,627,380.05	90,627,380.05	90,627,380.05
1. Software	1,884,370.56	1,292,878.33	1,384,799.32	III. Legal revenue reserve	48,000.00	48,000.00	48,000.00
2. Prepayments	47,185.44	734,958.72	693,181.63	IV. Accumulated gains/losses brought forward	17,524,452.68	17,524,452.68	188,022.00

	1,931,556.00	2,027,837.05	2,077,980.95	V. Other comprehensive income	-741,313.07	-1,124,228.49	-883,518.94

II. Property, Plant and Equipment				VI. Net Result current year after legal reserve	-15,084,668.93	-2,813,119.45	17,336,430.68

1. Land and buildings	75,668,266.31	76,039,521.95	75,060,413.79		92,853,850.73	104,742,484.79	107,796,313.79

2. Buildings under construction	0.00	0.00	0.00	B. Special line item for investment subsidies
3. Technical equipment and machinery	116,049,734.14	109,033,991.27	105,539,294.45
4. Other plant, factory and office equipment	3,481,023.98	3,344,463.58	3,496,287.49	I. Investment subsidy Typ A ( tax free; “Zulage”)	32,763,697.79	32,393,752.99	31,724,653.71
5. Assets under construction and prepayments	82,233,004.35	83,925,527.36	74,619,927.44	II. Investment subsidy Typ B (taxable; “Zuschuss”)	23,204,062.59	21,332,178.08	21,733,520.50

	277,432,028.78	272,343,504.16	258,715,923.17		55,967,760.38	53,725,931.07	53,458,174.21

	279,363,584.78	274,371,341.21	260,793,904.12	C. Non Current Liabilities

A.II Deferred Tax asset	4,132,325.24	840,994.08	263,908.25	Financial liabilities long term	164,586,865.41	156,123,798.42	175,456,755.44

A.III Non Current Prepayments				I. Banks	0.00	0.00	37,292,652.84

I. Silicon prepayments REC and WACKER	35,134,404.00	38,013,217.16	32,316,548.68	II. Evergreen	55,286,865.41	51,823,798.42	46,864,102.60

1. Prepayment REC	26,921,004.00	29,483,917.16	31,133,028.68	III. Q-Cells	54,650,000.00	54,650,000.00	45,650,000.00
2. Prepayment WACKER	8,213,400.00	8,529,300.00	1,183,520.00	IV. REC	54,650,000.00	49,650,000.00	45,650,000.00

	318,630,314.02	313,225,552.45	293,374,361.05

B. Current Assets				D. Deferred Tax liability	0.00	268,079.60	605,618.59

I. Inventories	56,716,172.91	52,419,767.38	32,219,392.09
1. Raw materials and supplies	22,787,333.66	19,632,534.18	17,105,346.31	E. Current Liabilities
2. Unfinished Goods	3,835,605.39	3,125,583.86	3,202,618.09	I. Financial liabilities short term	124,997,486.66	127,397,550.91	82,743,326.62
3. Finished Goods and Merchandises	27,895,203.66	27,563,393.69	8,472,116.92	1. Banks	120,482,597.48	120,276,310.80	82,743,326.62
4. Spare Parts	2,198,030.20	2,098,255.65	2,467,310.77	2. Evergreen	1,526,396.35	725,882.59	0.00
5. Payments in advance	0.00	0.00	972,000.00	3. Q-Cells	1,510,496.42	5,699,345.43	0.00
II. Receivables — governmental subsidies	41,622,926.58	39,772,210.46	37,731,202.71	4. REC	1,477,996.41	696,012.09	0.00
III. Receivables — Value added tax	87,502.65	2,898,149.36	15,251,740.48
I Trade receivables	18,855,356.53	35,938,775.24	48,857,490.80	II. Trade payables	28,452,511.72	28,873,995.95	26,744,106.41
1. Evergreen	12,946,799.71	29,002,641.22	46,850,150.47	1. Third Parties	25,796,268.59	27,555,697.67	24,735,394.08
2. Q-Cells	3,337.47	0.00	0.00	2. Evergreen	2,257,928.32	405,249.50	1,342,912.48
3. REC	0.00	0.00	0.00	3. Q-Cells	398,314.81	685,884.09	452,973.34
4. Third parties	5,905,219.35	6,936,134.02	2,007,340.33	4. REC / Companies	0.00	227,164.69	212,826.51
Other Receivables derivatives (Interest rate swap/Forwards)	1,514,095.26	992,893.08	2,600,596.29	III. Payables - Value added tax	0.00	0.00	0.00
VI. Receivable due to REC	0.00	0.00	0.00	I Warranty provision	1,976,063.20	1,976,063.20	1,959,532.35
VII. Other Assets	1,261,074.62	747,520.47	185,671.56	Tax Accrual	3,391,437.48	3,602,707.48	3,602,707.48
VIII. Prepaid expenses	1,006,684.46	1,273,547.56	835,699.38	VI. Other Accruals	8,271,386.67	14,125,844.25	13,186,989.78
IX. Silicon prepayments REC and WACKER	17,186,904.75	26,324,577.40	24,563,685.88	VII. Other Liabilities derivatives (Interest rate swap/Forward)	962,744.25	1,460,037.00	1,147,427.19
1. Prepayment REC	16,282,944.75	25,396,317.40	23,747,205.88	VIII Other liabilities	353,853.09	651,148.53	443,624.57
2. Prepayment WACKER	903,960.00	928,260.00	816,480.00

X. Cash	24,932,927.81	19,354,647.80	11,524,736.19		168,405,483.07	178,087,347.32	129,827,714.40

	163,183,645.57	179,722,088.75	173,770,215.38

	481,813,959.59	492,947,641.20	467,144,576.43		481,813,959.59	492,947,641.20	467,144,576.43

					0.00	0.00	0.00

Sovello AG, Bitterfeld-Wolfen Income Statement (IFRS) January 1, 2009 to June 30, 2009

		QU II	QU I

	Ytd 2009	01.04. -	01.01. -	01.01. -
		30.06.2009	31.03.2009	31.12.2008

	€	€	€	€
1. Revenues	35,605,332.77	9,702,888.28	25,902,444.49	219,295,838.19
2. Other operating income	5,901,836.89	2,770,647.77	3,131,189.12	8,153,372.88
3. Inventory Change in unfinished and finished goods	19,965,791.78	951,549.24	19,014,242.54	3,951,545.26
4. Capitalized own work	856,055.06	0.00	856,055.06	334,324.39

5. Expenditure for raw materials and supplies/purchases
a) Expenditure for raw materials, consumables and supplies	-29,185,060.35	-5,638,791.70	-23,546,268.65	-99,154,038.38
b) Expenditure for purchased services	-4,403,787.87	-1,594,591.03	-2,809,196.84	-10,853,775.91

	-33,588,848.22	-7,233,382.73	-26,355,465.49	-110,007,814.29

6. Payroll expenses	94.3%	74.5%	101.7%	50.2%
a) Salaries and wages	-16,030,828.92	-7,398,039.40	-8,632,789.52	-31,995,227.09
b) Social security	-3,452,282.44	-1,723,549.64	-1,728,732.80	-5,839,421.75

	-19,483,111.36	-9,121,589.04	-10,361,522.32	-37,834,648.84

	54.7%	94.0%	40.0%	17.3%
7. Ordinary Depreciation and amortization of fixed assets	-12,756,766.68	-6,601,692.99	-6,155,073.69	-22,250,032.68
8. Extraordinary Depreciation and amortization of fixed assets	0.00	0.00	0.00	-127,466.57
9. Other operating expenses	-9,583,103.63	-4,055,176.94	-5,527,926.69	-31,428,911.60
10. Other interest and similar income	48,306.03	21,868.35	26,437.68	866,642.60
11. Interest and similar expenses	-6,746,500.37	-3,743,547.17	-3,002,953.20	-11,794,437.51
12. Income (expenses) resulting from derivatives	174,289.63	1,354,952.66	-1,180,663.03	2,600,596.29

13. Net result before taxes	-19,606,718.10	-15,953,482.57	-3,653,235.53	21,759,008.12

14. Other taxes	-5,216.89	-2,608.41	-2,608.48	-10,433.60
15. Income taxes
current portion	10,753.41	10,753.41	0.00	-3,194,541.25
deferred portion	4,516,512.65	3,673,788.09	842,724.56	-1,169,602.59

16. Profit / Loss	-15,084,668.93	-12,271,549.48	-2,813,119.45	17,384,430.68

	0.00			0.00

Sovello AG Cash Flow Statement (IFRS) January 1, 2009 to June 30, 2009

	01.01. -			Ytd 2009
	31.12.2008	Q1 2009	Q2 2009

Net Income	17,384,430.68	-2,813,119.45	-12,271,549.48	-15,084,668.93
Deferred tax changes	1,169,602.59	-842,724.56	-3,673,788.09	-4,516,512.65

Income from Continuing Operations	18,554,033.27	-3,655,844.01	-15,945,337.57	-19,601,181.58

Changes in Operating Assets and Liabilities
Depreciation	22,377,499.25	6,155,073.69	6,601,692.99	12,756,766.68
Release of investment subsidies	-6,563,887.09	-1,773,250.89	-2,387,565.67	-4,160,816.56
Other non-cash expense/income	1,342,392.58	3,109,745.61	833,632.79	3,943,378.40
Prepaid Expenses/Other assets	-28,446,563.75	6,052,488.59	18,783,786.64	24,836,275.23
Accounts payable & other liabilities	-4,691,783.86	2,824,837.66	-11,997,759.27	-9,172,921.61

Net Cash from Operating Activities	2,571,690.40	12,713,050.65	-4,111,550.09	8,601,500.56

Cash Flow from Investing Activities:
Cash inflow from the disposal of assets	126.05	0.00	6,900.00	6,900.00
Government subsidies received	0.00	0.00	2,778,678.86	2,778,678.86
Capital Spendings	-92,798,096.79	-19,217,685.61	-7,007,884.31	-26,225,569.92
Prepayment on Silicon	7,090,353.68	-7,661,680.00	8,886,896.85	1,225,216.85

Net Cash from Investing Activities	-85,707,617.06	-26,879,365.61	4,664,591.40	-22,214,774.21

Cash Flow from Financing Activities:
Cash Inflows from Loans and Time deposits	87,821,710.02	21,996,226.57	10,025,238.70	32,021,465.27
Equity issuance	0.00	0.00	0.00	0.00
Redemption of Loans and time deposits (Cash Outflows)	-30,000,000.00	0.00	-5,000,000.00	-5,000,000.00
Payment of financing fees	-723,750.00	0.00	0.00	0.00

Net Cash from Financing Activities	57,097,960.02	21,996,226.57	5,025,238.70	27,021,465.27

Net Increase (Decrease) in Cash & Equivalents	-26,037,966.64	7,829,911.61	5,578,280.01	13,408,191.62

Cash & Equivalents, at Beginning of Period	37,562,702.83	11,524,736.19	19,354,647.80	11,524,736.19

Cash & Equivalents, at End of Period	11,524,736.19	19,354,647.80	24,932,927.81	24,932,927.81

Equity table (IFRS)
June 30, 2009

	from Oct 05	from Nov. 05	from Dec. 19, 06	from Nov. 24, 2008
ESLR	75.1	64	1 / 3	Sovello AG	Sovello AG
Q-Cells	24.9	21	1 / 3	prior
REC	0	15	1 / 3	EverQ GmbH

	subscribed capital			Additional paid in capital	Revenue reserve	unappropriated retained earnings brought forward/cumulative losses brought forward (retained earnings)	Other comprehensive income (OCI)	total

	ESLR	REC	Q-Cells					Sovello
	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR

balance as at January 1, 2009	160,000.00	160,000.00	160,000.00	90,627,380.05	48,000.00	17,524,452.68	-883,518.94	107,796,313.79

Payments subscribed capital								0.00

Additional payments				0.00				0.00

OCI-changes
Interest rate swap (net of def. Tax)							142,205.87	142,205.87

Net income for the year						-15,084,668.93		-15,084,668.93

Addition to revenue reserve					0.00	0.00		0.00

balance as at reporting date	160,000.00	160,000.00	160,000.00

		480,000.00		90,627,380.05	48,000.00	2,439,783.75	-741,313.07	92,853,850.73

Sovello AG, Bitterfeld-Wolfen Balance Sheet (IFRS) June 30, 2009
new reporting form

(In EUR)	QU II	QU I

	6/30/2009	3/31/2009	12/31/2008

ASSETS
Non-current assets
Intangible assets	1,931,556.00	2,027,837.05	2,077,980.95
Property, plant and equipment	277,432,028.78	272,343,504.16	258,715,923.17
Advance payments	35,134,404.00	38,013,217.16	32,316,548.68
Deferred tax assets	4,132,325.24	840,994.08	263,908.25
Total	318,630,314.02	313,225,552.45	293,374,361.05

Current assets
Inventories	56,716,172.91	52,419,767.38	32,219,392.09
Advance payments	17,186,904.75	26,324,577.40	24,563,685.88
Trade receivables	18,855,356.53	35,938,775.24	48,857,490.80
Other financial assets	2,160,482.98	1,657,996.90	2,685,879.67
Other assets	43,331,800.59	44,026,324.03	53,919,030.75
Cash and cash equivalents	24,932,927.81	19,354,647.80	11,524,736.19
Total	163,183,645.57	179,722,088.75	173,770,215.38

Total Assets	481,813,959.59	492,947,641.20	467,144,576.43

	6/30/2009	3/31/2009	12/31/2008

EQUITY AND LIABILITIES
Equity
Share capital	480,000.00	480,000.00	480,000.00
Capital reserves	90,627,380.05	90,627,380.05	90,627,380.05
Revenue Reserve	48,000.00	48,000.00	48,000.00
Accumulated other comprehensive income	-741,313.07	-1,124,228.49	-883,518.94
Retained earnings	2,439,783.75	14,711,333.23	17,524,452.68
Total	92,853,850.73	104,742,484.79	107,796,313.79

Non-current liabilities
Borrowings	165,213,128.57	156,401,602.66	175,477,380.66
Deferred federal and state investment grants	47,175,760.38	45,228,931.07	45,370,928.50
Other provisions	1,392,595.56	1,323,300.47	1,224,429.73
Other financial liabilities	962,744.25	1,460,037.00	1,147,427.19
Deferred tax liabilities	0.00	268,079.60	605,618.59
Other Liabilities	76,500.00	76,500.00	76,500.00
Total	214,820,728.76	204,758,450.80	223,902,284.67

Current liabilities
Borrowings	124,508,744.25	127,386,957.74	83,574,566.58
Trade payables	31,513,717.11	36,523,303.95	34,030,092.82
Deferred federal and state investment grants	8,792,000.00	8,497,000.00	8,087,245.71
Other provisions	1,464,849.49	1,654,109.58	1,907,637.43
Current income tax liabilities	3,391,437.48	3,602,707.48	3,602,707.48
Other liabilities	4,468,631.77	5,782,626.86	4,243,727.95
Total	174,139,380.10	183,446,705.61	135,445,977.97

Total Liabilities	388,960,108.86	388,205,156.41	359,348,262.64

Total Equity and Liabilities	481,813,959.59	492,947,641.20	467,144,576.43

Sovello AG, Bitterfeld-Wolfen Income Statement (IFRS) January 1, 2009 to June 30, 2009
new reporting form

(In EUR)		QU II	QU I

	01.01. -	01.04. -	01.01. -	01.01. -
	30.06.2009	30.06.2009	31.03.2009	31.12.2008

	€	€	€	€
Revenues	35,605,332.77	9,702,888.28	25,902,444.49	219,295,838.19
Change in inventories of finished goods and work in progress	19,965,791.78	951,549.24	19,014,242.54	3,951,545.26
Own work capitalized	856,055.06	0.00	856,055.06	334,324.39
Other operating income	5,901,836.89	2,770,647.77	3,131,189.12	10,753,969.17
Cost of materials and services	-33,588,848.22	-7,233,382.73	-26,355,465.49	-110,007,814.29
Personnel expenses	-19,483,111.36	-9,121,589.04	-10,361,522.32	-37,834,648.84

Amortization, depreciation and impairment of property, plant and equipment and intangible assets	-12,756,766.68	-6,601,692.99	-6,155,073.69	-22,377,499.25
Other operating expenses	-9,414,030.89	-2,702,832.69	-6,711,198.20	-31,439,345.20
Profit from operating activities	-12,913,740.65	-12,234,412.16	-679,328.49	32,676,369.43

Interest and similar income	48,306.03	21,868.35	26,437.68	866,642.60
Interest and similar expense	-6,746,500.37	-3,743,547.17	-3,002,953.20	-11,794,437.51
Profit/loss(-) before tax	-19,611,934.99	-15,956,090.98	-3,655,844.01	21,748,574.52

Income tax expense	4,527,266.06	3,684,541.50	842,724.56	-4,364,143.84
Profit/loss(-) after tax	-15,084,668.93	-12,271,549.48	-2,813,119.45	17,384,430.68

	0

Sovello AG, Bitterfeld-Wolfen Balance Sheet (IFRS) September 30, 2009

	QU III	QU II	QU I			QU III	QU II	QU I

	9/30/2009	6/30/2009	3/31/2009	12/31/2008		9/30/2009	6/30/2009	3/31/2009	12/31/2008

A. Non Current Assets					A. Capital and Reserves
A.I Fixed assets					I. Subscribed Capital	480,000.00	480,000.00	480,000.00	480,000.00
I. Intangible Assets					II. Additional paid in capital	90,627,380.05	90,627,380.05	90,627,380.05	90,627,380.05
1. Software	1,727,555.46	1,884,370.56	1,292,878.33	1,384,799.32	III. Legal revenue reserve	48,000.00	48,000.00	48,000.00	48,000.00
2. Prepayments	47,185.44	47,185.44	734,958.72	693,181.63	IV. Accumulated gains/losses brought forward	17,524,452.68	17,524,452.68	17,524,452.68	188,022.00

	1,774,740.90	1,931,556.00	2,027,837.05	2,077,980.95	V. Other comprehensive income	-545,663.58	-741,313.07	-1,124,228.49	-883,518.94

II. Property, Plant and Equipment					VI. Net Result current year after legal reserve	-35,378,434.81	-15,084,668.93	-2,813,119.45	17,336,430.68

1. Land and buildings	75,136,510.63	75,668,266.31	76,039,521.95	75,060,413.79		72,755,734.34	92,853,850.73	104,742,484.79	107,796,313.79

2. Buildings under construction	0.00	0.00	0.00	0.00	B. Special line item for investment subsidies
3. Technical equipment and machinery	150,021,059.98	116,049,734.14	109,033,991.27	105,539,294.45
4. Other plant, factory and office equipment	3,337,199.33	3,481,023.98	3,344,463.58	3,496,287.49	I. Investment subsidy Typ A ( tax free; "Zulage")	31,611,274.62	32,763,697.79	32,393,752.99	31,724,653.71
5. Assets under construction and prepayments	43,720,949.94	82,233,004.35	83,925,527.36	74,619,927.44	II. Investment subsidy Typ B (taxable; "Zuschuss")	22,338,288.40	23,204,062.59	21,332,178.08	21,733,520.50

	272,215,719.88	277,432,028.78	272,343,504.16	258,715,923.17		53,949,563.02	55,967,760.38	53,725,931.07	53,458,174.21

	273,990,460.78	279,363,584.78	274,371,341.21	260,793,904.12	C. Non Current Liabilities

A.II Deferred Tax asset	0.00	4,132,325.24	840,994.08	263,908.25	Financial liabilities long term	0.00	164,586,865.41	156,123,798.42	175,456,755.44

A.III Non Current Prepayments					I. Banks	0.00	0.00	0.00	37,292,652.84

I. Silicon prepayments REC and WACKER	33,754,059.90	35,134,404.00	38,013,217.16	32,316,548.68	II. Evergreen	0.00	55,286,865.41	51,823,798.42	46,864,102.60

1. Prepayment REC	25,856,559.90	26,921,004.00	29,483,917.16	31,133,028.68	III. Q-Cells	0.00	54,650,000.00	54,650,000.00	45,650,000.00
2. Prepayment WACKER	7,897,500.00	8,213,400.00	8,529,300.00	1,183,520.00	IV. REC	0.00	54,650,000.00	49,650,000.00	45,650,000.00

	307,744,520.68	318,630,314.02	313,225,552.45	293,374,361.05

B. Current Assets					D. Deferred Tax liability	344,272.72	0.00	268,079.60	605,618.59

I. Inventories	49,556,879.23	56,716,172.91	52,419,767.38	32,219,392.09
1. Raw materials and supplies	21,714,722.23	22,787,333.66	19,632,534.18	17,105,346.31	E. Current Liabilities
2. Unfinished Goods	7,586,113.76	3,835,605.39	3,125,583.86	3,202,618.09	I. Financial liabilities short term	263,846,237.03	124,997,486.66	127,397,550.91	82,743,326.62
3. Finished Goods and Merchandises	18,079,552.73	27,895,203.66	27,563,393.69	8,472,116.92	1. Banks	93,286,132.71	120,482,597.48	120,276,310.80	82,743,326.62
4. Spare Parts	2,176,490.51	2,198,030.20	2,098,255.65	2,467,310.77	2. Evergreen	56,651,253.95	1,526,396.35	725,882.59	0.00
5. Payments in advance	0.00	0.00	0.00	972,000.00	3. Q-Cells	56,970,675.19	1,510,496.42	5,699,345.43	0.00
II. Receivables — governmental subsidies	14,064,322.14	41,622,926.58	39,772,210.46	37,731,202.71	4. REC	56,938,175.18	1,477,996.41	696,012.09	0.00
III. Receivables — Value added tax	3,474.94	87,502.65	2,898,149.36	15,251,740.48
IV. Trade receivables	16,578,620.62	18,855,356.53	35,938,775.24	48,857,490.80	II. Trade payables	23,180,358.98	28,452,511.72	28,873,995.95	26,744,106.41
1. Evergreen	3,686,377.45	12,946,799.71	29,002,641.22	46,850,150.47	1. Third Parties	22,151,033.88	25,796,268.59	27,555,697.67	24,735,394.08
2. Q-Cells	4,950.63	3,337.47	0.00	0.00	2. Evergreen	679,268.05	2,257,928.32	405,249.50	1,342,912.48
3. REC	0.00	0.00	0.00	0.00	3. Q-Cells	350,057.05	398,314.81	685,884.09	452,973.34
4. Third parties	12,887,292.54	5,905,219.35	6,936,134.02	2,007,340.33	4. REC / Companies	0.00	0.00	227,164.69	212,826.51
V. Other Receivables derivatives (Interest rate swap/Forwards)	1,069,456.18	1,514,095.26	992,893.08	2,600,596.29	III. Notes Payable	3,505,500.81	0.00	0.00	0.00
VI. Receivable due to REC	0.00	0.00	0.00	0.00	IV. Payables - Value added tax	0.00	0.00	0.00	0.00
VII. Other Assets	695,357.94	1,261,074.62	747,520.47	185,671.56	V. Warranty provision	1,976,063.20	1,976,063.20	1,976,063.20	1,959,532.35
VIII Prepaid expenses	684,821.91	1,006,684.46	1,273,547.56	835,699.38	VI. Tax Accrual	3,391,437.48	3,391,437.48	3,602,707.48	3,602,707.48
IX. Silicon prepayments REC and WACKER	12,058,401.96	17,186,904.75	26,324,577.40	24,563,685.88	VII. Other Accruals	9,362,079.73	8,271,386.67	14,125,844.25	13,186,989.78
1. Prepayment REC	10,906,581.96	16,282,944.75	25,396,317.40	23,747,205.88	VIII Other Liabilities derivatives (Interest rate swap/Forward)	708,654.00	962,744.25	1,460,037.00	1,147,427.19
2. Prepayment WACKER	1,151,820.00	903,960.00	928,260.00	816,480.00	IX. Other liabilities	357,847.27	353,853.09	651,148.53	443,624.57
X. Cash	30,921,892.98	24,932,927.81	19,354,647.80	11,524,736.19

						306,328,178.50	168,405,483.07	178,087,347.32	129,827,714.40

	125,633,227.90	163,183,645.57	179,722,088.75	173,770,215.38

	433,377,748.58	481,813,959.59	492,947,641.20	467,144,576.43		433,377,748.58	481,813,959.59	492,947,641.20	467,144,576.43

						0.00	0.00	0.00	0.00

Sovello AG, Bitterfeld-Wolfen Income Statement (IFRS) January 1, 2009 to September 30, 2009

		QU III	Sept 2009	August 2009	July 2009	QU II	QU I

	Ytd 2009	01.07. -	01.09. -	01.08. -	01.07. -	01.04. -	01.01. -	01.01. -
		30.09.2009	30.09.2009	31.08.2009	31.07.2009	30.06.2009	31.03.2009	31.12.2008

	€	€	€	€	€	€	€	€
1. Revenues	65,741,313.72	30,135,980.95	12,918,300.99	9,821,920.65	7,395,759.31	9,702,888.28	25,902,444.49	219,295,838.19
2. Other operating income	9,382,091.27	3,480,254.38	1,372,611.77	1,458,234.99	649,407.62	2,770,647.77	3,131,189.12	8,153,372.88
3. Inventory Change in unfinished and finished goods	13,840,103.32	-6,125,688.46	-2,365,292.02	-1,913,423.55	-1,846,972.89	951,549.24	19,014,242.54	3,951,545.26
4. Capitalized own work	856,055.06	0.00	0.00	0.00	0.00	0.00	856,055.06	334,324.39

5. Expenditure for raw materials and supplies/purchases
a) Expenditure for raw materials, consumables and supplies	-44,410,734.17	-15,225,673.82	-6,427,201.57	-5,342,295.24	-3,456,177.01	-5,638,791.70	-23,546,268.65	-99,154,038.38
b) Expenditure for purchased services	-6,602,691.01	-2,198,903.14	-865,483.45	-695,804.09	-637,615.60	-1,594,591.03	-2,809,196.84	-10,853,775.91

	-51,013,425.18	-17,424,576.96	-7,292,685.02	-6,038,099.33	-4,093,792.61	-7,233,382.73	-26,355,465.49	-110,007,814.29

6. Payroll expenses	77.6%	57.8%	56.5%	61.5%	55.4%	74.5%	101.7%	50.2%
a) Salaries and wages	-23,508,879.73	-7,478,050.81	-2,763,729.87	-2,427,076.34	-2,287,244.60	-7,398,039.40	-8,632,789.52	-31,995,227.09
b) Social security	-4,805,164.02	-1,352,881.58	-533,988.49	-289,229.15	-529,663.94	-1,723,549.64	-1,728,732.80	-5,839,421.75

	-28,314,043.75	-8,830,932.39	-3,297,718.36	-2,716,305.49	-2,816,908.54	-9,121,589.04	-10,361,522.32	-37,834,648.84

	43.1%	29.3%	25.5%	27.7%	38.1%	94.0%	40.0%	17.3%
7. Ordinary Depreciation and amortization of fixed assets	-20,526,517.44	-7,769,750.76	-2,732,516.46	-2,533,969.94	-2,503,264.36	-6,601,692.99	-6,155,073.69	-22,250,032.68
8. Extraordinary Depreciation and amortization of fixed assets	0.00	0.00	0.00	0.00	0.00	0.00	0.00	-127,466.57
9. Other operating expenses	-15,406,802.99	-5,823,699.36	-2,144,723.93	-1,872,321.50	-1,806,653.93	-4,055,176.94	-5,527,926.69	-31,428,911.60
10. Other interest and similar income	57,018.19	8,712.16	3,556.46	2,262.77	2,892.93	21,868.35	26,437.68	866,642.60
11. Interest and similar expenses	-10,742,660.00	-3,996,159.63	-1,262,530.69	-1,293,884.22	-1,439,744.72	-3,743,547.17	-3,002,953.20	-11,794,437.51
12. Income (expenses) resulting from derivatives	650,071.32	475,781.69	328,884.83	137,729.58	9,167.28	1,354,952.66	-1,180,663.03	2,600,596.29

13. Net result before taxes	-35,476,796.48	-15,870,078.38	-4,472,112.43	-4,947,856.04	-6,450,109.91	-15,953,482.57	-3,653,235.53	21,759,008.12

14. Other taxes	-10,747.19	-5,530.30	-3,791.36	-869.47	-869.47	-2,608.41	-2,608.48	-10,433.60
15. Income taxes
current portion	10,753.41	0.00	0.00	0.00	0.00	10,753.41	0.00	-3,194,541.25
deferred portion	98,355.45	-4,418,157.20	-4,332,794.09	-80,789.97	-4,573.14	3,673,788.09	842,724.56	-1,169,602.59

16. Profit / Loss	-35,378,434.81	-20,293,765.88	-8,808,697.88	-5,029,515.48	-6,455,552.52	-12,271,549.48	-2,813,119.45	17,384,430.68

	0.00							0.00

Sovello AG Cash Flow Statement (IFRS) January 1, 2009 to September 30, 2009

	01.01. -							Ytd 2009
	31.12.2008	Q1 2009	Q2 2009	Jul-09	Aug-09	Sep-09	Q3 2009

Net Income	17,384,430.68	-2,813,119.45	-12,271,549.48	-6,455,552.52	-5,029,515.48	-8,808,697.88	-20,293,765.88	-35,378,434.81
Deferred tax changes	1,169,602.59	-842,724.56	-3,673,788.09	4,573.14	80,789.97	4,332,794.09	4,418,157.20	-98,355.45

Income from Continuing Operations	18,554,033.27	-3,655,844.01	-15,945,337.57	-6,450,979.38	-4,948,725.51	-4,475,903.79	-15,875,608.68	-35,476,790.26

Changes in Operating Assets and Liabilities
Depreciation	22,377,499.25	6,155,073.69	6,601,692.99	2,503,264.36	2,533,969.94	2,732,516.46	7,769,750.76	20,526,517.44
Release of investment subsidies	-6,563,887.09	-1,773,250.89	-2,387,565.67	-620,644.23	-635,549.07	-646,381.41	-1,902,574.71	-6,063,391.27
Other non-cash expense/income	1,342,392.58	3,109,745.61	833,632.79	791,253.83	336,831.16	926,334.27	2,054,419.26	5,997,797.66
Prepaid Expenses/Other assets	-28,446,563.75	6,052,488.59	18,783,786.64	6,337,996.69	7,536,211.91	2,494,051.25	16,368,259.85	41,204,535.08
Accounts payable & other liabilities	-4,691,783.86	2,824,837.66	-11,997,759.27	1,844,271.74	-411,159.93	1,157,046.92	2,590,158.73	-6,582,762.88

Net Cash from Operating Activities	2,571,690.40	12,713,050.65	-4,111,550.09	4,405,163.01	4,411,578.50	2,187,663.70	11,004,405.21	19,605,905.77

Cash Flow from Investing Activities:
Cash inflow from the disposal of assets	126.05	0.00	6,900.00	0.00	0.00	0.00	0.00	6,900.00
Government subsidies received	0.00	0.00	2,778,678.86	27,442,981.79	0.00	0.00	27,442,981.79	30,221,660.65
Capital Spendings	-92,798,096.79	-19,217,685.61	-7,007,884.31	-1,851,966.97	-1,195,502.66	-2,042,341.49	-5,089,811.12	-31,315,381.04
Prepayment on Silicon	7,090,353.68	-7,661,680.00	8,886,896.85	0.00	0.00	0.00	0.00	1,225,216.85

Net Cash from Investing Activities	-85,707,617.06	-26,879,365.61	4,664,591.40	25,591,014.82	-1,195,502.66	-2,042,341.49	22,353,170.67	138,396.46

Cash Flow from Financing Activities:
Cash Inflows from Loans and Time deposits	87,821,710.02	21,996,226.57	10,025,238.70	0.00	0.00	0.00	0.00	32,021,465.27
Equity issuance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Redemption of Loans and time deposits (Cash Outflows)	-30,000,000.00	0.00	-5,000,000.00	-27,368,610.71	0.00	0.00	-27,368,610.71	-32,368,610.71
Payment of financing fees	-723,750.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Net Cash from Financing Activities	57,097,960.02	21,996,226.57	5,025,238.70	-27,368,610.71	0.00	0.00	-27,368,610.71	-347,145.44

Net Increase (Decrease) in Cash & Equivalents	-26,037,966.64	7,829,911.61	5,578,280.01	2,627,567.12	3,216,075.84	145,322.21	5,988,965.17	19,397,156.79

Cash & Equivalents, at Beginning of Period	37,562,702.83	11,524,736.19	19,354,647.80	24,932,927.81	27,560,494.93	30,776,570.77	24,932,927.81	11,524,736.19

Cash & Equivalents, at End of Period	11,524,736.19	19,354,647.80	24,932,927.81	27,560,494.93	30,776,570.77	30,921,892.98	30,921,892.98	30,921,892.98

Equity table (IFRS)
September 30, 2009

	from Oct 05	from Nov. 05	from Dec. 19, 06	from Nov. 24, 2008
ESLR	75.1	64	1 / 3	Sovello AG	Sovello AG
Q-Cells	24.9	21	1 / 3	prior
REC	0	15	1 / 3	EverQ GmbH

	subscribed capital			Additional paid in capital	Revenue reserve	unappropriated retained earnings brought forward/cumulative losses brought forward (retained earnings)	Other comprehensive income (OCI)	total

	ESLR	REC	Q-Cells					Sovello
	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR

balance as at January 1, 2009	160,000.00	160,000.00	160,000.00	90,627,380.05	48,000.00	17,524,452.68	-883,518.94	107,796,313.79

Payments subscribed capital								0.00

Additional payments				0.00				0.00

OCI-changes
Interest rate swap (net of def. Tax)							337,855.36	337,855.36

Net income for the year						-35,378,434.81		-35,378,434.81

Addition to revenue reserve					0.00	0.00		0.00

balance as at reporting date	160,000.00	160,000.00	160,000.00

		480,000.00		90,627,380.05	48,000.00	-17,853,982.13	-545,663.58	72,755,734.34

Sovello AG, Bitterfeld-Wolfen Balance Sheet (IFRS) September 30, 2009	new reporting form

(In EUR)	QU III	QU II	QU I
	9/30/2009	6/30/2009	3/31/2009	12/31/2008

ASSETS
Non-current assets
Intangible assets	1,774,740.90	1,931,556.00	2,027,837.05	2,077,980.95
Property, plant and equipment	272,215,719.88	277,432,028.78	272,343,504.16	258,715,923.17
Advance payments	33,754,059.90	35,134,404.00	38,013,217.16	32,316,548.68
Deferred tax assets	0.00	4,132,325.24	840,994.08	263,908.25
Total	307,744,520.68	318,630,314.02	313,225,552.45	293,374,361.05

Current assets
Inventories	49,556,879.23	56,716,172.91	52,419,767.38	32,219,392.09
Advance payments	12,058,401.96	17,186,904.75	26,324,577.40	24,563,685.88
Trade receivables	16,578,620.62	18,855,356.53	35,938,775.24	48,857,490.80
Other financial assets	1,694,673.32	2,160,482.98	1,657,996.90	2,685,879.67
Other assets	14,822,759.79	43,331,800.59	44,026,324.03	53,919,030.75
Cash and cash equivalents	30,921,892.98	24,932,927.81	19,354,647.80	11,524,736.19
Total	125,633,227.90	163,183,645.57	179,722,088.75	173,770,215.38

Total Assets	433,377,748.58	481,813,959.59	492,947,641.20	467,144,576.43

	9/30/2009	6/30/2009	3/31/2009	12/31/2008

EQUITY AND LIABILITIES
Equity
Share capital	480,000.00	480,000.00	480,000.00	480,000.00
Capital reserves	90,627,380.05	90,627,380.05	90,627,380.05	90,627,380.05
Revenue Reserve	48,000.00	48,000.00	48,000.00	48,000.00
Accumulated other comprehensive income	-545,663.58	-741,313.07	-1,124,228.49	-883,518.94
Retained earnings	-17,853,982.13	2,439,783.75	14,711,333.23	17,524,452.68
Total	72,755,734.34	92,853,850.73	104,742,484.79	107,796,313.79

Non-current liabilities
Borrowings	0.00	165,213,128.57	156,401,602.66	175,477,380.66
Deferred federal and state investment grants	45,220,563.02	47,175,760.38	45,228,931.07	45,370,928.50
Other provisions	1,409,054.61	1,392,595.56	1,323,300.47	1,224,429.73
Other financial liabilities	0.00	962,744.25	1,460,037.00	1,147,427.19
Deferred tax liabilities	344,272.72	0.00	268,079.60	605,618.59
Other Liabilities	76,500.00	76,500.00	76,500.00	76,500.00
Total	47,050,390.35	214,820,728.76	204,758,450.80	223,902,284.67

Current liabilities
Borrowings	263,939,126.30	124,508,744.25	127,386,957.74	83,574,566.58
Trade payables	26,969,069.71	31,513,717.11	36,523,303.95	34,030,092.82
Notes Payable	3,505,500.81	0.00	0.00	0.00
Deferred federal and state investment grants	8,729,000.00	8,792,000.00	8,497,000.00	8,087,245.71
Other provisions	1,444,304.27	1,464,849.49	1,654,109.58	1,907,637.43
Other financial liabilities	708,654.00	0.00	0.00	0.00
Current income tax liabilities	3,391,437.48	3,391,437.48	3,602,707.48	3,602,707.48
Other liabilities	4,884,531.32	4,468,631.77	5,782,626.86	4,243,727.95
Total	313,571,623.89	174,139,380.10	183,446,705.61	135,445,977.97

Total Liabilities	360,622,014.24	388,960,108.86	388,205,156.41	359,348,262.64

Total Equity and Liabilities	433,377,748.58	481,813,959.59	492,947,641.20	467,144,576.43

Sovello AG, Bitterfeld-Wolfen Income Statement (IFRS) January 1, 2009 to September 30, 2009	new reporting form

(In EUR)		QU III	Sept 2009	August 2009	July 2009	QU II	QU I
	YTD 2009	01.07. - 30.09.2009	01.09. - 30.09.2009	01.08. - 31.08.2009	01.07. - 31.07.2009	01.04. - 30.06.2009	01.01. - 31.03.2009	01.01. - 31.12.2008

	€	€	€	€	€	€	€	€
Revenues	65,741,313.72	30,135,980.95	12,918,300.99	9,821,920.65	7,395,759.31	9,702,888.28	25,902,444.49	219,295,838.19
Change in inventories of finished goods and work in progress	13,840,103.32	-6,125,688.46	-2,365,292.02	-1,913,423.55	-1,846,972.89	951,549.24	19,014,242.54	3,951,545.26
Own work capitalized	856,055.06	0.00	0.00	0.00	0.00	0.00	856,055.06	334,324.39
Other operating income	9,382,091.27	3,480,254.38	1,372,611.77	1,458,234.99	649,407.62	2,770,647.77	3,131,189.12	10,753,969.17
Cost of materials and services	-51,013,425.18	-17,424,576.96	-7,292,685.02	-6,038,099.33	-4,093,792.61	-7,233,382.73	-26,355,465.49	-110,007,814.29
Personnel expenses	-28,314,043.75	-8,830,932.39	-3,297,718.36	-2,716,305.49	-2,816,908.54	-9,121,589.04	-10,361,522.32	-37,834,648.84
Amortization, depreciation and impairment of property, plant and equipment and intangible assets	-20,526,517.44	-7,769,750.76	-2,732,516.46	-2,533,969.94	-2,503,264.36	-6,601,692.99	-6,155,073.69	-22,377,499.25
Other operating expenses	-14,767,478.86	-5,353,447.97	-1,819,630.46	-1,735,461.39	-1,798,356.12	-2,702,832.69	-6,711,198.20	-31,439,345.20
Profit from operating activities	-24,801,901.86	-11,888,161.21	-3,216,929.56	-3,657,104.06	-5,014,127.59	-12,234,412.16	-679,328.49	32,676,369.43

Interest and similar income	57,018.19	8,712.16	3,556.46	2,262.77	2,892.93	21,868.35	26,437.68	866,642.60
Interest and similar expense	-10,742,660.00	-3,996,159.63	-1,262,530.69	-1,293,884.22	-1,439,744.72	-3,743,547.17	-3,002,953.20	-11,794,437.51
Profit/loss(-) before tax	-35,487,543.67	-15,875,608.68	-4,475,903.79	-4,948,725.51	-6,450,979.38	-15,956,090.98	-3,655,844.01	21,748,574.52

Income tax expense	109,108.86	-4,418,157.20	-4,332,794.09	-80,789.97	-4,573.14	3,684,541.50	842,724.56	-4,364,143.84
Profit/loss(-) after tax	-35,378,434.81	-20,293,765.88	-8,808,697.88	-5,029,515.48	-6,455,552.52	-12,271,549.48	-2,813,119.45	17,384,430.68

	0		0	0	0

DRAFT

Sovello AG
Statement of Comprehensive (Loss) Income for the years ended December 31,

(In thousands of EUR)	Notes	2009	2008
			(unaudited)
Revenues	2.1.	111,731	219,296
Change in inventories of finished goods and work in progress		995	3,952
Own work capitalized	2.2.	856	334
Other operating income	2.3.	11,748	10,754
Cost of materials and services	2.4.	-78,584	-110,008
Personnel expenses	2.5.	-37,455	-37,835
Amortization, depreciation and impairment of intangible assets and property, plant and equipment	2.6.	-29,618	-22,377
Other operating expenses	2.7.	-26,166	-31,440
(Loss) Profit from operating activities		-46,493	32,676

Interest and similar income	2.8.	76	867
Interest and similar expense	2.8.	-16,774	-11,794
(Loss) Profit before tax		-63,191	21,749

Income tax benefit/(expense)	2.10.	312	-4,365
(Loss) Profit after tax		-62,879	17,384

Other comprehensive income:
Changes in fair values of derivatives designated as cash flow hedges		718	-982
Income taxes		-165	226

Changes recognized outside profit or loss (cash flow hedges)	4.3.2	553	-756

Total comprehensive (loss) income		-62,326	16,628

The accompanying notes are an integral part of these financial statements
Anlage 1.1

Sovello AG
Statement of Financial Position

(In thousands of EUR)	Notes	Dec 31, 2009	Dec 31, 2008
			(unaudited)
ASSETS
Non-current assets
Intangible assets	3.1.	1,790	2,078
Property, plant and equipment	3.2.	267,202	258,716
Advance payments	3.5.	32,369	32,317
Deferred tax assets	3.3.	0	264
Total		301,361	293,375

Current assets
Inventories	3.4.	35,574	32,219
Advance payments	3.5.	7,657	24,564
Trade receivables	3.6.	10,320	48,857
Other financial assets	3.7.	595	2,686
Other assets	3.8.	18,514	53,919
Cash and cash equivalents	3.9.	24,267	11,525
Total		96,927	173,770

Total assets		398,288	467,145

EQUITY AND LIABILITIES
Equity
Share capital		480	480
Capital reserve		109,127	90,627
Revenue reserves		48	48
Accumulated other comprehensive income		-330	-883
Retained earnings		-45,355	17,524
Total	3.10.	63,970	107,796

Non-current liabilities
Borrowings	3.11.	0	175,477
Deferred federal and state investment grants	3.13.	38,171	45,371
Other provisions	3.15.	1,355	1,224
Deferred tax liabilities	3.3.	125	606
Other financial liabilities	3.16.	0	1,147
Other liabilities	3.19.	117	77
Total		39,768	223,902

Current liabilities
Borrowings	3.11.	241,802	83,575
Trade payables	3.12.	24,777	34,030
Deferred federal and state investment grants	3.13.	8,621	8,087
Accrual for the repayment of federal and state investment grants	3.14.	11,462	0
Other provisions	3.15.	1,062	1,908
Other financial liabilities	3.16.	429	0
Current income tax liabilities	3.17.	3,472	3,603
Other liabilities	3.18.	2,925	4,244
Total		294,550	135,447

Total liabilities		334,318	359,349

Total equity and liabilities		398,288	467,145

The accompanying notes are an integral part of these financial statements
Anlage 1.2

Sovello AG
Statement of Changes in Equity for the years ended December 31, 2009 and 2008

					Accumulated
					other compre-
					hensive income
					Change in fair
		Share	Capital	Revenue	values of hedging	Retained	Total
(In thousands of EUR)	Notes	capital	reserve	reserves	instruments	earnings	equity
Changes in 2008 (unaudited)

Balance at January 1, 2008		480	90,627	0	-127	188	91,168
Transfer to the statutory reserve in accordance with section 150 German Stock Corporation Act		0	0	48	0	-48	0
Total comprehensive (loss) income		0	0	0	-756	17,384	16,628
Balance at December 31, 2008		480	90,627	48	-883	17,524	107,796

Changes in 2009

Balance at January 1, 2009		480	90,627	48	-883	17,524	107,796

Shareholders’ payments into capital reserves		0	18,500	0	0	0	18,500
Total comprehensive income (loss)		0	0	0	553	-62,879	-62,326
Balance at December 31, 2009	3.10.	480	109,127	48	-330	-45,355	63,970

The accompanying notes are an integral part of these financial statements
Anlage 1.3

Sovello AG
Statement of Cash Flows for the years ended December 31,

(In thousands of EUR)	Notes	2009	2008
			(unaudited)
(Loss) Profit before tax		-63,191	21,749
Net interest expense	2.8.	16,698	10,927
Amortization, depreciation and impairment of intangible assets and property, plant and equipment	2.6.	29,618	22,377
Gain/loss from disposal of property, plant and equipment and intangible assets		27	0
Amortization of deferred federal and state investment grants	2.3.	-6,900	-6,564
Change in accruals and other provisions	3.14.,3.15.	8,816	-1,478
Other non-cash income and expenses		-1,104	1,115
Amortization of advance payments	3.5.	16,060	0
Change in inventories, trade receivables and other assets		41,550	-38,085
Change in trade payables and other liabilities		-2,032	2,347
Interest received		76	867
Income taxes paid		-221	-157

Net cash provided by/used in operating activities	4.1.	39,397	13,098

Payments for investments in property, plant and equipment and intangible assets (excluding borrowing costs capitalized)	3.1.,3.2.	-44,385	-90,258
Proceeds from disposal of intangible assets and property, plant and equipment		7	0
Proceeds from federal and state investment grants	3.13.	30,567	0
Advance payments made	3.5	-7,662	-2,000
Repayments of advance payments	3.5	8,887	9,090

Net cash used in investing activities	4.1.	-12,586	-83,168

Shareholders’ payments into equity	3.10.	18,500	0
Proceeds from borrowings	3.11.	27,021	87,822
Repayments of borrowings	3.11.	-52,714	-30,000
Loan financing costs paid		-150	-724
Interest paid		-6,693	-13,293

Net cash from financing activities	4.1.	-14,036	43,805

Net change in cash and cash equivalents		12,775	-26,265
Effect of exchange rate changes on cash and cash equivalents		-33	227
Cash and cash equivalents at beginning of period		11,525	37,563
Cash and cash equivalents at end of period	3.9.	24,267	11,525
Thereof currently not available for use by the Company	3.9.	2,779	0

The accompanying notes are an integral part of these financial statements
Anlage 1.4

Notes to the financial statements
Sovello AG, Bitterfeld-Wolfen
1 Summary of accounting policies
1.1. Basis of preparation
The annual financial statements of Sovello AG (“Sovello” or “the Company”) were prepared in accordance with the International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB) and in effect at the reporting date, applying the Interpretations of the International Financial Reporting Interpretations Committee (IFRIC) and the former Standing Interpretations Committee (SIC). These annual financial statements were prepared on a voluntary basis. References to the IFRSs in these notes are to be understood as references to the IFRSs and the International Accounting Standards (IASs) still in effect.
The following standards and Interpretations were required to be applied by Sovello for the first time in 2009:

Amendments to IAS 1 (2007)	Presentation of financial statements: A revised presentation
Amendments to IAS 23	Borrowing costs
Amendments to IFRS 7	Improving disclosures about financial instruments
Various standards	Improvements to IFRSs (May 2008).
The adoption of the amended IAS 1 affects the presentation of financial statements, particularly regarding the presentation of components of profit or loss and of other comprehensive income in the Statement of comprehensive income.
With adoption of the amended IAS 23 the IASB declared the alternative acceptable method of capitalization of external capital costs as the only permitted method of accounting for external capital costs in connection with qualified assets. Since Sovello used this alternative acceptable method prior to the amendment of IAS 23, the adoption did not have an effect on the financial statements of the Company.
The initial application of other amendments had no material effect on the annual financial statements with regard to the Company’s financial position, cash flows and liquidity or results of operations.

Annex 1.5 / 1

The following standards and interpretations were also required to be applied for the first time in the business year 2009. However, they did not have an impact on the financial statements of the Company:

IFRS 1 (revised)	First-time adoption of IFRSs
Amendments to IAS 32 and IAS 1	Puttable financial instruments and obligations arising on liquidation
Amendments to IFRS 1 and IAS 27	Cost of an investment in a subsidiary, jointly-controlled entity or associate
Amendments to IFRS 2 (2008)	Share-based payment: vesting conditions and cancellations
IFRS 8	Operating segments
Amendments to IFRIC 9 and IAS 39	Embedded derivatives
IFRIC 12	Service concession arrangements
IFRIC 13	Customer loyalty programmes
IFRIC 14	IAS 19 – The limit on a defined benefit asset, minimum funding requirements and their interaction
IFRIC 15	Agreements for the construction of real estate
IFRIC 16	Hedges of a net investment in a foreign operation.
The following standards and interpretations, which have been published by IASB and/or IFRIC up to the reporting date were not required to be applied in 2009:

Amendments to IFRS 1	Additional exemptions for first-time adopters
Amendment to IFRS 2	Group cash-settled share-based payment transactions
IFRS 3 (revised 2008)	Business Combinations
IFRS 9	Financial instruments
IAS 24 (revised)	Related Party Disclosures
Amendments to IAS 27 (2008)	Consolidated and separate financial statements
Amendments to IAS 32	Classifications of Rights Issues
Amendments to IAS 39	Financial instruments: Recognition and measurement: Eligible Hedged Items
Amendments to IFRIC 14	Prepayments of a minimum funding requirement
IFRIC 17	Distributions of non-cash assets to owners
IFRIC 18	Transfer of assets from customers
IFRIC 19	Extinguishing Financial Liabilities with Equity Instruments
Various standards	Improvements to IFRSs (April 2009).
The Management Board believes that the initial application of the above will not have a material effect on the Company’s financial position, cash flows and liquidity or results of operations.

Annex 1.5 / 2

The annual financial statements are prepared in Euros (EUR). All amounts are stated in thousands of Euros (EUR’000) where not otherwise indicated. Amounts are rounded according to commercial practice. Additions or other calculations may contain rounding differences.
The Company’s financial year is the calendar year.
The annual financial statements have been prepared on the going concern principle of accounting under which assets and liabilities are generally recognized at amortized cost, except for derivative financial instruments, which are recognized at fair value at the reporting date.
In the balance sheet, assets and liabilities are classified according to maturity. Assets and liabilities that are expected to be sold, used in the normal course of business or settled within twelve months are classified as current. Liabilities are treated as current if they are required to be settled within twelve months from the reporting date. Profit or loss is presented using the nature of expense method.
1.2. Going concern
As of December 31, 2008 and during the business year 2009, Sovello AG was not in compliance with certain contractual terms of its syndicated loan agreement, which comprises all liabilities to banks. The syndicated banks waived the special right of termination in 2009 and deferred redemption payments due in the amount of EUR 25.0 million. At the same time, unused credit lines in the amount of EUR 56.5 million were frozen. Due to significant contributions of the shareholders in the form of loans, interest deferrals and increases in the equity of Sovello AG, the liquidity of the Company was maintained throughout 2009. In addition, the syndicated loans were repaid in the amount of EUR 52.7 million.
As of December 31, 2009, the Company continued not to be in compliance with certain terms of its syndicated loan agreement, which raised doubts about the Company’s ability to continue as a going concern.
In February 2010, additional loan redemptions of EUR 20.9 million were made due to other additional payments by the shareholders in the Company’s equity.
On March 23, 2010, the shareholders concluded an agreement to sell 100% of the shares in Sovello AG to Ventizz Capital Fund, L.P. The sale was contingent upon other actions which would result in a comprehensive adjustment of the financial structure of the Company including the addition of new equity and extensive debt relief for the Company. The possibility of restructuring Sovello AG was confirmed in an external opinion based on the current business plans and taking into account the new shareholder and financing structure. As part of the financial restructuring, the syndicated loans were reduced to a remaining amount of EUR 15 million. Furthermore, loans in the amount of EUR 10 million were obtained from Investitionsbank Sachsen-Anhalt.

Annex 1.5 / 3

The sale of Sovello AG to the investor was subject to the occurrence of various conditions, which were fully met at the time of preparing the annual financial statements. The sale of the company closed on April 22, 2010, and the new shareholder and financial structure was put into place, which has secured the Company’s ability to continue as a going concern.
1.3. Accounting policies
1.3.1. Revenue recognition
Revenue from sales is recognized when the goods have been delivered or the services provided and risk has transferred to the customer, the amount of revenue can be reliably measured and it can be assumed that the receivable will be collectible. Depending on the respective incoterms, this is usually the case, when goods are leaving Sovello’s premises. Sales made by the shareholder Evergreen Solar Inc., Marlboro, USA (Evergreen), based on the sales agreement last amended in 2008, are realized when goods are leaving Sovello’s premises. Physical delivery is usually made directly to Evergreen’s customers and the prices are determined between Sovello and Evergreen depending on Evergreen’s customer prices.
Sales reductions such as trade discounts, rebates and cash discounts allowed are recorded as reductions of revenue.
1.3.2. Interest income and expense
Interest income and expenses are recognized using the effective interest method, normally in the period in which they are incurred. Borrowing costs for qualifying assets are capitalized as part of the cost of the assets under IAS 23, based on the average interest rate for the financing.
1.3.3. Intangible assets
Intangible assets consist primarily of purchased software. This is recognized initially at cost, including incidental costs of acquisition, when the software is purchased, and subsequently at cost less accumulated amortization and any impairment losses, in accordance with IAS 38.
Software is amortized by the straight-line method over periods of three or five years.

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1.3.4. Property, plant and equipment
Property, plant and equipment is measured at acquisition cost less systematic depreciation and any impairment losses, in accordance with IAS 16. Acquisition cost comprises the purchase price and directly attributable incidental costs of acquisition incurred in bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management (e. g. transportation costs and material and personnel expenses for installation test runs). Trade discounts, rebates and cash discounts received are deducted from the purchase price. Borrowing costs are capitalized as part of the cost of the assets.
Subsequent expenditure for a capitalized item of property, plant and equipment is recognized in the carrying amount of the asset or capitalized as a separate asset if it is probable that future economic benefits will flow to the Company and the expenditure for the assets can be reliably measured. All other subsequent expenditures are recognized as expenses in the period in which they are incurred. Subsequent capitalizable expenditures which exceed the recoverable amount of the relevant asset are recognized immediately in profit or loss.
Items of property, plant and equipment are depreciated by the straight-line method over their economic useful lives. The useful lives assumed are as follows:

(In Years)	Useful life
Buildings	33
Plant and machinery	7
Other installations; factory and office equipment	3-7
Low-value non-current assets costing between EUR 150.00 and EUR 1,000.00 are treated collectively as a single item which is depreciated over an assumed useful life of five years.
The depreciation plans are unchanged from the previous year.
1.3.5. Impairment and reversals of impairment losses
Items of property, plant and equipment and intangible assets are tested for impairment under IAS 36 if there is any indication that their carrying amount may not be recoverable. An impairment loss is recognized in the amount by which the carrying amount of the asset exceeds its recoverable amount. The recoverable amount is valued with the value in use which results as present value of future net cash-flows of the cash generating unit. The basis for this is the most recent financial planning prepared by management. Projections based on this planning generally cover a period of five years. For subsequent years, the cash-flows are estimated assuming a steady growth rate.
The planning assumptions are adjusted in line with most recent information available at the time. Key assumptions, which are the evaluation basis of the value in use,

Annex 1.5 / 5

include assumptions regarding market growth, price development, yield and efficiency as well as the discount rate.
At each reporting date the Company assesses whether the reasons for the recognition of an impairment loss in a prior period still exist. An impairment loss must be reversed if the recoverable amount of an asset or group of assets has increased. The increased carrying amount of the asset shall not exceed the carrying amount that would have been determined (net of depreciation) had no impairment loss been recognized for the asset in prior periods. After a reversal of an impairment loss is recognized, the depreciation charge for the asset is adjusted to allocate its revised carrying amount on a systematic basis over its remaining useful life.
1.3.6. Income taxes
Current income taxes owed by the Company are recognized when incurred, in accordance with IAS 12. The valuation of the Company’s current income tax expense is based on tax rates prevailing at the balance sheet date.
Deferred taxes are determined in accordance with IAS 12 by the balance sheet liability method. Deferred taxes are recognized for all temporary differences between the tax base of an asset or liability and its carrying amount in the IFRS balance sheet. Also, deferred taxes are recognized on tax losses and deductible temporary differences to the extent that it is probable that future taxable profit will be available against which the tax losses can be utilized or will exist when the differences reverse, and sufficiently reliable information is available with regard to the future development of the business. Deferred tax assets and liabilities are offset if the Company has a legally enforceable right to set off current tax assets against current tax liabilities and the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority. Deferred taxes are measured using the tax rates that are expected to apply to the period when the temporary differences reverse, based on the tax rates and tax laws that have been enacted or substantively enacted by the reporting date. Deferred taxes were calculated using a rate of 23% in 2009 and 2008.
1.3.7. Inventories
Inventories falling under IAS 2 comprise raw materials, consumables and supplies,, work in progress and finished goods.
Raw materials, consumables and supplies are measured at moving-average cost after deducting trade discounts, rebates and cash discounts received.
Finished goods and work in progress are recognized at the costs of conversion. These comprise direct materials and labor costs and materials and production overheads and production-related depreciation. Administrative expenses are included to the extent directly related to the production.

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Subsequent measurement is at the lower of cost and net realizable value. Net realizable value is the estimated selling price of the end product less estimated costs of completion and estimated costs necessary to make the sale.
1.3.8. Advance payments
Advance payments comprise advance payments on inventories. Impairment testing consists in assessing whether these payments can be expected to be covered in future periods by the prices at which the end products are sold.
1.3.9. Financial instruments
     1.3.9.1. Overview
The Company holds financial instruments falling under IAS 32 and IAS 39 in the form of cash and cash equivalents, trade receivables, other financial assets, financial liabilities and loans, and also derivative financial instruments in the form of interest rate swaps and forward exchange contracts. The interest rate swaps satisfy the conditions for the use of hedge accounting, whereas the forward exchange contracts do not. Sales and purchases of financial instruments are recognized on the trade date (i.e. on the date on which the Company has undertaken to buy or sell an asset or enter into a liability).
A financial asset or financial liability is recognized initially at fair value plus, in the case of a financial asset or financial liability not classified at fair value through profit or loss, directly attributable transaction costs. Subsequent measurement is at fair value or amortized cost using the effective interest method.
Fair value corresponds to the market or stock exchange value, where available. Market or stock exchange prices can be identified particularly for derivatives.
Amortized cost of current receivables and payables corresponds to the nominal amount or the amount repayable.
The Company derecognizes financial assets as soon as the contractual rights to the cash flows from the financial assets expire or the Company transfers these rights to a third party and the transfer qualify for de-recognition.
Financial liabilities are derecognized when they are extinguished (i.e. when the contractual obligations are discharged, cancelled or have expired or when conditions for de-recognition under IAS 39 are satisfied).
The Company has not so far availed itself of the possibility to designate financial assets or liabilities to be accounted at fair value through profit or loss.

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     1.3.9.2. Trade receivables and other financial assets
Receivables and other financial assets are measured on initial recognition at fair value, which normally corresponds to cost. Subsequent measurement is at amortized cost.
A valuation allowance is recognized if there is evidence that the receivable may not be collectible. The amount of the valuation allowance is measured as the difference between the carrying amount and the value of the payments expected to be received.
     1.3.9.3. Cash and cash equivalents
Cash and cash equivalents comprise cash on hand and cash in banks with original maturities of less than three months.
Cash on hand and in banks is carried at nominal amount. Balances denominated in a foreign currency are translated into Euro at the year-end exchange rate.
     1.3.9.4. Financial liabilities
Financial liabilities are measured on initial recognition at fair value less directly attributable transaction costs. Subsequent recognition is at amortized cost using the effective interest method.
     1.3.9.5. Derivative financial instruments and hedging
The derivative financial instruments employed by the Company are interest rate swaps and forward exchange contracts. The interest rate swaps serve to hedge the risk associated with variable interest payments on loans. The forward exchange contracts serve to economically hedge the risk associated with fluctuations in the exchange rate for the US dollar in connection with the export of products into the US dollar area and the procurement of certain raw and other materials on a US dollar basis. Only interest rate swaps existed as of December 31, 2009.
The financial derivatives are recognized on initial recognition and subsequently at fair value, at which they are reported under other financial assets or other financial liabilities. Fair values are determined using generally accepted pricing models based on discounted cash flow analysis and current market parameters. Classification as current or non-current is based on the residual maturity of the underlying transaction.
The Company accounts for interest rate swaps in accordance with the hedge accounting rules of IAS 39 for cash flow hedges.
At the inception of the hedge, the hedging relationship between the hedged item and the hedge, and the risk management objective and strategy for undertaking the hedge, are described and documented. In addition to this, at the commencement of and subsequently during the hedging relationship period, the effectiveness of the hedge in achieving offsetting changes in cash flows attributable to the hedged item is

Annex 1.5 / 8

documented on a regular basis. Prospective effectiveness is measured using the critical terms match method, retrospective effectiveness usually using the hypothetical derivatives method.
The portion of the gain or loss on the hedging instrument that is determined to be an effective hedge is recognized in equity, after the effect of deferred tax. Any ineffectiveness is recognized immediately in profit or loss, under interest income or expense.
Amounts recognized in equity are removed from equity and recognized in the income statement in the same period or periods during which the hedged transaction affects the income statement, and in the same line as the hedged transaction.
The forward exchange contracts do not meet IAS 39 criteria for hedge accounting. Changes in fair value are therefore recognized in profit or loss.
1.3.10. Government grants
The Company receives government financial assistance for its investment projects in the form of federal (tax-free) and state (taxable) investment grants. Amounts received or receivable are recognized initially as deferred income in accordance with IAS 20 and reported in the balance sheet as deferred federal and state investment grants. Grants are transferred to the income statement over the period of use of the assets for which they were received. The amounts recognized as income are reported under other operating income.
Grants are recorded as receivable as soon as the funds flow to the Company or there is reasonable assurance that they will do so.
Repayment obligations of government grants are treated as a change in estimate according to IAS 8.
1.3.11. Other provisions
Provisions are recognized, in accordance with IAS 37, when the Company has a present obligation to a third party as a result of a past event, the settlement of which is expected to result in a probable outflow of resources, and it is uncertain what exact amount will be involved and/or when the Company will be required to settle the obligation.
Provisions are measured at the amounts required to cover all identifiable obligations and risks.
Non-current provisions are measured at the amounts expected to be required to settle the obligations and, where the effect of the time value of money is material, are disclosed at present value at the reporting date. The discount rates used are based on market interest rates. In determining the amounts expected to be required to settle obligations reasonable allowance is made for expected developments in costs.

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1.3.12. Other assets and liabilities
Other assets and liabilities are measured at amortized cost. Any specific risks of loss are recognized by setting up appropriate individual valuation allowances.
1.3.13. Management estimates and judgements
In connection with the preparation of financial statements, management is regularly called upon to exercise judgment and make estimates and assessments. Estimates are based on past experience and other knowledge of the transactions to be reported. Subsequent, actual amounts may differ from those based on estimates and assumptions. Estimates, and the assumptions on which they are based, are therefore regularly reviewed and their possible impact on the financial statements assessed.
These judgment decisions and estimates may concern the definition of the recoverable amount in the context of impairment tests, the recognition and measurement of provisions for product warranty costs, the determination of useful lives of intangible assets and items of property, plant and equipment and the assessment of the possible impairment of deferred tax assets relating to tax losses.
All assumptions and estimates are based on conditions existing and assessments made as of the reporting date. Subsequent developments not reflected in the estimates and differing from the assumptions made may result in differences between actual amounts and estimates. In such cases, the assumptions, and where necessary the carrying amounts of the assets and liabilities involved, are adjusted accordingly.
At the time of preparing the annual financial statements it is not anticipated that there will be any material changes to the underlying assumptions and estimates. At present, therefore, no material adjustments to the carrying amounts of the reported assets and liabilities are expected in 2010.
1.3.14. Segment reporting
According to IFRS 8, an operating segment, based on the internal organization structure, is a component of an entity that engages in business activities from which it may earn revenues and incur expenses, whose operating results are reviewed regularly by the entity’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance and for which discrete financial information is available.
Sovello’s business activities are concentrated on the manufacture and sale of a single product (solar modules) at a single location (Bitterfeld-Wolfen). Within these activities there are no distinguishable enterprise components. The controlling as well as the internal reporting takes place on the level of the Company. Therefore, no different operating segments are identifiable. Segment reporting is not required.

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2 Notes to the Statement of Comprehensive Income
2.1. Revenues

(In thousands of EUR)	2009	2008

Solar modules	109,643	212,831
Other revenues	2,088	6,465

Total	111,731	219,296

After the setup of its own sales organization in Bitterfeld-Wolfen, almost three quarters of total sales were made directly by the Company in 2009, whereas solar modules in 2008 were sold almost exclusively by the shareholder Evergreen Solar Inc., Marlboro, USA (Evergreen). The basis for the sales by Evergreen is the sales agreement entered into in 2006 and revised in 2008.
The significant decrease in module sales is due to the drop in demand particularly in the first half of 2009 caused by the financial and economic crisis as well as the decline in sales prices for modules. As a result, the Company decided to make use of the short-time work program in the period from May until September 2009.
Other revenues mainly refer to the sale of cell and silicon waste. These result from waste and breakages associated with the production processes which cannot be used for making modules for technical reasons or because of substandard quality.
The following is an analysis of revenue by geographical market:

	2009		2008
	EUR'000%		EUR'000%

Germany	92,118	82.4	93,579	42.7
Rest of Europe	8,526	7.6	46,536	21.2
USA	8,755	7.8	77,977	35.6
Asia	2,269	2.0	282	0.1
Rest of world	63	0.1	922	0.4

Total	111,731	100	219,296	100

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2.3. Own work capitalized
Own work capitalized consists principally of materials costs and personnel expenses incurred during the process of commissioning new production lines.
2.4. Other operating income
Other operating income is made up of the following:

(In thousands of EUR)	2009	2008

Amortization of deferred federal and state investment grants	6,900	6,564
Refunds of customs and energy tax	1,169	35
Reversal of accrued personnel-related expenses	964	299
Effect of exchange rate changes	773	3,302
Breakup fee	757	0
Unused provisions released	388	0
Recycling of scrap	290	359
Grants related to personnel expenses	96	2
Other	411	193

Total	11,748	10,754

Amortization of deferred investment grants consists of EUR 3,166 thousand (2008: EUR 3,450 thousand) for the tax-free federal grant and EUR 3,734 thousand (2008: EUR 3,114 thousand) of taxable state grants.
The reversal of accruals related to personnel expenses mainly concerns deferred bonus payments to employees.
The breakup fee relates to a penalty paid by a customer due to early termination of a contract.
The effect of exchange rate changes of the previous year includes a gain of EUR 2,601 thousand resulting from the measurement at market value of the forward exchange contracts at December 31, 2008. As of December 31, 2009, no such contracts existed.
Miscellaneous other income includes income from the disposal of waste and from the re-billing of costs incurred.
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2.6. Cost of materials and services

(In thousands of EUR)	2009	2008

Raw materials, consumables and supplies	-67,854	-99,154
Purchased services	-10,730	-10,854

Total	-78,584	-110,008

The cost of raw materials, consumables and supplies consists principally of the cost of the silicon and chemicals used and other materials required for the module production.
2.7. Personnel expenses

(In thousands of EUR)	2009	2008

Wages and salaries	-31,165	-31,995
Social security expenses	-6,290	-5,840

Total	-37,455	-37,835

2.8. Amortization, depreciation and impairment of intangible assets and property, plant and equipment
The amortization and depreciation charge reflects the systematic reduction in value of the intangible assets and items of property, plant and equipment. Impairment losses of EUR 127 thousand on items of property, plant and equipment were recognized in 2008. Details of the individual amortization and depreciation charges are given in the schedules presented in Notes 3.1. and 3.2. below.
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2.9. Other operating expenses
Other operating expenses consist of:

(In thousands of EUR)	2009	2008

Royalties	-4,929	-7,711
Occupancy costs and other office expenses	-3,952	-2,721
Repair and maintenance	-3,809	-4,430
Repayment of federal and state investment grants	-2,903	0
Legal and consultancy expenses	-2,554	-3,424
Selling expenses	-2,453	-5,327
Other personnel-related costs	-1,672	-1,937
Insurance	-844	-636
Other administrative expenses	-717	-444
Training and education	-501	-537
Other services	-643	-1,042
Travel expense	-359	-811
Research and development	-367	-816
Effect of exchange rate changes	-179	-1,207
Product warranty	-27	-9
Other	-257	-388

Total	-26,166	-31,440

The royalties are those paid to shareholder Evergreen for use of the String Ribbon™ technology. Evergreen has granted the Company the contractual right to use newly developed technologies. The consideration is based on a sliding-scale royalty calculation based on accumulated sales revenues and volume-dependent royalties. Distribution expenses and other services include further payments to the shareholders under the existing distribution agreement and other agreements on the transfer of rights and licenses. More information on this subject will be found in Note 4.2. Related party disclosures.
Expenses for repair and maintenance result particularly from scheduled annual inspections of the first two production lines.
Concerning the repayment of already granted federal and state investment grants we refer to our comments in Note 3.15 Accrued liabilities from the repayment of federal and state investment grants.
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In 2009, legal and consultancy expenses include, amongst other items, expenses incurred in connection with the restructuring of financing and the investigation launched by the EU concerning the granting of government financial assistance. In the previous year, consultancy expenses were incurred in connection with the reorganization of the Company as a stock corporation and its renaming.
2.10. Interest and similar income/expense

(In thousands of EUR)	2009	2008

Interest and similar income	76	867
Bank loans	-7,042	-7,684
Shareholders’ loan and guarantees	-9,391	-6,649
Other interest expense	-2,074	0
Capitalized financing costs	1,733	2,539
Interest and similar expense	-16,774	-11,794

Net financial income/expense(-)	-16,698	-10,927

Interest on the syndicated financing includes EUR 271 thousand (2008: EUR 831 thousand) of accrued interest. Interest on bank loans contains EUR 757 thousand (2008: EUR 608 thousand) of interest calculated according to the effective interest method.
Information on the shareholder loans will be found in Note 4.2. Related party disclosures.
Expected interest charges related to the repayment of federal and state investment grants in the amount of EUR 1,931 thousand are included in other interest expense.
Capitalized financing costs consist of interest incurred for the purchase or production of qualifying assets.
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2.11. Net gain/loss by measurement category

(In thousands of EUR)	2009	2008

Loans and receivables	-246	1,072
Financial liabilities measured at amortized cost	927	-1,819
Derivative financial assets — gains/losses(-) on disposal and measurement recognized in profit or loss	773	3,270
Derivative financial liabilities — gains/losses(-) on fair value changes recognized in equity	718	-982

Total	2,172	1,541

The net gains/losses by measurement category of financial instruments are affected by changes in fair value, impairment, reversals of impairment losses, exchange rate movements and derecognition.
The net gains/losses on disposal or measurement of derivative financial assets recognized in profit or loss include a gain of EUR 773 thousand (2008: EUR 669 thousand) on the exercise of forward exchange contracts to economically hedge exposure to movements in exchange rates in connection with the sale of solar modules in US dollars. Further information will be found in Note 4.3.2. Disclosures on derivative financial instruments and hedging.
2.12. Income tax expense

(In thousands of EUR)	2009	2008

Current income tax expense	-70	-3,195
Deferred tax income/expense	382	-1,170

Total	312	-4,365

During 2009, a tax audit was conducted related to corporation income taxes, municipal trade taxes, VAT and tax-free investment grants for the period 2004 through 2007. The expected additional taxes to be paid, based upon preliminary findings, has been recorded in current income tax liabilities.
Deferred tax was calculated on the basis of a tax rate of 23% in 2009 and 2008. This rate takes into account corporation income tax of 15%, “solidarity” surtax of 5.5% on the corporation income tax, and an effective municipal trade tax rate of 7%.
The deferred tax effect recognized in equity in 2009 amounted to EUR -165 thousand (2008: EUR 226 thousand) and resulted from changes in the market value of derivative hedging instruments which were accounted for in accordance with the hedge accounting rules of IAS 39.
Annex 1.5 / 16

Because of the uncertainties as of December 31, 2009 regarding the Company’s ability to generate future taxable income in light of the volatile photovoltaic market, no deferred tax assets were recorded for tax loss carry forwards as of the balance sheet. The amounts of tax loss carryforwards, for which no deferred tax assets were recorded as of December 31, 2009 were EUR 46,953 thousand for corporate income taxes and EUR 47,156 thousand for municipal trade taxes. The tax loss carry forwards can be be carried forward indefinitely. We also refer to our comments in section 4.11. Subsequent events.
Temporary differences in recognition and measurement of balance sheet items resulted in recognition of the following deferred tax assets and liabilities:

	Dec 31, 2009		Dec 31, 2008
	Deferred	Deferred	Deferred	Deferred
	tax	tax	tax	tax
(In thousands of EUR)	assets	liabilities	assets	liabilities

Other financial assets	0	0	0	598
Borrowings	0	224	0	8
Other financial liabilities	99	0	264	0
Tax loss	0	—	0	—

Offset	-99	-99	0	0

Total	0	125	264	606

The reported tax expense differs from the expected tax expense that would have arisen had the nominal tax rate of 23% been applied to the IFRS pre-tax profit. Reconciliation is set out below:

(In thousands of EUR)	2009	2008

Profit before tax	-63,191	21,749
Expected tax expense	14,423	-4,964
Reconciliation:
Tax effects from tax-free income	723	787
Tax effects from non-deductible expenses and addbacks to and deductions from municipal trade tax base	-3,957	-278
Deferred tax on current year losses not recognized as a deferred tax asset	-10,812	0
Income taxes relating to other periods	-70	0
Other tax effects	5	90

Reported tax expense	312	-4,365

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3 Notes to the Statement of Financial Position
3.1. Intangible assets
Intangible assets consist principally of software. Movements on intangible assets are set out below:

		Advance
(In thousands of EUR)	Software	payments	Total

Cost
Balance at Jan 1, 2009	1,873	693	2,566
Additions	261	109	370
Disposals	0	10	10
Reclassifications	658	-654	4

Balance at Dec 31, 2009	2,792	138	2,930

Accumulated amortization
Balance at Jan 1, 2009	488	0	488
Amortization charge for 2009	652	0	652

Balance at Dec 31, 2009	1,140	0	1,140

Carrying amount at Dec 31, 2009	1,652	138	1,790

		Advance
(In thousands of EUR)	Software	payments	Total

Cost
Balance at Jan 1, 2008	577	819	1,396
Additions	767	403	1,170
Reclassifications	529	-529	0

Balance at Dec 31, 2008	1,873	693	2,566

Accumulated amortization
Balance at Jan 1, 2008	170	0	170
Amortization charge for 2008	318	0	318

Balance at Dec 31, 2008	488	0	488

Carrying amount at Dec 31, 2008	1,385	693	2,078

Annex 1.5 / 18

3.2. Property, plant and equipment
Movements on property, plant and equipment are set out below:

			Other	Advance
			installations;	Payments
			factory and	and
	Land and	Plant and	office	construction
(In thousands of EUR)	buildings	machinery	equipment	in progress	Total

Cost
Balance at Jan 1, 2009	77,695	138,082	5,675	74,620	296,072
Additions	1,072	30,545	1,835	4,028	37,480
Disposals	0	56	111	15	182
Reclassifications	740	64,167	193	-65,104	-4

Balance at Dec 31, 2009	79,507	232,738	7,592	13,529	333,366

Accumulated depreciation
Balance at Jan 1, 2009	2,635	32,542	2,179	0	37,356
Depreciation charge for 2009	2,319	25,308	1,339	0	28,966
Disposals	0	56	102	0	158

Balance at Dec 31, 2009	4,954	57,794	3,416	0	66,164

Carrying amount at Dec 31, 2009	74,553	174,944	4,176	13,529	267,202

Annex 1.5 / 19

			Other	Advance
			installations;	payments
			factory and	and
	Land and	Plant and	office	construction
(In thousands of EUR)	buildings	machinery	equipment	in progress	Total

Cost
Balance at Jan 1, 2008	46,635	131,795	4,105	9,993	192,528
Additions	25,403	5,042	1,140	71,960	103,545
Disposals	0	0	1	0	1
Reclassifications	5,657	1,245	431	-7,333	0

Balance at Dec 31, 2008	77,695	138,082	5,675	74,620	296,072

Accumulated depreciation
Balance at Jan 1, 2008	1,209	13,211	878	0	15,298
Depreciation charge for 2008	1,426	19,257	1,249	0	21,932
Impairment losses	0	74	53	0	127
Disposals	0	0	1	0	1

Balance at Dec 31, 2008	2,635	32,542	2,179	0	37,356

Carrying amount at Dec 31, 2008	75,060	105,540	3,496	74,620	258,716

Additions in the business year and the previous year relate mainly to the construction of the third production line, which had commenced according to plan at the end of 2007.
Borrowing costs in the amount of EUR 1,733 thousand (2008: EUR 2,539 thousand) were capitalized in the business year. The average capitalization rate, which was used as basis to determine the amount of borrowing costs, amounted 5.6% (2008: 5.9% ).
3.3. Deferred tax
Information on deferred tax assets and liabilities will be found in Note 2.10. Income tax.
Annex 1.5 / 20

3.4. Inventories

(In thousands of EUR)	Dec 31, 09	Dec 31, 08

Raw materials, consumables and supplies	22,802	20,544
Work in progress	4,540	3,203
Finished goods	8,232	8,472

Total	35,574	32,219

The principal items included under raw materials, consumables and supplies are silicon and spare parts.
The carrying amount of the inventories measured at net realizable value amounts to EUR 1,163 thousand (2008: EUR 235 thousand). In 2009 adjustments to reduce such inventories to net realizable values totaling EUR 967 thousand (2008: EUR 5 thousand) were recognized as an expense.
3.5. Advance payments
On September 29, 2006, the Company entered into a supply agreement with REC Solar Grade Silicon LLC, Moses Lake, USA, a wholly-owned subsidiary of Renewable Energy Corporation ASA, Sandvika, Norway (“REC”), which assured it of deliveries of silicon on a long-term basis. The prepayments made under this agreement are included under Advance payments. The advance payments are being utilized over the term of the agreement in accordance with the terms thereof. With several amendments, most recently modified in October 2009, the parties amended the existing agreement regarding delivery quantities and dates, purchase prices and rules for utilization of the advance payments. In 2009, it was agreed that part of the advance payments that had been made would be repaid to the Company. Accordingly, a repayment amounting to USD 11.5 million was received by Sovello (2008: USD 12.4 million). In 2009 there were agreed shipments under this agreement and consequently there was a utilization of advance payments in the amount of EUR 15,243 thousand (2008: EUR 0 thousand).
In 2008, Sovello entered into another long-term agreement for the supply of silicon with another silicon producer. This agreement provides for the supply of a total of 1,074 metric tons of silicon starting in 2009 and extending over a period up to 2016. In connection with this agreement, an advance payment of EUR 9,662 thousand was made, thereof EUR 2,000 thousand in 2008. According to the silicon deliveries made and an adjustment of quantities to be delivered, capitalized advance payments were amortized in the amount of EUR 817 thousand (2008: EUR 0 thousand).
Annex 1.5 / 21

3.6. Trade receivables

(In thousands of EUR)	Dec 31, 09	Dec 31, 08

Trade receivables from third parties	8,820	2,007
Trade receivables from related parties	1,500	46,850

Total	10,320	48,857

The receivables result primarily from the sale of solar modules, but also from the sale of off-spec cells and silicon waste from the production processes. All receivables are due within one year from the reporting date.
Receivables from related parties are from shareholders and mainly consist of amounts owed by Evergreen. Under the distribution agreement, Evergreen is responsible for the distribution of a part of the Company’s production in return for a commission of 0.5% (2008: 1.6%) of sales. The risk of payment default by the wholesalers/ultimate customers to whom Evergreen sells the solar modules has consequences for the existence of Sovello’s receivables from Evergreen. Information on this subject will also be found in Note 4.2. Related party disclosures.
Foreign currency receivables are translated on initial recognition at the historical rate of exchange and subsequently at the applicable year-end rate. At December 31, 2009, foreign currency receivables amounted to EUR 324 thousand (2008: EUR 24,203 thousand).
The following is an aging analysis of the receivables:

		Of which	Of which not impaired at year end but overdue for
		not impaired	not more	between	between	more
	Carrying	or overdue	than 30	31 and 60	61 and 90	than 90
(In thousands of EUR)	amount	at year end	days	days	days	days

December 31, 2009
Third parties	8,820	5,554	699	963	17	1,587
Related parties	1,500	12	320	18	0	1,150

Total	10,320	5,566	1,019	981	17	2,737

		Of which	Of which not impaired at year end but overdue for
		not impaired	not more	between	between	more
	Carrying	or overdue	than 30	31 and 60	61 and 90	than 90
(In thousands of EUR)	amount	at year end	days	days	days	days

December 31, 2008
Third parties	2,007	1,771	28	1	24	183
Related parties	46,850	30,847	9,713	4,738	1,552	0

Total	48,857	32,618	9,741	4,739	1,576	183

With regard to the overdue receivables for which no valuation allowances have been provided there was no indication at the reporting date that debtors might default. This
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applies similarly to the receivables not yet due. As of December 31, 2009, the Company recorded an allowance for accounts from an insolvent customer in the amount of EUR 594 thousand. The Company has had no material bad debt losses to record in the past. In 2008, therefore, the Company did not record a valuation allowance against receivables.
3.7. Other financial assets
The other financial assets in the amount of EUR 595 thousand mature within one year from the reporting date and consist of other costs charged to customers (2008: EUR 85 thousand). In addition, the item included the positive fair values of the forward exchange contracts in the previous year (EUR 2,601 thousand).
Further information on the forward exchange contracts will be found in Note 4.3.2. Disclosures on derivative financial instruments and hedging.
3.8. Other assets
Other assets consist of:

(In thousands of EUR)	Dec 31, 09	Dec 31, 08

Federal and state investment grants receivable	14,028	37,731
Recoverable value added tax on inputs	3,582	15,252
Prepaid expenses	578	534
Loan financing costs	150	302
Other	176	100

Total	18,514	53,919

The recognition of grants receivable is based on entitlements under applicable law (federal grants) or notifications from Investitionsbank Sachsen-Anhalt (state grants).
Prepaid expenses include, amongst other items, insurance premiums.
All other assets mature within one year from the reporting date.
3.9. Cash and cash equivalents
Cash and cash equivalents consist of EUR 24,267 thousand (2008 EUR 11,525 thousand) of cash on hand and in banks. Cash in banks includes EUR 3,314 thousand (2008 EUR 5,495 thousand) of balances in foreign currencies.
Cash and cash equivalents include federal and state investment grants received in the amount of EUR 2,779 thousand that are not available for use by the Company. The amounts will be released by the donors after the successful completion of the
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financing negotiations. Thereof, an amount of EUR 124 thousand relates to a pending investigation, which the European Commission initiated according to the regulations of the EG-contract about federal allowances. We refer to our explanations in section 3.14. Accrual for the repayment of federal and state investment grants. The remaining amount of EUR 2,655 thousand will be available to the Company after the release by the donor to redeem financial liabilities.
3.10. Equity
Movements in equity are presented in the statement of changes in equity.
Sovello AG has an ordinary share capital of EUR 480 thousand divided into 480,000 no par value registered shares (Stueckaktien). Each share represents a pro rata amount of the ordinary share capital of EUR 1.00.
In 2009, the respective percentage interests of the shareholders are unchanged from the previous year. On April 22, 2010, all shares in Sovello AG were sold to an investor. We refer to our comments in section 4.11. Subsequent events.
The capital reserve consists of premiums received from the issue of shares and other amounts paid in by shareholders. In 2009, shareholders made additional payments which increased equity by EUR 18,500 thousand (2008: EUR 0 thousand). The additional payments were made equally by each shareholder in connection with the repayment of outstanding amounts related to the syndicated loan agreement. We also refer to our explanations in section 3.11.1. Liabilities to banks.
In 2008, an amount of EUR 48 thousand was transferred from the net income determined under German accounting principles for the previous year to the statutory reserve as required by section 150 German Stock Corporation Act and reported under revenue reserves.
The accumulated change in the market value of the interest rate swaps, amounting to EUR -330 thousand (2008: EUR -883 thousand) after the effect of deferred tax, was recognized in accumulated other comprehensive income.
The profit after tax of EUR 17,384 thousand for 2008 was carried forward to 2009.
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3.11. Borrowings
The Company’s borrowings, analyzed by maturity, are summarized as follows:

	Dec 31, 2009			Dec 31, 2008
		Non-			Non-
(In thousands of EUR)	Current	current	Total	Current	current	Total
Shareholders’ loans	173,452	0	173,452	0	138,185	138,185
Liabilities to banks	68,350	0	68,350	83,575	37,292	120,867

Total	241,802	0	241,802	83,575	175,477	259,052

3.11.1. Liabilities to banks
Financial and budget key ratios of the existing syndicate loan agreement, last amended in September 2008, were not achieved in certain cases at December 31, 2008 and in the business year 2009. The account to service the debt was not funded. The banking syndicate has issued limited waivers regarding the exercise of the termination right and the right to require funding of the debt servicing reserve account. These waivers were extended several times during 2009. At the same time, redemption payments in the amount of EUR 25 million, which were due March 31 and June 30, 2009, were deferred and the unused credit lines were frozen. Redemptions due on September 30 and December 31, 2009, each of EUR 12.5 million were paid according to the terms of the loan agreement. Thereof, EUR 18.5 million was paid by the shareholders and recorded as other increases in equity. Furthermore, redemption of the loan tranche for interim financing of federal and state investment grants in the amount of EUR 27.7 million was made in 2009.
At December 31, 2009, the Company reported accrued interest of EUR 271 thousand (2008: EUR 831 thousand). The transaction costs incurred for financing were directly included in the initial measurement of the syndicated loan. Liabilities to banks amount to EUR 68,350 thousand (2008: EUR 120,867 thousand) as of the balance sheet date.
In February 2010, additional loan redemptions of EUR 20.9 million were made by payments by the shareholders which increased the Company’s equity. In the course of the sale of Sovello AG to an investor on April 22, 2010, extensive debt relief of the Company and additional equity payments from the new shareholder were made. A reduction of the loan to EUR 15 million was agreed with the syndicated banks. The complete repayment will be made by December 30, 2010. We also refer to our comments in section 4.11. Subsequent events.

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3.11.2. Shareholders‘ loans
To provide liquidity to Sovello, the shareholders made additional loans of EUR 27 million in 2009. The allocation of loan amounts to the shareholders was shared equally, however, the loans from Evergreen were made in US dollars. With several amendments, all shareholders‘ loans were extended until June 30, 2010 and interest was deferred until the maturity of the respective loan amounts. Accrued interest payables totalled EUR 9,386 thousand (2008: EUR 21 thousand) as of the balance sheet date.
In June 2009, the shareholders declared an unlimited subordination regarding their claims for repayment of the loans and for payment of already accrued and future interest behind all current and future receivables of other creditors of the Company.
Further information will be found in Note 4.2. Related party disclosures and Note 4.11. Subsequent events.
Trade payables

(In thousands of EUR)	Dec 31, 09	Dec 31, 08
Payables to third parties	20,324	32,234
Payables to shareholders	4,453	1,796

Total	24,777	34,030

Information on payables to shareholders will be found in Note 4.2. Related party disclosures.
All trade payables are due within one year from the reporting date.
Foreign currency payables are translated on initial recognition at the historical rate of exchange and subsequently at the applicable year-end rate. At December 31, 2009, foreign currency payables amounted to EUR 1,199 thousand (2008: EUR 4,957 thousand).

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3.13. Deferred federal and state investment grants
Deferred federal and state investment grants consist of taxable state investment grants and tax-free federal investment grants received or receivable by the Company.

	Dec 31, 2009			Dec 31, 2008
		Non-			Non-
(In thousands of EUR)	Current	current	Total	Current	current	Total
Federal investment grants	5,316	22,334	27,650	4,741	26,983	31,724
State investment grants	3,305	15,837	19,142	3,346	18,388	21,734

Total	8,621	38,171	46,792	8,087	45,371	53,458

The Company has received notifications concerning grants for production lines 1 and 2. In 2008, the European Commission commenced two formal investigations under the provisions of the EC Treaty on governmental financial assistance.
One of the two investigations, which was concerned with the financial assistance rules for combining investment projects by the Company, ended with a decision from June 17/July 20, 2009 and approval of the federal and state investment grants without reduction of the rate of aid. The corresponding grants (state investment grant: EUR 17,220 thousand; federal investment grant: EUR 13,223 thousand) were paid to the Company in 2009.
A second investigation was concerned with financial assistance designed for smaller and medium-sized enterprises (SME). The so called SME-bonus was granted to the Company in 2006. On January 27, 2010, the European Commission announced its negative decision. Due to the repayment obligation, unamortized federal and state investment grants of EUR 6,628 thousand were reclassified in the balance sheet from Deferred federal and state investment grants to Accrual for the repayment of federal and state investment grants as of the balance sheet date. We refer to our explanations in section 3.14. Accrual for the repayment of federal and state investment grants.
For the expansion of the production plant in Bitterfeld-Wolfen by a third production line, the Company applied for notification, in order to obtain an approval for the proposed federal investment grants for this line. If the conditions underlying the application change before the approval of the application by the EU bodies, it could have an impact on the amount of the expected investment grants.
Generally, the disbursement of outstanding funds depends on whether the disbursing institutions (EU, the federal government, the state of Saxony-Anhalt) have the funds available and whether the funds were included in the budget (federal government, State of Saxony-Anhalt). Furthermore, certain conditions are attached to the granting of this financial assistance which must be complied with, in some cases over periods of several years.

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3.14. Accrual for the repayment of federal and state investment grants
The accrual for the repayment of federal and state investment grants of EUR 11,462 thousand refers to repayment obligations of federal and state investment grants, including interest. In June 2008, the European Commission started a formal investigation of the Company regarding financial assistance designed for smaller and medium-sized enterprises (SME). Sovello had been granted an SME-bonus of approximately EUR 9.6 million in 2006. On January 27, 2010, the European Commission announced that the relevant subsidies were not compatible with the European state aid law and therefore should be refunded. The recorded accrued liabilities, which are short-term in nature, lead to a burden of the 2009 net income in the amount of EUR 4,834 thousand, for amounts previously amortized into income (EUR 2.903 thousand) and related interest charges (EUR 1.931 thousand). We refer to our comments in Note 4.11. Subsequent events.
3.15. Other provisions
Details of other provisions are set forth in the following table:

	Product	Individual
(In thousands of EUR)	warranty	risks	Total
Balance at Jan 1, 2009	1,959	1,173	3,132
Amounts added	27	0	27
Amounts used	0	354	354
Unused amounts reversed	0	388	388

Balance at Dec 31, 2009	1,986	431	2,417

Of which current	631	431	1,062

Of which non-current	1,355	0	1,355

	Product	Individual
(In thousands of EUR)	warranty	risks	Total
Balance at Jan 1, 2008	2,110	2,500	4,610
Amounts added	658	0	658
Amounts used	160	1,327	1,487
Unused amounts reversed	649	0	649

Balance at Dec 31, 2008	1,959	1,173	3,132

Of which current	735	1,173	1,908

Of which non-current	1,224	0	1,224

The product warranty provisions for solar modules are set up in the amount of 0.71% of the warranty-affected sales revenue, the resulting amount being discounted back to the reporting date allowing for the probability of a warranty claim occurring. The calculations reflect the five-year workmanship warranty and the twenty-five-year

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performance warranty. In light of the Company’s relatively short history little information is available about the performance of the solar modules over a 25-year period. Measurement of the provisions is therefore based on management estimates, taking industry experience into account.
The provision for individual risks relates to expected payments under the Sales Representative Agreement, and represents the residual risk arising from a single warranty case which arose in 2007.
3.16. Other financial liabilities
Other financial liabilities in the amount of EUR 429 thousand (2008: EUR 1,147 thousand) consist of the negative market values of derivative financial instruments. These financial instruments are interest rate swaps entered into to hedge interest rate movement exposure in connection with the variable interest rate syndicated loan. The swaps exchange variable for fixed rate interest payments. The notional principal amounts, terms and maturity dates match those of the hedged items. The hedging relationships are therefore treated as cash flow hedges.
3.17. Current income tax liabilities
Current income tax liabilities comprise the corporation income tax and municipal trade tax payable by the Company.
3.18. Other liabilities
Details of other liabilities are shown below:

(In thousands of EUR)	Dec 31, 09	Dec 31, 08
Bonuses	1,449	2,549
Other personnel-related obligations	781	941
Unused vacation entitlements and overtime pay	592	721
Other payables	220	110

Total	3,042	4,321

Of which current	2,925	4,244

Of which non-current	117	77

Other personnel-related obligations consist primarily of payables for wage tax, church tax and social security contributions, contributions to the statutory occupational accident insurance and the penalty for not employing the required proportion of seriously disabled persons.

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3.19. Additional disclosures on financial instruments
The following table shows the carrying amounts by measurement category according to IAS 39 and the fair values by class of financial assets and liabilities:

2009			Amount reported (IAS 39)
	Measure-	Carrying
	ment	amount		Fair value,	Fair Value	Amount	Fair value
	category	Dec 31,	Amortized	recognized	through	reported,	Dec 31,
(In thousands of EUR)	(IAS 39)	2009	cost	in equity	profit or loss	cash	2009
Assets
Trade receivables	LaR	10,320	10,320	0	0	0	10,320
Other non-derivative financial assets	LaR	595	595	0	0	0	595
Financial assets not classifiable under an IAS 39 category:
Cash and cash equivalents	n.a.	24,267	0	0	0	24,267	24,267

Liabilities
Financial liabilities	FLAC	241,802	241,802	0	0	0	241,748
Trade payables	FLAC	24,777	24,777	0	0	0	24,777
Derivative financial liabilities (with a hedging relationship)	n.a.	429	0	429	0	0	429

Of which, aggregated by IAS 39 measurement category:
Loans and receivables (LaR)		10,915	10,915	0	0	0	10,915
Financial liabilities measured at amortized cost (FLAC)		266,579	266,579	0	0	0	266,525

2008			Amount reported (IAS 39)
	Measure-	Carrying
	ment	amount		Fair value,	Fair Value	Amount	Fair value
	category	Dec 31,	Amortized	recognized	through	reported,	Dec 31,
(In thousands of EUR)	(IAS 39)	2008	cost	in equity	profit or loss	cash	2008
Assets
Trade receivables	LaR	48,857	48,857	0	0	0	48,857

Derivative financial assets (without a hedging-relationsship)	FAHfT	2,601	0	0	2,601	0	2,601
Other financial assets	LaR	85	85	0	0	0	85
Financial assets not classifiable under an IAS 39 category:
Cash and cash equivalents	n.a.	11,525	0	0	0	11,525	11,525

Liabilities
Financial liabilities	FLAC	259,052	259,052	0	0	0	257,783
Trade payables	FLAC	34,030	34,030	0	0	0	34,030
Derivative financial liabilities (with a hedging relationship)	n.a.	1,147	0	1,147	0	0	1,147

Of which, aggregated by IAS 39 measurement category:
Loans and receivables (LaR)		48,942	48,942	0	0	0	48,942
Financial assets held for trading (FAHfT)		2,601	0	0	2,601	0	2,601
Financial liabilities measured at amortized cost (FLAC)		293,082	293,082	0	0	0	291,813

Trade receivables and trade payables, and other financial assets, have short maturities. Carrying amounts at the reporting date thus approximate to the fair values.
The fair values of the liabilities to banks and the shareholders’ loans included in financial liabilities were arrived at by calculating the present values of the payments associated with the liabilities, based on the applicable yield curve and the company-specific credit spread.
The market values of the interest rate swaps were arrived at by discounting the expected future cash flows over the residual terms of the contracts based on current market interest rates and the yield curve (level 3 according to valuation hierarchy of IAS 39).

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4 Other explanatory comments
4.1. Capital management
In 2009, the capital management of Sovello was specifically characterized by efforts to ensure sustained liquidity. Due to the ongoing negotiations with syndicated banks and the restriction of credit lines together with the drastically worsening market conditions, the Company faced significant financial risks in 2009. The financing of the Company was maintained by cash contributions by the shareholders, improved working capital management and the introduction of comprehensive measures to reduce costs.
In April 2010, Sovello AG was sold to an investor. In the course of this transaction, sufficient capital was provided by the new shareholder in the form of equity contributions and shareholder’s loan, which is partly used to decrease the external financing. A corresponding agreement with the syndicated banks and another financing bank has been achieved and implemented. Loans granted by the former shareholders were converted into equity of the Company in the course of the change in ownership. As a result of these measures, there is now a solid capital structure, which can be mainly characterized by strengthened equity, a significant decline in debt and a share of governmental support. We refer to our comments in Note 4.11. Subsequent events.
The table below shows the balance sheet total, the economic equity, defined as reported equity adjusted for the impact of government support deferred in the balance sheet, in both absolute figures and as a percent of the balance sheet total, and the net financial liabilities (financial liabilities minus cash and cash equivalents):

(In thousands of EUR)	Dec 31, 09	Dec 31, 08
Balance sheet total	398,288	467,145
Equity	63,970	107,796
Equity in per cent of balance sheet total	16.1	23.1
Net indebtedness	217,535	247,527
4.2. Related party disclosures
Parties related to Sovello include its three shareholders Evergreen, Q-Cells and REC, as they jointly control Sovello. Related parties also include the members of the Management Board and Supervisory Board and close members of the families and domestic partners of these individuals. The authorized representatives of the Company and their family members and domestic partners were identified as key employees and are also considered related parties.
All transactions with related parties are conducted on an arm’s length basis.

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The Company has an agreement with Evergreen for the distribution of its products (solar modules) on a commission basis. For distributing the products Evergreen is paid a sales-based commission. The agreement was made for an initial term of three years and is renewed automatically for successive periods of one year unless terminated by giving one year’s notice. The bad debt and product warranty risks remain with Sovello.
Purchases and sales of silicon and other raw materials take place regularly between Sovello and its shareholders to cover ongoing requirements. Sovello has a long-term supply agreement for silicon with a wholly-owned subsidiary of REC to assure being supplied with silicon for a period of more than five years. Further information will be found in Note 3.5. Advance payments.
Sovello also has license and technology transfer agreements with the shareholders which grant Sovello, among other things, the right to use newly developed technologies.
In addition, loan agreements exist with the shareholders, which are partly in USD for Evergreen. The carrying value of all loans as of December 31, 2009 amounts to EUR 164 million, of which EUR 27 million were newly issued in 2009. Interest rates vary between 5.43 and 7% p. a. Due to several amendments, all loans mature on June 30, 2010. In addition, interest payments for all loans were also deferred until the final maturity of the loan amounts, to the extent that such terms were not already contractually agreed as such. Accrued interest as of December 31, 2009 was EUR 9,368 thousand. In June 2009, the shareholders declared an unlimited subordination regarding their claims for repayment of the loans and for payment of already accrued and future interest behind all current and future receivables of other creditors of the Company. We refer to our comments in Note 4.11. Subsequent events.
At December 31, 2009, Sovello had trade receivables from Evergreen amounting to EUR 1,475 thousand (2008 EUR 46,850 thousand). Sovello owed Evergreen EUR 3,890 thousand (2008 EUR 1,343 thousand) for trade payables and EUR 57,923 thousand (2008 EUR 46,870 thousand) for loans. Sovello realized gains of EUR 29,495 thousand (2008 EUR 213,971 thousand) from the sale of goods (mainly modules) and billing of costs. The expenses in 2009 amounted to EUR 272 thousand (2008 EUR 2,011 thousand) for purchases of goods and/or services and costs billed, EUR 0 thousand (2008 EUR 50 thousand) for the transfer of research and development services and EUR 4,929 thousand (2008 EUR 7,711 thousand) under license agreements. Interest and similar expenses in 2009 amounted to EUR 3,169 thousand (2008 EUR 2,236 thousand). Regarding expenses and income for one individual guarantee case relating to the sales representative agreement, we refer to the development of other provisions in section 3.16 of these notes.
Trade receivables from Q-Cells at December 31, 2009, amounted to EUR 24 thousand (2008 EUR 0 thousand). Sovello owed Q-Cells at December 31, 2009, EUR 601 thousand (2008 EUR 453 thousand) for trade payables and EUR 57,781 thousand (2008 EUR 45,659 thousand) for loans. Q-Cells supplied raw materials for EUR 0 thousand (2008 EUR 3,359 thousand) in 2009, while Sovello supplied raw and other materials to Q-Cells for EUR 0 thousand (2008 EUR 3,070 thousand).

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Gains on other services and cost billings in 2009 amounted to EUR 60 thousand (2008 EUR 131 thousand). In 2009 expenses for research and development services amounted to EUR 0 thousand (2008 EUR 597 thousand) and for purchased services and cost billings EUR 750 thousand (2008 EUR 1,169 thousand). Interest and similar expenses in 2009 amounted to EUR 3,129 thousand (2008 EUR 2,208 thousand).
At December 31, 2009, Sovello owed REC EUR 57,748 thousand (2008 EUR 45,656 thousand) for loans. Interest and similar expenses in 2009 amounted to EUR 3,092 thousand (2008 EUR 2,205 thousand).
The members of the Management Board in 2009 were:
Dr. Theodor Scheidegger, Computer Scientist, Chief Executive Officer,
Hans-Joerg Axmann, Engineer, Chief Technology Officer,
Joerg Baumheuer, Engineer, Chief Operating Officer,
Christian Langen, Businessman, Chief Sales and Marketing Officer.
The members of the Supervisory Board in 2009 were:
Richard M. Feldt, Engineer, Chief Executive Officer of Evergreen, Chairman,
Anton Milner, Engineer, Chief Executive Officer of Q-Cells, Vice Chairman
Dr. Nedim Cen, Businessman and Engineer, Chief Finance Officer Q-Cells, (from August 10, 2009),
John Andersen, Businessman (MBA), Chief Operating Officer of REC,
Terje Pilskog, Businessman (MBA), Vice President Business Development REC (from May 7, 2009),
Michael El-Hillow, Businessman (MBA), Chief Financial Officer of,
Mandy Hildebrandt, Mechatronics Technician, technical employee process development Sovello,
Norbert Krebs, Technician, Shift Leader, Sovello,
Sandra Seidewitz, Process technologist, Customer Service Sovello,
Erik Thorsen, Businessman (MBA), former CEO REC (until April 21, 2009),
Dr. Hartmut Schuening, Businessman, former CFO Q-Cells (until August 7, 2009).
Information on the remuneration of the members of the Management Board and the Supervisory Board will be found in Note 4.7. Remuneration of the Members of the Management Board and the Supervisory Board.
One member of the Management Board and one authorized representative of the Company received solar modules of a total of EUR 400 thousand (2008: EUR 0 thousand) within the framework of the employee sale in 2009.
Sovello has a business relationship involving services with an enterprise owned by an individual having a related-party relationship with a member of Sovello’s Supervisory Board. In 2009 this enterprise performed services for Sovello for EUR 875 thousand (2008 EUR 2,327 thousand). At December 31, 2009, payables arising from this relationship amounted to EUR 0 thousand (2008 EUR 392 thousand).

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4.3. Financial risk management
4.3.1. Financial risk factors
The focus of the financial risk management is on securing liquidity for operations and the medium- and long-term growth of the Company. Also, Sovello’s business activities expose it to risks from fluctuations in interest rates and exchange rates, and to credit risk. Financial risk management aims to limit these risks by ongoing operational and finance-oriented activities. For this purpose, selected derivative hedge instruments and other appropriate measures are used, depending on the assessment of the risk. Generally, Sovello hedges only risks affecting its cash flows. Derivatives are employed only as hedging instruments, i.e. they are not used for trading or other speculative purposes.
The fundamentals of Sovello’s financial policies are established by the Management Board and overseen by the Supervisory Board. Responsibility for ongoing risk management lies with Sovello’s finance department.
     4.3.1.1. Liquidity risk
The liquidity risk presents the risk that the Company is not able to meet its financial obligations, such as interest payments and redemption of financial debts, payment of trade payables and other existing liabilities.
2009 was characterized by ongoing negotiations with lending banks about the restructuring of the syndicated loans. The securing of liquidity of the Company was made in the past twelve months by further contributions from the shareholders in form of loans (EUR 27 million) and loan payments on behalf of the company (EUR 18.5 million) as well as by systematic cost reductions and improved working capital management by the Company. Among others, the basis for this was a weekly updated monitoring of cash flows by management with a detailed liquidity plan for a planning horizon of 24 months. We also refer to our explanations in section 4.11. Subsequent events of these notes.
As of December 31, 2009, cash and cash equivalents of Sovello amounted EUR 24,267 thousand (2008 EUR 11,525 thousand), of which EUR 2,778 thousand was not available for use by the Company. We refer to our explanations in section 3.9. Cash and cash equivalents of these notes.

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The following tables show the contractual fixed interest and redemption payments from financial liabilities including derivative financial instruments with a negative present value as of December 31, 2009 and December 31, 2008. Net interest payments are stated for interest rate swap transactions and the undiscounted cash flows for the next business years are stated for other financial obligations. All financial instruments that existed as of the balance sheet date and that were subject to contractual agreed payments, were included. Target figures for future new liabilities are not included. Variable interest payments were calculated based on the interest rates, which were lastly fixed before December 31, 2009 or, in the case of the interest rate swaps, under consideration of the yield curve. Repayable financial liabilities are always assigned to the earliest possible time period.

				2015
Dec 31, 2009			2012	and
(In thousands of EUR)	2010	2011	-2014	beyond
Non-derivative financial liabilities
Bank debt	69,543	0	0	0
Shareholders’ loans	178,319	0	0	0
Trade payables	24,777	0	0	0
Derivative financial liabilities
Interest rate swaps	429	0	0	0

				2014
Dec 31, 2008			2011	and
(In thousands of EUR)	2009	2010	-2013	beyond
Non-derivative financial liabilities
Bank debt	89,334	38,783	0	0
Shareholders’ loans	7,315	146,594	0	0
Trade payables	34,030	0	0	0
Derivative financial liabilities
Interest rate swaps	990	244	0	0
     4.3.1.2. Exchange rate risk
Movements in exchange rates can give rise to unwanted and unforeseeable fluctuations in profits and cash flows. The currency risks to which Sovello is exposed arise mainly from its operating activities, as products are exported to the US and certain raw and other materials are purchased in US dollars. Furthermore, in 2008 part of the shareholder loans was in US dollars. Transactions in other currencies are not significant.

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Currency risks are evaluated regularly by comparing the expected cash inflows and outflows in US dollars. The time horizon considered is usually twelve months. The focus in this process is on natural hedging of the US dollar inflows and outflows arising from the underlying purchase and sales agreements. If there is a net risk position in US dollars Sovello considers the use of currency hedges to reduce the economic risk, depending on what movements are expected in the exchange rate. In 2008 and 2009 the Company entered into a number of forward exchange contracts to hedge net US dollar positions arising from the sale of solar modules in US dollars, which were due before the balance sheet date. These contracts do not meet IAS 39 criteria for hedge accounting. Gains or losses on the measurement of the forward exchange contracts as of the balance sheet day of the previous year are recognized in profit or loss. Further information will be found in Note 4.3.2. Disclosures on derivative financial instruments and hedging.
The carrying amounts of the financial assets and liabilities in foreign currencies represent the foreign currency exposure at the year end. There were no currency hedges at the balance sheet day.
The following table gives an overview of the financial instruments denominated in US dollars at December 31, 2009 and 2008:

(In thousands of EUR)	Dec 31, 09	Dec 31, 08

Cash and cash equivalents	3,314	5,495
Trade receivables	324	24,203
Positive fair values from derivative financial instruments (foreign exchange forward contracts)	0	2,601
Trade payables	892	4,796
Financial liabilities (shareholders’ loans)	26,294	16,870
Sensitivity analyses are performed firstly on the net position of the original financial instruments in US dollars. The currency risk is arrived at by multiplying the unhedged currency positions by a 10% upward or downward movement in the USD/EUR exchange rate.
In addition, an analysis of sensitivity to exchange rate movements was performed in the previous year on the forward exchange contracts, because they were not within a hedging relationship meeting the criteria of IAS 39 and changes in the exchange rate for the US dollar underlying the contracts affect operating profit or loss (gain or loss on fair value adjustments).
Annex 1.5 / 36

A 10% decrease in the value of the US dollar versus the euro at December 31, 2009, would have increased the net income of 2009 by EUR 1,813 thousand (2008 EUR 1,400 thousand). Of this effect,EUR 0 thousand (2008 EUR 2,019 thousand) would have been attributable to the forward exchange contracts and EUR 1,813 thousand (2008 EUR -618 thousand) to the original financial instruments. A 10% increase in the value of the US dollar versus the euro would have decreased the net income by EUR 1,813 thousand (2008 EUR 1,850 thousand). Of this effect, EUR 0 thousand (2008 EUR -2,468 thousand) would have been attributable to the forward exchange contracts and EUR -1,813 thousand (2008 EUR 618 thousand) to the original financial instruments.
          4.3.1.3. Interest rate risk
Sovello is exposed to interest rate risks because of its variable rate financial liabilities. It reduces these risks partly by using interest rate swaps which exchange the variable interest rate for a fixed rate of 4.655%. The carrying amount of the variable rate financial liabilities at the reporting date was EUR 68,079 thousand (2008 EUR 120,036 thousand).
In 2007, to hedge its exposure to the risk of interest rate movements, the Company entered into interest rate swaps having an initial total notional principal amount of EUR 90,000 thousand and terms running until September 30, 2010. The notional principal amounts, terms and maturity dates match those of a portion of the liabilities. These hedging relationships are designated as cash flow hedges. The Company applies the hedge accounting rules of IAS 39.
In accordance with IFRS 7 interest rate risks are presented by means of sensitivity analyses. These sensitivity analyses show how profit or loss or equity would have been affected by changes in market interest rates. The sensitivity analyses are prepared using the following assumptions:
In the case of original financial instruments with fixed interest rates, changes in market interest rates affect profit or loss only where the financial instruments are measured at fair value. Financial instruments with fixed interest rates which are measured at amortized cost do not therefore expose the Company to the risk of interest rate movements.
In the case of original financial instruments with variable interest rates which are not designated as hedged items within a cash flow hedging relationship, changes in market interest rates affect profit or loss and are therefore to be included in the interest rate sensitivity analysis (cash flow risk) under IFRS 7. An increase (decrease) of 100 basis points in the market interest rate at December 31, 2009, would have decreased (increased) the profit for 2009 by EUR 611 thousand (2008 EUR 278 thousand).
Annex 1.5 / 37

In the case of financial instruments designated as cash flow hedges, changes in market interest rates affect the accumulated other comprehensive income component of equity, and are therefore included in the fair value sensitivity analyses. A decrease of 100 basis points in the market interest rate at December 31, 2009, would have decreased equity by EUR 36 thousand (2008 EUR 217 thousand); an increase of 100 basis points would have increased it by EUR 41 thousand (2008 EUR 293 thousand).
          4.3.1.4. Other price risks
As part of the presentation of market risks, IFRS 7 also requires disclosures on how changes in risk variables would have affected the prices of financial instruments. Such risk variables include stock exchange prices and indices.
At the reporting date Sovello held no financial instruments of relevance.
          4.3.1.5. Credit risk
The risk of a loss arising from financial assets consists of the possibility of default by a counterparty. The maximum credit risk exposure is thus the carrying amount of the relevant asset.
To reduce the risk of losses from counterparty default, Sovello obtains credit reports on the counterparty or evaluates historical data on the business relationship, in particular the payment record. Letters of credit or payment in advance are agreed with the counterparty where appropriate. Furthermore, trade credit insurances within the scope of subscribed credit limits were taken out for individual customers in the business year 2009. Net receivables of EUR 888 thousand from the total of all trade receivables in the amount of EUR 10,320 thousand were insured for the full amount against default risks. So far, allowances on receivables were only necessary on a limited basis.
Sovello enters into financial transactions only with counterparties having a satisfactory credit rating, so the risk of loss is considered to be minor.
Annex 1.5 / 38

4.3.2. Disclosures on derivative financial instruments and hedging
To hedge its exposure to the risk of interest rate movements arising from the variable interest rate syndicated loan, the Company entered into interest rate swaps having an initial total notional principal amount of EUR 90,000 thousand and terms running until September 30, 2010 (cash flow hedge). The variable interest rate Tranche A of the syndicated loan was designated as the hedged item. The object of the hedging was to transform the variable interest rate bank loan into a fixed interest rate financial liability. At the reporting date the notional principal amount of the interest rate swaps was EUR 22,500 thousand (2008 EUR 52,500 thousand). The negative market value of EUR -429 thousand (2008 EUR -1,147 thousand) is included under current (2008: non-current) other financial liabilities.
As in 2008, the cash flow hedge had an effectiveness of 100%, and can thus be treated as an effective hedge. At the reporting date, therefore, the unrealized loss of EUR 330 thousand after deferred tax (2008 EUR 883 thousand) was recognized in equity. The change in fair value after deferred taxes amounted in the business year to EUR 553 thousand (2008: EUR -756 thousand).
Besides the forward exchange contracts existing from the previous year, the Company entered into additional forward exchange contracts in 2009 with terms ending no later than dates in November 2009 to hedge its exposure to the risk of exchange rate movements arising from the sale of solar modules in US dollars. As of December 31, 2009, all contracts have been exercised. These contracts did not meet the IAS 39 criteria for hedge accounting. The total nominal amount of the forward exchange contracts at December 31, 2008 was USD 40 million. The market value of EUR 2,601 thousand was included under current other financial assets in the previous year. In the previous year, the profits from the market valuation of the forward exchange contracts were recorded under other operating income in the statement of comprehensive income.
     4.4. Contingent liabilities and provision of security
The conditions attaching to taxable state investment grants require Sovello among other things to comply with an employment guarantee. This obligates Sovello to assure jobs at Bitterfeld-Wolfen for a period of five years from the beginning of the relevant period during which the funds may be used only for the specified purpose.
Annex 1.5 / 39

Collateral has been provided for the syndicated loan in the form of all material assets of Sovello. Collateralization consists principally in the transfer of ownership by way of security of the non-current and current assets, blanket assignment of all trade receivables and assignment of all entitlements to federal and state investment grants. Also, land charges (security in real estate) amounting to EUR 112,000 thousand have been entered in the land register. In connection with the supplementary agreement of September 2008 to the syndicated loan agreement the Company has undertaken to create a further land charge in the amount of EUR 60,000 thousand,which has not yet been entered in the land register. Under the loan agreement, Sovello is not permitted to provide security for any other financial liabilities that would involve charging present or future assets, or to allow such security to exist. Exceptions to this rule include statutory or contractual liens arising in the normal course of business, and the customary retentions of title.
4.5. Other financial commitments
Other financial obligations comprise contracts for the future supply of goods and/or services, non-cancelable operating leases and purchase commitments for capital expenditures on production expansion.

			2015	Total
		2011	and	Dec 31,
(In thousands of EUR)	2010	-2014	beyond	2009

Long-term procurement contracts for raw materials	39,687	175,730	14,321	229,738
Purchase orders for materials	17,636	0	0	17,636
Other long-term procurement contracts	15,094	27,757	3,785	46,636
Purchase orders for services	4,813	420	0	5,233
Purchase commitments for non-current assets	4,468	0	0	4,468
Operating leases	121	82	0	203

Total	81,819	203,989	18,106	303,914

Annex 1.5 / 40

			2014	Total
		2010	and	Dec 31,
(In thousands of EUR)	2009	-2013	beyond	2008

Long-term procurement contracts for raw materials	12,856	270,252	203,638	486,746
Purchase orders for materials	39,963	0	0	39,963
Purchase commitments for non-current assets	36,543	0	0	36,543
Other long-term procurement contracts	5,175	11,064	0	16,239
Purchase orders for services	2,555	754	0	3,309
Operating leases	152	175	0	327

Total	97,244	282,245	203,638	583,127

The expenses recognized in the income statement for operating leases amount to EUR 176 thousand (2008 EUR 136 thousand).
4.6. Litigation
In 2008, the European Commission commenced two formal investigations under the provisions of the EC Treaty on governmental financial assistance. One of the two investigations, which was concerned with financial assistance rules of the combining of investment projects by the Company, ended with approval of the federal and state investment grants without reduction of the rate of aid. A second investigation was concerned with the approval for the Company of financial assistance designed for smaller and medium-sized enterprises (SME). On January 27, 2010, the European Commission announced its negative decision. The repayment obligation in the amount of EUR 11.5 million including interest are recorded in accruals for the repayment of federal and state investment grants. We refer to our explanations in sections 4.11. Subsequent events of these notes.
Other than the above, Sovello is not currently involved in any pending court or arbitration proceedings that could have a material adverse affect on the Company’s financial position, cash flows, liquidity or results of operations.
Annex 1.5 / 41

4.7. Remuneration of the members of the Management Board and the Supervisory Board
The remuneration of the members of the Management Board for 2009 and 2008 is as follows:

(In thousands of EUR)	2009	2008

Fixed compensation	738	599
Performance-related compensation	298	433
Termination benefits	0	137
Other compensation	65	50

Total	1,101	1,219

Remunerations from performance-related compensation in the previous year decreased in 2009 by EUR 222 thousand due to subsequent adjustments. Other compensation consists mainly of rent allowances and non-cash benefits. All remuneration is of a short-term nature.
As in 2008, the members of the Supervisory Board received no remuneration for serving on the Board. Reimbursement of travel and other expenses does not exceed the income tax exemption limits.
4.8. Number of employees
In 2009 the Company employed an average of 1,174 (prior year 1,087) persons. Employees at the reporting date were working in the following areas:

	Dec 31, 09	Dec 31, 08

Production	1,004	1,110
Administration	108	50

Total	1,112	1,160

4.9. Other disclosures about the Company
Sovello’s activities comprise the development, manufacture and marketing of solar modules. Its integrated production processes embrace the manufacture of solar wafers and solar cells, the primary components of solar modules.
Sovello AG is listed in the commercial register of the Stendal District Court under HRB 8253. The Company has its principal place of business at Sonnenallee 14-30, 06766 Bitterfeld-Wolfen (District Thalheim), Germany.
Annex 1.5 / 42

The financial statements prepared in accordance with the provisions of the Commercial Code (HGB) are obtainable at the Company’s principal place of business and are published in the Electronic Federal Gazette.
Sovello is included in the consolidated financial statements of all three shareholders (by Evergreen and Q-Cells using the equity method, and by REC using proportionate consolidation). Information on the shareholdings will be found in Note 3.10. Equity.
4.10. Auditors‘ fees
The fees for the auditors of the annual financial statements, Deloitte & Touche GmbH Wirtschaftspruefungsgesellschaft, Frankfurt/Main, including expense reimbursements that were recognized as expenses in 2009 amounted to:
a)	For audit services EUR 101 thousand (2008: EUR 98 thousand),

b)	For tax services EUR 20 thousand (2008: EUR 28 thousand),

c)	For other confirmatory or valuation services EUR 77 thousand (2008: EUR 193 thousand),

d)	For other services EUR 0 thousand (2008: EUR 1 thousand).
4.11. Subsequent events
Sale of shares in Sovello AG
On March 23, 2010, the shareholders Evergreen Solar Inc., Q-Cells SE and REC ASA signed a contract to sell 100% of their shares in Sovello AG to Ventizz Capital Fund IV, L.P. The transfer of the shares was subject to the occurrence of various conditions, which were fully met at the time of preparing the annual financial statements and the sale closed on April 22, 2010. Upon conclusion of this transaction, Ventizz made cash contributions into the Company’s equity and in the form of a new shareholder’s loan. The syndicated loan was reduced to a residual amount of EUR 15 million. The complete repayment was agreed to be made by December 30, 2010. Furthermore, another loan in the amount of EUR 10 million was made by Investitionsbank Sachsen-Anhalt. In the course of the restructuring of the Company’s financing, further cash subsidies of the former shareholders were made and the existing shareholder loans were converted to equity. As a result of the transaction, the Company’s equity increased by approximately EUR 220 million. The financial liabilities were decreased to a total of EUR 55 million.
As a part of this transaction, important business agreements were amended, which, in particular, ensure the further use of the String-RibbonTM production procedure and the silicon supply. The composition of the Supervisory Board of the Company has been changed accordingly. Due to the transfer of all shares in the Company to a new shareholder, the existing tax loss carry forwards are likely to be no longer available.
Annex 1.5 / 43

Investigation of the European Commission
In June 2008, the European Commission opened a formal investigation concerned with the approval for the Company of financial assistance designed for smaller and medium-sized enterprises (SME). Specifically, a so-called SME-Bonus was granted to the Company in 2006 in the amount of EUR 9.6 million. On January 27, 2010, the European Commission announced that the relevant subsidies were not compatible with the European state aid law and should be refunded. In the first quarter of 2010, recovery orders were made by the respective grant donors in the amount of EUR 10.8 million, including interest. The amounts were repaid in April 2010.
Furthermore, no material events with special significance occurred since the end of the business year 2009 through the preparation of the annual financial statements.
4.12. Authorization for issue
The Management Board prepared the annual financial statements on                 , 2010 and thereby authorized them for issuance for the purposes of IAS 10.
Bitterfeld-Wolfen,           , 2010
Sovello AG
The Management Board

Dr. Theodor Scheidegger	Hans-Joerg Axmann
Chief Executive Officer	Chief Technology Officer

Joerg Baumheuer	Christian Langen
Chief Operating Officer	Chief Marketing and Sales Officer
Annex 1.5 / 44

Sovello AG,
Bitterfeld-Wolfen
IFRS Financial Statements
as at December 31, 2008
Translation; the German version prevails

Sovello AG
Income Statement for the years ended December 31,

	Notes	2008	2007
(In thousands of EUR)		(unaudited)	(unaudited)
Revenues	2.1.	219,296	138,974
Change in inventories of finished goods and work in progress		3,952	4,820
Own work capitalized	2.2.	334	2,355
Other operating income	2.3.	10,754	4,859
Cost of materials and services	2.4.	-110,008	-77,179
Personnel expenses	2.5.	-37,835	-25,511
Amortization, depreciation and impairment of intangible assets and property, plant and equipment	2.6.	-22,377	-11,417
Other operating expenses	2.7.	-31,440	-25,472
Profit from operating activities		32,676	11,429

Interest and similar income	2.8.	867	770
Interest and similar expense	2.8.	-11,794	-6,663
Profit before tax		21,749	5,536

Income tax expense	2.10.	-4,365	-1,238
Profit after tax		17,384	4,298

The accompanying notes are an integral part of these financial statements
Annex 1.1

Sovello AG
Balance Sheet

	Notes	Dec 31, 2008	Dec 31, 2007
(In thousands of EUR)		(unaudited)	(unaudited)
ASSETS
Non-current assets
Intangible assets	3.1.	2,078	1,226
Property, plant and equipment	3.2.	258,716	177,230
Advance payments	3.5.	32,317	61,327
Deferred tax assets	3.3.	264	602
Total		293,375	240,385

Current assets
Inventories	3.4.	32,219	22,094
Advance payments	3.5.	24,564	2,644
Trade receivables	3.6.	48,857	48,467
Other financial assets	3.7.	2,686	6
Other assets	3.8.	53,919	29,020
Cash and cash equivalents	3.9.	11,525	37,563
Total		173,770	139,794

Total assets		467,145	380,179

EQUITY AND LIABILITIES
Equity
Share capital		480	480
Capital reserve		90,627	90,627
Revenue reserves		48	0
Accumulated other comprehensive income		-883	-127
Retained earnings		17,524	188
Total	3.10.	107,796	91,168

Non-current liabilities
Borrowings	3.11.	175,477	142,240
Deferred federal and state investment grants	3.13.	45,371	43,789
Other provisions	3.14.	1,224	1,540
Deferred tax liabilities	3.3.	606	0
Other financial liabilities	3.15.	1,147	165
Other liabilities	3.17.	77	12
Total		223,902	187,746

Current liabilities
Borrowings	3.11.	83,575	57,276
Trade payables	3.12.	34,030	29,099
Deferred federal and state investment grants	3.13.	8,087	7,023
Other provisions	3.14.	1,908	3,070
Current income tax liabilities	3.16.	3,603	612
Other liabilities	3.17.	4,244	4,185
Total		135,447	101,265

Total liabilities		359,349	289,011

Total equity and liabilities		467,145	380,179

The accompanying notes are an integral part of these financial statements
Annex 1.2

Sovello AG
Statement of Changes in Equity for the years ended December 31, 2008 and 2007

					Accumulated
					other compre-
					hensive income
					Change in market
		Share	Capital	Revenue	value of hedging	Retained	Total
(In thousands of EUR)	Notes	capital	reserve	reserves	instruments	earnings	equity
Changes in 2007 (unaudited)

Balance at January 1, 2007		480	71,058	0	0	-4,110	67,428
Net profit for the year		0	0	0	0	4,298	4,298
Change in market value of hedging instruments (less deferred tax)		0	0	0	-127	0	-127
Shareholders’ payments into capital reserves		0	19,569	0	0	0	19,569
Balance at December 31, 2007		480	90,627	0	-127	188	91,168

Changes in 2008 (unaudited)

Balance as at January 31, 2008		480	90,627	0	-127	188	91,168
Net profit for the year		0	0	0	0	17,384	17,384
Transfer to the statutory reserve in accordance with section 150 German Stock Corporation Act		0	0	48	0	-48	0
Change in market value of hedging instruments (less deferred tax)		0	0	0	-756	0	-756
Balance at December 31, 2008	3.10.	480	90,627	48	-883	17,524	107,796

The accompanying notes are an integral part of these financial statements
Annex 1.3

Sovello AG
Cash Flow Statement for the years ended December 31,

		2008	2007
(In thousands of EUR)	Notes	(unaudited)	(unaudited)
Profit before tax		21,749	5,536
Net interest expense	2.8.	10,927	5,893
Amortization, depreciation and impairment of intangible assets and property, plant and equipment	2.6.	22,377	11,417
Amortization of deferred federal and state investment grants	2.3.	-6,564	-4,150
Change in other provisions	3.14.	-1,478	4,053
Other non-cash income and expenses		1,115	330
Change in inventories, trade receivables and other assets		-38,085	-63,197
Change in trade payables and other liabilities		2,347	34,099
Interest received		867	770
Income taxes paid		-157	-214

Net cash provided by/used in operating activities	4.1.	13,098	-5,463

Payments for investments in property, plant and equipment and intangible assets (excluding borrowing costs capitalized)	3.1., 3.2.	-90,258	-82,933
Proceeds from federal and state investment grants		0	13,903
Advance payments made	3.5.	-2,000	-63,971
Repayments of advance payments	3.5.	9,090	0

Net cash used in investing activities	4.1.	-83,168	-133,001

Shareholders’ payments into equity	3.10.	0	19,825
Proceeds from borrowings	3.11.	87,822	207,500
Repayments of borrowings	3.11.	-30,000	-83,029
Loan financing costs paid		-724	-1,431
Interest paid		-13,293	-11,011

Net cash from financing activities	4.1.	43,805	131,854

Net change in cash and cash equivalents		-26,265	-6,610
Effect of exchange rate changes on cash and cash equivalents		227	-330
Cash and cash equivalents at beginning of period		37,563	44,503
Cash and cash equivalents at end of period	3.9.	11,525	37,563

The accompanying notes are an integral part of these financial statements
Annex 1.4

Notes to the financial statements
Sovello AG (formerly EverQ GmbH), Bitterfeld-Wolfen
1 Summary of accounting policies
1.1. Basis of preparation
The annual financial statements of Sovello AG (“Sovello” or “the Company”) were prepared in accordance with the International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB), in effect at the reporting date, applying the Interpretations of the International Financial Reporting Interpretations Committee (IFRIC) and the former Standing Interpretations Committee (SIC). These annual financial statements were prepared on a voluntary basis. References to the IFRSs in these Notes are to be understood as references to the IFRSs and the International Accounting Standards (IASs) still in effect. The comparative figures were determined in accordance with the Standards in effect at December 31, 2007, and the transitional rules of the Standards published later but applicable retroactively.
The comparative figures are those of EverQ GmbH, which was reorganized as the stock corporation Sovello AG under section 190ff of the German Company Transformation Act (Umwandlungsgesetz) pursuant to a resolution of November 10, 2008. Further information will be found in Notes 3.10. Equity and 4.10. Other disclosures on the Company.
The following Standards and Interpretations were required to be applied by Sovello for the first time in 2008:

Amendments to IAS 39 and IFRS 7	Reclassification of Financial Instruments
IFRIC 11	IFRS 2 — Group and Treasury Share Transactions
IFRIC 14	IAS 19 — The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction.
The initial application of the above had no material effect on the annual financial statements with regard to the Company’s financial position, cash flows and liquidity or results of operations.
The following Standards and Interpretations, which had been approved by the IASB or IFRIC at the reporting date, were not required to be applied in 2008:

Amendment to IFRS 2 (2008)	Share-based Payment: Vesting Conditions and Cancellations
IFRS 3 (Revised 2008)	Business Combinations
IFRS 8	Operating Segments
Amendments to IAS 1 (2007)	Presentation of Financial Statements: A Revised Presentation
Amendment to IAS 23	Borrowing Costs
Annex 1.5 / 1

Amendments to IAS 27 (2008)	Consolidated and Separate Financial Statements
Amendments to IAS 32 und IAS 1	Puttable Financial Instruments and Obligations Arising on Liquidation
Amendments to IFRS 1 und IAS 27	Cost of an Investment in a Subsidiary, Jointly-Controlled Entity or Associate
Amendment to IAS 39	Financial Instruments: Recognition and Measurement: Eligible Hedged Items
Amendment to IAS 39	Reclassification of Financial Assets: Effective Date and Transition
IFRIC 12	Service Concession Arrangements
IFRIC 13	Customer Loyalty Programmes
IFRIC 15	Agreements for the Construction of Real Estate
IFRIC 16	Hedges of a Net Investment in a Foreign Operation
IFRIC 17	Distributions of Non-Cash Assets to Owners.
The amendments made under the IASB’s Annual Improvement Project 2007 are similarly not required to be applied in 2008.
The Management Board believes that the initial application of the above will have no material effect on the Company’s financial position, cash flows and liquidity or results of operations. Initial application of the revised IAS 1 will result in a modified presentation of, in particular, the income statement and statement of changes in equity.
The annual financial statements are prepared in euros (EUR). All amounts are stated in thousands of euros (EUR’000) where not otherwise indicated. Amounts are rounded according to commercial practice. Additions or other calculations may contain rounding differences.
The Company’s financial year is the calendar year.
The annual financial statements have been prepared on the basis of the recognition of the assets and liabilities at amortized cost, except for derivative financial instruments, which are recognized at fair value at the reporting date.
In the balance sheet, assets and liabilities are classified according to maturity. Assets and liabilities that are expected to be sold, used in the normal course of business or settled within twelve months are classified as current. Liabilities are treated as current if they are required to be settled within twelve months from the reporting date. The income statement is presented using the nature of expense method.
Annex 1.5 / 2

1.2. Accounting policies
1.2.1. Revenue recognition
Revenue from sales is recognized when the goods have been delivered or the services provided and risk has transferred to the customer, the amount of revenue can be reliably measured and it can be assumed that the receivable will be collectible. Depending on the respective incoterms, this is usually the case, when goods are leaving Sovello’s premises. Sales made by the shareholder Evergreen Solar Inc., Marlboro, USA (Evergreen), based on the sales agreement last amended in 2008, are realized when goods are leaving Sovello’s premises. Physical delivery is usually made directly to Evergreen’s customers and the prices are determined between Sovello and Evergreen depending on Evergreen’s customer prices.
Sales reductions such as trade discounts, rebates and cash discounts allowed are recorded as reductions of revenue.
1.2.2. Interest income and expense
Interest income and expenses are recognized using the effective interest method, normally in the period in which they are incurred. Borrowing costs for qualifying assets are capitalized as part of the cost of the assets under IAS 23, based on the average interest rate for the financing.
1.2.3. Intangible assets
Intangible assets consist primarily of purchased software. This is recognized initially at cost, including incidental costs of acquisition, when the software is purchased, and subsequently at cost less accumulated amortization and any impairment losses, in accordance with IAS 38.
Software is amortized by the straight-line method over periods of three or five years.
1.2.4. Property, plant and equipment
Property, plant and equipment is measured at acquisition cost less systematic depreciation and any impairment losses, in accordance with IAS 16. Acquisition cost comprises the purchase price and directly attributable incidental costs of acquisition incurred in bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. Trade discounts, rebates and cash discounts received are deducted from the purchase price. Borrowing costs are capitalized as part of the cost of the assets.
Subsequent expenditure for a capitalized item of property, plant and equipment is recognized in the carrying amount of the asset or capitalized as a separate asset if it is probable that future economic benefits will flow to the Company and the expenditure for the assets can be reliably measured. All other subsequent expenditures are
Annex 1.5 / 3

recognized as expenses in the period in which they are incurred. Subsequent capitalizable expenditures which exceed the recoverable amount of the relevant asset are recognized immediately in profit or loss.
Items of property, plant and equipment are depreciated by the straight-line method over their economic useful lives. The useful lives assumed are as follows:

(In Years)	Useful life

Buildings	33
Plant and machinery	7
Other installations; factory and office equipment	3-7
The depreciation plans are unchanged from the previous year.
1.2.5. Impairment and reversals of impairment losses
Items of property, plant and equipment and intangible assets are tested for impairment under IAS 36 if there is any indication that their carrying amount may not be recoverable. An impairment loss is recognized in the amount by which the carrying amount of the asset exceeds its recoverable amount. The recoverable amount is the higher of the fair value less costs to sell and the expected value in use.
At each reporting date the Company assesses whether the reasons for the recognition of an impairment loss in a prior period still exist. An impairment loss must be reversed if the recoverable amount of an asset or group of assets has increased. The increased carrying amount of the asset shall not exceed the carrying amount that would have been determined (net of depreciation) had no impairment loss been recognized for the asset in prior periods. After a reversal of an impairment loss is recognized, the depreciation charge for the asset is adjusted to allocate its revised carrying amount on a systematic basis over its remaining useful life.
1.2.6. Income taxes
Current income taxes owed by the Company are recognized when incurred, in accordance with IAS 12.
Deferred taxes are determined in accordance with IAS 12 by the balance sheet liability method. Deferred taxes are recognized for all temporary differences between the tax base of an asset or liability and its carrying amount in the IFRS balance sheet. Also, deferred taxes are recognized on tax losses and deductible temporary differences to the extent that it is probable that future taxable profit will be available against which the tax losses can be utilized or will exist when the differences reverse, and sufficiently reliable information is available with regard to the future development of the business. Deferred tax assets and liabilities are offset if the Company has a legally enforceable right to set off current tax assets against current tax liabilities and the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority. Deferred taxes are measured using the tax rates that are expected to
Annex 1.5 / 4

apply to the period when the temporary differences reverse, based on the tax rates and tax laws that have been enacted or substantively enacted by the reporting date. Deferred taxes were calculated using a rate of 23%, as in 2007.
1.2.7. Inventories
Inventories falling under IAS 2 comprise raw materials, consumables and supplies, finished goods and work in progress.
Raw materials, consumables and supplies are measured at moving-average cost after deducting trade discounts, rebates and cash discounts received.
Finished goods and work in progress are recognized at the costs of conversion. These comprise direct materials and labor costs and materials and production overheads and production-related depreciation. Administrative expenses are included to the extent attributable to the production.
Subsequent measurement is at the lower of cost and net realizable value. Net realizable value is the estimated selling price of the end product less estimated costs of completion and estimated costs necessary to make the sale.
1.2.8. Advance payments
Advance payments comprise advance payments on inventories. Impairment testing consists in assessing whether these payments can be expected to be covered in future periods by the prices at which the end products are sold.
1.2.9. Financial instruments
1.2.9.1. Overview
The Company holds financial instruments falling under IAS 32 and IAS 39 in the form of cash and cash equivalents, trade receivables, other financial assets, financial liabilities and loans, and also derivative financial instruments in the form of interest rate swaps and forward exchange contracts. The interest rate swaps satisfy the conditions for the use of hedge accounting, whereas the forward exchange contracts do not. Sales and purchases of financial instruments are recognized on the trade date, i.e. on the date on which the Company has undertaken to buy or sell an asset or enter into a liability.
A financial asset or financial liability is recognized initially at fair value plus, in the case of a financial asset or financial liability not classified at fair value through profit or loss, directly attributable transaction costs. Subsequent measurement is at fair value or amortized cost using the effective interest method.
Fair value corresponds to the market or stock exchange value, where available. Market or stock exchange prices can be identified particularly for derivatives.
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Amortized cost of current receivables and payables corresponds to the nominal amount or the amount repayable.
The Company derecognizes financial assets as soon as the contractual rights to the cash flows from the financial assets expire or the Company transfers these rights to a third party and the transfer qualifies for derecognition.
Financial liabilities are derecognized when they are extinguished, i.e. when the contractual obligations are discharged, cancelled or have expired or when conditions for derecognition under IAS 39 are satisfied.
The Company has not so far availed itself of the possibility to designate financial assets or liabilities as at fair value through profit or loss.
1.2.9.2. Trade receivables and other financial assets
Receivables and other financial assets are measured on initial recognition at fair value, which normally corresponds to cost. Subsequent measurement is at amortized cost.
An impairment loss is recognized if there is any objective evidence that the receivable may not be collectible. The amount of the impairment loss is measured as the difference between the carrying amount and the lower present value of the payments expected to be received.
1.2.9.3. Cash and cash equivalents
Cash and cash equivalents comprise cash on hand and cash in banks with original maturities of less than three months.
Cash on hand and in banks is carried at nominal amount. Balances denominated in a foreign currency are translated at the year-end exchange rate.
1.2.9.4. Financial liabilities
Financial liabilities are measured on initial recognition at fair value less directly attributable transaction costs. Subsequent recognition is at amortized cost using the effective interest method.
1.2.9.5. Derivative financial instruments and hedging
The derivative financial instruments employed by the Company and held at the reporting date are interest rate swaps and forward exchange contracts. The interest rate swaps serve to hedge the risk associated with variable interest payments on loans. The forward exchange contracts serve to economically hedge the risk associated
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with fluctuations in the exchange rate for the US dollar in connection with the export of products into the US dollar area and the procurement of certain raw and other materials on a US dollar basis.
The financial derivatives are recognized on initial recognition and subsequently at fair value, at which they are reported under other financial assets or other financial liabilities. Fair values are determined using generally accepted pricing models based on discounted cash flow analysis and current market parameters. Classification as current or non-current is based on the residual maturity of the underlying transaction.
The Company accounts for interest rate swaps in accordance with the hedge accounting rules of IAS 39 for cash flow hedges.
At the inception of the hedge, the hedging relationship between the hedged item and the hedge, and the risk management objective and strategy for undertaking the hedge, are described and documented. In addition to this, at the commencement of and subsequently during the hedging relationship period, the effectiveness of the hedge in achieving offsetting changes in cash flows attributable to the hedged item is documented on a regular basis. Prospective effectiveness is measured using the critical terms match method, retrospective effectiveness usually using the hypothetical derivatives method.
The portion of the gain or loss on the hedging instrument that is determined to be an effective hedge is recognized in equity, after the effect of deferred tax. Any ineffectiveness is recognized immediately in profit or loss, under interest income or expense.
Amounts recognized in equity are removed from equity and recognized in the income statement in the same period or periods during which the hedged transaction affects the income statement, and in the same line as the hedged transaction.
The forward exchange contracts do not meet IAS 39 criteria for hedge accounting. Changes in fair value are therefore recognized in profit or loss.
1.2.10. Government grants
The Company receives government financial assistance for its investment projects in the form of federal (tax-free) and state (taxable) investment grants. Amounts received or receivable are recognized initially as deferred income in accordance with IAS 20 and reported in the balance sheet as Deferred federal and state investment grants. Grants are transferred to the income statement over the period of use of the assets for which they were received. The amounts recognized as income are reported under Other operating income.
Grants are recorded as receivable as soon as the funds flow to the Company or there is reasonable assurance that they will do so.
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1.2.11. Other provisions
Provisions are recognized, in accordance with IAS 37, when the Company has a present obligation to a third party as a result of a past event, the settlement of which is expected to result in a probable outflow of resources, and it is uncertain what exact amount will be involved and/or when the Company will be required to settle the obligation.
Provisions are measured at the amounts required to cover all identifiable obligations and risks.
Non-current provisions are measured at the amounts expected to be required to settle the obligations and, where the effect of the time value of money is material, are disclosed at present value at the reporting date. The discount rates used are based on market interest rates. In determining the amounts expected to be required to settle obligations reasonable allowance is made for expected developments in costs.
1.2.12. Other assets and liabilities
Other assets and liabilities are measured at amortized cost. Any specific risks of loss are recognized by setting up appropriate individual valuation allowances.
1.2.13. Management estimates and judgments
In connection with the preparation of financial statements, management is regularly called upon to exercise judgement and make estimates and assessments. Estimates are based on past experience and other knowledge of the transactions to be reported. Subsequent, actual amounts may differ from those based on estimates and assumptions. Estimates, and the assumptions on which they are based, are therefore regularly reviewed and their possible impact on the financial statements assessed.
These judgement decisions and estimates may concern the recognition and measurement of provisions for product warranty costs, the determination of useful lives of intangible assets and items of property, plant and equipment and the assessment of the possible impairment of deferred tax assets relating to tax losses.
All assumptions and estimates are based on conditions existing and assessments made as of the reporting date. Subsequent developments not reflected in the estimates and differing from the assumptions made may result in differences between actual amounts and estimates. In such cases, the assumptions, and where necessary the carrying amounts of the assets and liabilities involved, are adjusted accordingly.
At the time of preparing the annual financial statements it is not anticipated that there will be any material changes to the underlying assumptions and estimates. At present, therefore, no material adjustments to the carrying amounts of the reported assets and liabilities are expected in 2009.
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1.2.14. Segment reporting
A business segment, according to IAS 14, is a distinguishable component of an enterprise that is engaged in providing products or services and that is subject to risks and returns that are different from those of other business segments. A geographical segment is a distinguishable component of an enterprise that is engaged in providing products or services within a particular economic environment and that is subject to risks and returns that are different from those of components operating in other economic environments.
Sovello’s business activities are concentrated on the manufacture and sale of a single product (solar modules) at a single location (Bitterfeld-Wolfen). Within these activities there are no distinguishable enterprise components or economic environments subject to differing risks and returns. As Sovello thus has no identifiable segments, no segment reporting is required.
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2	Notes to the Income Statement

2.1.	Revenues

(In thousands of EUR)	2008	2007
Solar modules	212,831	135,319
Off-spec cells and silicon waste	6,465	3,655

Total	219,296	138,974

Almost all of the solar modules are sold through the Company’s shareholder Evergreen Solar Inc., Marlboro, USA (“Evergreen”), under the distribution agreement entered into in 2006 and revised in 2008. The significant growth in revenue occurred because production line 2, which had gone onstream in the second half of 2007, was in operation throughout 2008.
The sale of cell and silicon waste refers to the waste and breakages associated with the production processes which cannot be used for making modules for technical reasons or because of substandard quality.
The following is an analysis of revenue by geographical market:

	2008		2007
	EUR’000%		EUR’000%
Germany	93,579	42.7	70,997	51.1
Rest of Europe	46,536	21.2	20,217	14.5
USA	77,977	35.6	45,903	33.0
Asia	282	0.1	1,773	1.3
Rest of world	922	0.4	84	0.1

Total	219,296	100	138,974	100

2.2.	Own work capitalized
Own work capitalized consists principally of materials costs and personnel expenses incurred during the process of commissioning new production lines.
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2.3.	Other operating income
Other operating income is made up of the following:

(In thousands of EUR)	2008	2007
Amortization of deferred federal and state investment grants	6,564	4,150
Effect of exchange rate changes	3,302	0
Recycling of scrap	359	0
Reversal of accrued personnel-related expenses	299	0
Refunds of customs and energy tax	35	0
Grants related to personnel expenses	2	520
Other	193	189

Total	10,754	4,859

Amortization of deferred investment grants consists of EUR 3,450 (2007 EUR 2,244) thousand of the tax-free federal grant and EUR 3,114 (2007 EUR 1,906) thousand of taxable state grants. The amount amortized in 2008 includes a non-systematic transfer to the income statement of EUR 48 thousand made because of the impairment of the relevant assets resulting from the closure of parts of the plant.
The effect of exchange rate changes includes a gain of EUR 2,601 thousand resulting from the measurement at market value of the forward exchange contracts at December 31, 2008.
Miscellaneous other income includes income from the disposal of waste and from the charging out of costs.
2.4.	Cost of materials and services

(In thousands of EUR)	2008	2007
Raw materials, consumables and supplies	-99,154	-68,923
Purchased services	-10,854	-8,256

Total	-110,008	-77,179

The cost of raw materials, consumables and supplies consists principally of the cost of the silicon and chemicals used and other materials required for the module production.
In per cent of revenue plus inventory change, materials costs fell by 4.4 percentage points in 2008, from 53.7% to 49.3%. The increase in the production volume and the ongoing optimization of the production processes enabled opportunities for cost savings to be identified and utilized.
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2.5.	Personnel expenses

(In thousands of EUR)	2008	2007
Wages and salaries	-31,995	-21,608
Social security expenses	-5,840	-3,903

Total	-37,835	-25,511

The rise in personnel expenses in 2008 reflects the increase in the average number of employees resulting from the expansion of production capacity at the Company’s base in Bitterfeld-Wolfen in 2007. The average number of employees rose from 826 in 2007 to 1,087 in 2008.
2.6.	Amortization, depreciation and impairment of intangible assets and property, plant and equipment
The amortization and depreciation charge reflects the systematic diminution in value of the intangible assets and items of property, plant and equipment. Impairment losses of EUR 127 thousand on items of plant and machinery, and other installations, other factory and office equipment needed to be recognized in 2008. Details of the individual amortization and depreciation charges are given in the schedules presented in Notes 3.1. and 3.2. below.
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2.7.	Other operating expenses
Other operating expenses consist of:

(In thousands of EUR)	2008	2007
Royalties	-7,711	-5,926
Selling expenses	-5,327	-3,493
Repair and maintenance	-4,430	-1,462
Legal and consultancy expenses	-3,424	-1,078
Occupancy costs and other office expenses	-2,721	-2,009
Other personnel-related costs	-1,937	-1,099
Effect of exchange rate changes	-1,207	-2,470
Other services	-1,042	-1,481
Research and development	-816	-489
Travel expense	-811	-490
Insurance	-636	-535
Training and education	-537	-370
Other administrative expenses	-444	-305
Product warranty	-9	-4,167
Other	-388	-98

Total	-31,440	-25,472

The royalties are those paid to shareholder Evergreen for use of the String Ribbon™ technology. Evergreen has granted the Company the contractual right to use newly developed technologies. The consideration consists in a sliding-scale royalty based on accumulated sales revenues. Distribution expenses, Other services and Research and development include further payments to the shareholders under the existing distribution agreement and other agreements on the transfer of rights and licenses. More information on this subject will be found in Note 4.3. Related party disclosures.
In 2008 both production lines underwent their first scheduled annual servicing, which involved temporary production stoppages. This servicing resulted in an increase in repair and maintenance expense.
Legal and consultancy expenses include in 2008 amongst other items expenses incurred in connection with the reorganization of the Company as a stock corporation and its renaming, the preparations for going public and the investigation launched by the EU concerning the granting of government financial assistance.
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2.8.	Interest and similar income/expense

(In thousands of EUR)	2008	2007
Interest and similar income	867	770

Bank loans	-7,684	-4,419
Shareholders’ loan and guarantees	-6,649	-5,491
Capitalized financing costs	2,539	3,247

Interest and similar expense	-11,794	-6,663

Net financial income/expense(-)	-10,927	-5,893

Interest on the syndicated financing includes EUR 831 (2007 EUR 419) thousand of accrued interest. Interest on bank loans contains EUR 608 (2006 EUR 281) thousand of interest calculated according to the effective interest method.
Information on the shareholder loans will be found in Note 4.3. Related party disclosures.
Capitalized financing costs consist of interest incurred for the purchase or production of qualifying assets.
2.9. Net gain/loss by measurement category

(In thousands of EUR)	2008	2007
Loans and receivables	1,072	18
Financial liabilities measured at amortized cost	-1,819	-87
Derivative financial assets — gains/losses(-) on disposal and measurement recognized in profit or loss	3,270	0
Derivative financial liabilities — gains/losses(-) on fair value changes recognized in equity	-982	-165
Derivative financial liabilities — gains/losses(-) on disposal and measurement recognized in profit or loss	0	-2,370

Total	1,541	-2,604

The net gains/losses by measurement category of financial instruments are affected by changes in fair value, impairment, reversals of impairment losses, exchange rate movements and derecognition.
The net gains/losses on disposal or measurement of derivative financial assets recognized in profit or loss include a gain of EUR 669 thousand on the exercise of a for-
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ward exchange contract entered into in 2008 to economically hedge exposure to movements in exchange rates in connection with the sale of solar modules into the US dollar area. Further information will be found in Note 4.4.2. Disclosures on derivative financial instruments and hedging.
2.10. Income tax expense

(In thousands of EUR)	2008	2007
Current income tax expense	-3,195	-842
Deferred tax expense	-1,170	-396

Total	-4,365	-1,238

The Company’s current income tax expense was calculated using the tax rates in force at the reporting date.
Deferred tax was calculated on the basis of a tax rate of 23%, as in 2007. This rate takes into account corporation income tax of 15%, “solidarity” surtax of 5.5% on the corporation income tax, and an effective municipal trade tax rate of 7%.
The deferred tax effect recognized in equity in 2008 amounted to EUR 226 (2007 EUR 38) thousand and resulted from changes in the market value of derivative hedging instruments which were accounted for in accordance with the hedge accounting rules of IAS 39.
Temporary differences in recognition and measurement of balance sheet items and accumulated tax losses resulted in recognition of the following deferred tax assets and liabilities:

	Dec 31, 2008		Dec 31, 2007
	Deferred	Deferred	Deferred	Deferred
	tax	tax	tax	tax
(In thousands of EUR)	assets	liabilities	assets	liabilities
Other financial assets	0	598	0	0
Borrowings	0	8	0	0
Other financial liabilities	264	0	38	0
Tax loss	0	—	564	—

Total	264	606	602	0

The reported tax expense differs from the expected tax expense that would have arisen had the nominal tax rate of 23% been applied to the IFRS pre-tax profit. A reconciliation is set out below:
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(In thousands of EUR)	2008	2007
Profit before tax	21,749	5,536

Expected tax expense	-4,964	-1,830

Reconciliation:
Tax effects from tax-free income	787	742
Tax effects from non-deductible expenses and addbacks to and deductions from municipal trade tax base	-278	-1,043
Reduction in deferred tax expense from a previously unrecognized tax loss	0	970
Effect of changes in tax rates	0	-128
Other tax effects	90	51

Reported tax expense	-4,365	-1,238

3	Notes to the Balance Sheet

3.1.	Intangible assets
Intangible assets consist principally of software. Movements on intangible assets are set out below:

		Advance
(In thousands of EUR)	Software	payments	Total
Cost

Balance at Jan 1, 2008	577	819	1,396
Additions	767	403	1,170
Reclassifications	529	-529	0

Balance at Dec 31, 2008	1,873	693	2,566

Accumulated amortization
Balance at Jan 1, 2008	170	0	170
Amortization charge for 2008	318	0	318

Balance at Dec 31, 2008	488	0	488

Carrying amount at Dec 31, 2008	1,385	693	2,078

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		Advance
(In thousands of EUR)	Software	payments	Total
Cost

Balance at Jan 1, 2007	321	363	684
Additions	109	617	726
Disposals	14	0	14
Reclassifications	161	-161	0

Balance at Dec 31, 2007	577	819	1,396

Accumulated amortization

Balance at Jan 1, 2007	36	0	36
Amortization charge for 2007	148	0	148
Disposals	14	0	14

Balance at Dec 31, 2007	170	0	170

Carrying amount at Dec 31, 2007	407	819	1,226

3.2. Property, plant and equipment
Movements on property, plant and equipment are set out below:

			Other
			installations;	Advance
			factory and	payments and
	Land and	Plant and	office	construction
(In thousands of EUR)	buildings	machinery	equipment	in progress	Total
Cost
Balance at Jan 1, 2008	46,635	131,795	4,105	9,993	192,528
Additions	25,403	5,042	1,140	71,960	103,545
Disposals	0	0	1	0	1
Reclassifications	5,657	1,245	431	-7,333	0

Balance at Dec 31, 2008	77,695	138,082	5,675	74,620	296,072

Accumulated depreciation
Balance at Jan 1, 2008	1,209	13,211	878	0	15,298
Depreciation charge for 2008	1,426	19,257	1,249	0	21,932
Impairment losses	0	74	53	0	127
Disposals	0	0	1	0	1

Balance at Dec 31, 2008	2,635	32,542	2,179	0	37,356

Carrying amount at Dec 31, 2008	75,060	105,540	3,496	74,620	258,716

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			Other
			installations;	Advance
			factory and	payments and
	Land and	Plant and	office	construction
(In thousands of EUR)	buildings	machinery	equipment	in progress	Total
Cost
Balance at Jan 1, 2007	15,471	47,657	1,682	42,855	107,665
Additions	16,108	57,017	1,881	9,988	84,994
Disposals	0	0	131	0	131
Reclassifications	15,056	27,121	673	-42,850	0

Balance at Dec 31, 2007	46,635	131,795	4,105	9,993	192,528

Accumulated depreciation
Balance at Jan 1, 2007	271	3,626	263	0	4,160
Depreciation charge for 2007	938	9,585	746	0	11,269
Disposals	0	0	131	0	131

Balance at Dec 31, 2007	1,209	13,211	878	0	15,298

Carrying amount at Dec 31, 2007	45,426	118,584	3,227	9,993	177,230

Additions relate mainly to the construction of the third production line, which had commenced according to plan the year before.
In 2008, impairment losses of EUR 127 thousand, equal to the carrying amount of the relevant assets, were recognized on items of plant and machinery, and other installations, factory and office equipment, because of the intended decommissioning of the related assets in the first quarter of 2009. The value in use of the assets at the reporting date was approximately zero because of the short remaining useful life.
3.3. Deferred tax
Information on deferred tax assets and liabilities will be found in Note 2.10. Income tax expense.
3.4. Inventories

(In thousands of EUR)	Dec 31, 08	Dec 31, 07
Raw materials, consumables and supplies	20,544	14,371
Work in progress	3,203	4,387
Finished goods	8,472	3,336

Total	32,219	22,094

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The principal items included under raw materials, consumables and supplies are silicon and spare parts, and at December 31, 2008, an advance payment for deliveries of raw materials scheduled for January 2009.
The main reasons for the significant year-on-year rise in inventories were the additional purchases of raw materials, consumables and supplies in preparation for the forthcoming commissioning of the third production line, and the increase in the finished goods inventory.
The carrying amount of the inventories measured at net realizable value amounts to EUR 235 (2007 EUR 1,435) thousand. In 2008 impairment losses totaling EUR 5 (2007 EUR 230) thousand were recognized as an expense.
3.5. Advance payments
On September 29, 2006, the Company entered into a supply agreement with REC Solar Grade Silicon LLC, Moses Lake, USA, a wholly-owned subsidiary of Renewable Energy Corporation ASA, Sandvika, Norway (“REC”), which assured it of deliveries of silicon on a long-term basis. The prepayments made under this agreement are included under Advance payments. The advance payments are being utilized over the term of the agreement in accordance with the terms thereof. In October 2008 the parties made a supplementary agreement specifying delivery quantities and dates, purchase prices and rules for utilization of the advance payments. At the same time, it was agreed that a part of the advance payments that had been made would be repaid to the Company. Accordingly, a repayment amounting to USD 12.4 million was received by Sovello. In 2008 there were no shipments under this agreement and consequently there was no utilization of advance payments.
In 2008, Sovello entered into a further long-term agreement for the supply of silicon with another silicon producer. This agreement provides for the supply of a total of 1,074 metric tons of silicon starting in 2009 and extending over a period up to 2016. In this connection it was agreed that an advance payment totaling EUR 9,662 thousand would be made. At the reporting date, EUR 2,000 thousand of this had been paid, in accordance with the agreement. This payment also is included under Advance payments.
3.6. Trade receivables

(In thousands of EUR)	Dec 31, 08	Dec 31, 07
Trade receivables from related parties	46,850	47,663
Trade receivables from unrelated parties	2,007	804

Total	48,857	48,467

The receivables result primarily from the sale of solar modules, but also from the sale of off-spec cells and silicon waste from the production processes. All receivables mature within one year from the reporting date.

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Receivables from shareholders consist of amounts owed by Evergreen. Under the distribution agreement, Evergreen is responsible for the distribution of almost all the Company’s production on a commission basis, in return for a commission of 1.6% of sales. The risk of payment default by the wholesalers/ultimate customers to whom Evergreen sells the solar modules has consequences for the existence of Sovello’s receivables from Evergreen. Information on this subject will also be found in Note 4.3. Related party disclosures.
Foreign currency receivables are translated on initial recognition at the historical rate of exchange and subsequently at the applicable year-end rate. At December 31, 2008, foreign currency receivables amounted to EUR 24,203 (2007 EUR 1,763) thousand.
The following is an ageing analysis of the receivables:

		Of which	Of which not impaired at year end but overdue for
		not impaired	not more	between	between	more
	Carrying	or overdue	than 30	31 and 60	61 and 90	than 90
(In thousands of EUR)	amount	at year end	days	days	days	days
December 31, 2008
Related parties	46,850	30,847	9,713	4,738	1,552	0
Unrelated parties	2,007	1,771	28	1	24	183

Total	48,857	32,618	9,741	4,739	1,576	183

		Of which	Of which not impaired at year end but overdue for
		not impaired	not more	between	between	more
	Carrying	or overdue	than 30	31 and 60	61 and 90	than 90
(In thousands of EUR)	amount	at year end	days	days	days	days
December 31, 2007
Related parties	47,663	37,313	8,435	1,915	0	0
Unrelated parties	804	780	5	0	1	18

Total	48,467	38,093	8,440	1,915	1	18

With regard to the overdue receivables for which no valuation allowances have been provided there was no indication at the reporting date that debtors might default. This applies similarly to the receivables not yet due. Also, the Company has had no material bad debt losses to record in the past. As in 2007, therefore, it has set up no valuation allowances against receivables.
3.7. Other financial assets
The Other financial assets mature within one year from the reporting date and consist of the positive fair values of the forward exchange contracts (EUR 2,601 thousand, 2007 EUR 0 thousand) and amounts charged out (EUR 85 thousand, 2007 EUR 6 thousand).

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Further information on the forward exchange contracts will be found in Note 4.4.2. Disclosures on derivative financial instruments and hedging.
3.8. Other assets
Other assets consist of:

(In thousands of EUR)	Dec 31, 08	Dec 31, 07
Federal and state investment grants receivable	37,731	28,521
Recoverable value added tax on inputs	15,252	0
Prepaid expenses	534	204
Loan financing costs	302	247
Other	100	48

Total	53,919	29,020

The recognition of grants receivable is based on entitlements under applicable law (federal grants) or notifications from Investitionsbank Sachsen-Anhalt (state grants).
Prepaid expenses consist mainly of insurance premiums.
The loan financing costs comprise transaction costs incurred in connection with the making of the syndicated loan agreement and the supplementary agreement thereto which relate to tranches of the loan not yet utilized but which the Company expects to be utilized in the future.
All Other assets mature within one year from the reporting date.
3.9. Cash and cash equivalents
Cash and cash equivalents consist of EUR 11,525 (2007 EUR 37,563) thousand of cash on hand and in banks. Cash in banks includes EUR 5,495 (2007 EUR 86) thousand of balances in foreign currencies.
3.10. Equity
Movements on equity are presented in the statement of changes in equity.
On November 10, 2008, an extraordinary meeting of the shareholders of EverQ GmbH passed a resolution to reorganize the Company, under sections 190ff and 238ff of the German Company Transformation Act (Umwandlungsgesetz), as a stock corporation (Aktiengesellschaft) named Sovello AG. Further information will be found in Note 4.10. Other disclosures on the Company.

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Sovello AG has an ordinary share capital of EUR 480 thousand divided into 480,000 no par value registered shares (Stückaktien). The ordinary share capital was taken over from the GmbH by converting the shares in the GmbH’s capital into the corresponding number of no par value registered shares of the AG, resulting in the shareholders holding the same percentage interests as before the reorganization. For the GmbH shares totaling EUR 480 thousand the shareholders thus received 480,000 no par value registered shares of the AG, each representing EUR 1.00 of the ordinary share capital.
The individual shareholdings are as follows:
•	Q-Cells SE, Bitterfeld-Wolfen, Germany (Q-Cells) 160,000 no par value registered shares,

•	Evergreen Solar Inc., Marlboro, USA (Evergreen) 160,000 no par value registered shares,

•	Renewable Energy Corporation ASA, Sandvika, Norway (REC) 160,000 no par value registered shares.
The respective percentage interests of the shareholders are unchanged from the previous year.
The capital reserve consists of premiums received from the issue of shares and other amounts paid in by shareholders. In 2007, shareholder Q-Cells paid EUR 9,856 thousand and shareholder REC EUR 9,713 thousand into the Company’s equity.
An amount of EUR 48 thousand was transferred from the HGB net income for 2008 to the statutory reserve as required by section 150 German Stock Corporation Act and reported under revenue reserves.
The change in the market value of the interest rate swaps, amounting to minus EUR 833 (2007 minus EUR 127) thousand after the effect of deferred tax, was recognized in Accumulated other comprehensive income.
The profit after tax of EUR 4,298 thousand for 2007 was carried forward to 2008.
The resolution on the treatment of the profit will be based on the financial statements prepared according to German commercial-law (HGB) rules. The Management Board proposes that the balance of the HGB net income for 2008 remaining after the transfer to the statutory reserve be carried forward in full to 2009.

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3.11. Borrowings
The Company’s borrowings, analyzed by maturity, are summarized as follows:

	Dec 31, 2008			Dec 31, 2007
		Non-			Non-
(In thousands of EUR)	Current	current	Total	Current	current	Total

Liabilities to banks	83,575	37,292	120,867	57,276	52,240	109,516
Shareholders’ loans	0	138,185	138,185	0	90,000	90,000

Total	83,575	175,477	259,052	57,276	142,240	199,516

3.11.1. Liabilities to banks
The syndicated loan agreement made in 2007 has been revised by the supplementary agreement of September 1, 2008. Primarily, the supplementary agreement deals with the continuation of the existing financing arrangements for the first two production lines and the extending of the syndicated financing for the third factory, which is under construction. The total lending commitment amounts to EUR 192.5 million. To the three existing tranches was added an amortizable cash advance facility (Tranche D) of EUR 60 million, of which EUR 35 million has been drawn. Repayment is by quarterly installments of EUR 5 million beginning on March 31, 2009, and ending no later than December 31, 2011. Tranche A remains unchanged as to repayment terms and amount, taking the Company’s repayments into account. Tranche B was raised from EUR 30 million to EUR 45 million and continues to serve as interim financing pending receipt of investment grants. Drawings at December 31, 2008, amounted to EUR 33.5 million. Tranche C (a working capital loan) was reduced from EUR 22 million to EUR 20 million and was not drawn at the reporting date. Tranches B and C are repayable at the end of each interest period or at the latest on December 31, 2010 and December 31, 2011 respectively. Tranche B is reported under current financial liabilities to match the maturities of the receivables for investment grants. The syndicated loan was granted on terms and conditions customary in the market. The lenders have the right to terminate the agreement if the Company fails to achieve certain financial ratios or meet budgetary targets. Refer also to Note 4.12. Subsequent events.
At December 31, 2008, the Company reported accrued interest of EUR 831 (2007 EUR 419) thousand. The transaction costs directly attributable to the financing arrangements were included in the initial measurement of the syndicated loan, to the extent they related to tranches drawn down.
3.11.2. Shareholders’ loans
To finance the investment in the construction of the third production line the Company entered into further loan agreements with the shareholders in 2008. The loans amount to EUR 11,650 thousand each from Q-Cells and REC and USD 18,174 thousand from Evergreen. Also, the loan agreements for EUR 30 million made the year before with each of the shareholders were still in effect at the reporting date. In

Annex 1.5 / 23

accordance with the provisions of the syndicated loan agreement, shareholders’ rights to repayment of these loans are subordinate to the loan repayment rights of the banks. Early repayment is possible only with the approval of the banks or out of the proceeds of a public offering. At present, the Company does not expect to go public before December 31, 2009. The shareholders’ loans are therefore reported under non-current borrowings.
In December 2008 the shareholders approved further loans totaling EUR 24 million, of which EUR 12 million was disbursed to the Company. Each shareholder contributes the same amount of loan, in keeping with the percentage interests in the Company, Evergreen’s loan being granted in USD. The relevant loan agreements were signed in January 2009. The balance of EUR 12 million will be disbursed when called by the Company. The loans have terms running until June 30, 2010.
Further information will be found in Note 4.3. Related party disclosures.
3.12. Trade payables

(In thousands of EUR)	Dec 31, 08	Dec 31, 07
Payables to unrelated parties	32,234	16,008
Payables to shareholders	1,796	13,091

Total	34,030	29,099

Information on payables to shareholders will be found in Note 4.3. Related party disclosures.
All trade payables mature within one year from the reporting date.
Foreign currency payables are translated on initial recognition at the historical rate of exchange and subsequently at the applicable year-end rate. At December 31, 2008, foreign currency payables amounted to EUR 4,957 (2007 EUR 1,771) thousand.
3.13. Deferred federal and state investment grants
Deferred federal and state investment grants consist of taxable state investment grants and tax-free federal investment grants received or receivable by the Company.

	Dec 31, 2008			Dec 31, 2007
		Non-			Non-
(In thousands of EUR)	Current	current	Total	Current	current	Total
Federal investment grants	4,741	26,983	31,724	3,712	22,187	25,899
State investment grants	3,346	18,388	21,734	3,311	21,602	24,913

Total	8,087	45,371	53,458	7,023	43,789	50,812

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The Company has received notifications concerning grants for production lines 1 and 2. These notifications were issued subject to approval by EU committees, and so far, final approval has not been given. Also, actual disbursement of the funds depends on whether the disbursing institutions (EU, the federal government, the State of Sachsen-Anhalt) have the funds available and the funds were included in the budget (federal government, State of Sachsen-Anhalt). Furthermore, certain conditions are attached to the granting of this financial assistance which must be complied with, in some cases over periods of several years.
In 2008 the European Commission commenced two formal investigations under the provisions of the EC Treaty on government financial assistance. The investigations are concerned with the legality under the financial assistance rules of the combining of investment projects by the Company, and the legality of the approval for the Company of financial assistance designed for smaller and medium-sized businesses (SMBs). A negative outcome of the first investigation would result in a reduction of the maximum levels of assistance. The investment grants concerned amount in total to around EUR 27 million. The Company believes there is a better than fifty-fifty chance of avoiding repayment of the grants in both proceedings.
3.14. Other provisions
Details of Other provisions are set forth in the following table:

	Product	Individual
(In thousands of EUR)	warranty	risks	Total

Balance at Jan 1, 2008	2,110	2,500	4,610
Amounts added	658	0	658
Amounts used	160	1,327	1,487
Unused amounts reversed	649	0	649

Balance at Dec 31, 2008	1,959	1,173	3,132

Of which current	735	1,173	1,908

Of which non-current	1,224	0	1,224

	Product	Individual
(In thousands of EUR)	warranty	risks	Total

Balance at Jan 1, 2007	557	0	557
Amounts added	1,667	2,500	4,167
Amounts used	114	0	114

Balance at Dec 31, 2007	2,110	2,500	4,610

Of which current	570	2,500	3,070

Of which non-current	1,540	0	1,540

The product warranty provisions for solar modules are set up at a certain percentage of the relevant sales revenue, the resulting amount being discounted back to the re-
Annex 1.5 / 25

porting date allowing for the probability of a warranty claim occurring. The calculations reflect the five-year workmanship warranty and the twenty-five-year performance warranty. In light of the Company’s relatively short history nothing definite is known about the performance of the solar modules over a 25-year period. Measurement of the provisions is therefore based on management estimates, taking industry experience into account.
The provision for individual risks relates to expected payments under the Sales Representative Agreement, and represents the residual risk arising from a single warranty case which arose the year before.
3.15. Other financial liabilities
Other financial liabilities consist of the negative market values of derivative financial instruments. These financial instruments are interest rate swaps entered into to hedge interest rate movement exposure in connection with the variable interest rate syndicated loan. The swaps exchange variable for fixed rate interest payments. The notional principal amounts, terms and maturity dates match those of the hedged items. The hedging relationships are therefore treated as cash flow hedges.
3.16. Current income tax liabilities
Current income tax liabilities comprise the corporation income tax and municipal trade tax payable by the Company.
3.17. Other liabilities
Details of Other liabilities are shown below:

(In thousands of EUR)	Dec 31, 08	Dec 31, 07

Bonuses	2,549	1,341
Other personnel-related obligations	941	563
Unused vacation entitlements and overtime pay	721	873
Value added tax	0	1,380
Other payables	110	40

Total	4,321	4,197

Of which current	4,244	4,185

Of which non-current	77	12

Other personnel-related obligations consist primarily of payables for wage tax, church tax and social security contributions, contributions to the statutory occupational accident insurance and the levy for non-employment of the required proportion of seriously disabled persons.
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The non-current liabilities relate to obligations of the Company arising from the statutory requirement to preserve business records. In 2007 the amount was reported under current other liabilities, and in 2008 it was reclassified.
3.18. Additional disclosures on financial instruments
The following table shows the carrying amounts by measurement category according to IAS 39 and the fair values by class of financial assets and liabilities:

			Amount reported (IAS 39)
				Fair value,	Fair Value
2008	Measurement	Carrying amount		recognized in	through profit or	Amount reported,	Fair value
(In thousands of EUR)	category (IAS 39)	Dec 31, 2008	Amortized cost	equity	loss	cash	Dec 31, 2008
Assets
Trade receivables	LaR	48,857	48,857	0	0	0	48,857
Derivative financial assets (without a hedging-relationship)	FAHfT	2,601	0	0	2,601	0	2,601
Other non-derivative financial assets	LaR	85	85	0	0	0	85
Financial assets not classifiable under an IAS 39 category:
Cash and cash equivalents	n.a.	11,525	0	0	0	11,525	11,525

Liabilities
Financial liabilities	FLAC	259,052	259,052	0	0	0	257,783
Trade payables	FLAC	34,030	34,030	0	0	0	34,030
Derivative financial liabilities (with a hedging relationship)	n.a.	1,147	0	1,147	0	0	1,147

Of which, aggregated by IAS 39 measurement category:
Loans and receivables (LaR)		48,942	48,942	0	0	0	49,942
Financial assets held for trading (FAHfT)		2,601	0	0	2,601	0	2,601
Financial liabilities measured at amortized cost (FLAC)		293,082	293,082	0	0	0	291,813

			Amount reported (IAS 39)
				Fair value,	Fair Value
2007	Measurement	Carrying amount		recognized in	through profit or	Amount reported,	Fair value
(In thousands of EUR)	category (IAS 39)	Dec 31, 2007	Amortized cost	equity	loss	cash	Dec 31, 2007
Assets
Trade receivables	LaR	48,467	48,467	0	0	0	48,467
Other financial assets	LaR	6	6	0	0	0	6
Financial assets not classifiable under an IAS 39 category:
Cash and cash equivalents	n.a.	37,563	0	0	0	37,563	37,563

Liabilities
Financial liabilities	FLAC	199,516	199,516	0	0	0	198,624
Trade payables	FLAC	29,099	29,099	0	0	0	29,099
Derivative financial liabilities (with a hedging relationship)	n.a.	165	0	165	0	0	165

Of which, aggregated by IAS 39 measurement category:
Loans and receivables (LaR)		48,473	48,473	0	0	0	48,473
Financial liabilities measured at amortized cost (FLAC)		228,615	228,615	0	0	0	227,723

Trade receivables and trade payables, and other financial assets, have short maturities. Carrying amounts at the reporting date thus approximate to the fair values.
The fair values of the liabilities to banks and the shareholders’ loans included under financial liabilities were arrived at by calculating the present values of the payments associated with the liabilities, based on the applicable yield curve and the company-specific credit spread.
The market values of the interest rate swaps were arrived at by discounting the expected future cash flows over the residual terms of the contracts based on current market interest rates and the yield curve (level 3 according to valuation hierarchy of IAS 39).
Annex 1.5 / 27

4 Other explanatory comments
4.1. Cash flow statement
Before changes to net working capital, Sovello’s net cash inflow from operating activities amounted to EUR 48,836 (2007 EUR 23,635) thousand, a result that was attributable to the significant improvement in operating profit. At the same time, the increase in net working capital resulted in a substantial outflow of cash. Consequently, operating activities resulted in a net cash inflow of EUR 13,098 (2007 net cash outflow of EUR 5,463) thousand.
In 2008, financing of the enlargement of the production capacity, amounting to EUR 90,258 (2007 EUR 82,933) thousand before capitalization of financing costs, was assured principally by proceeds from borrowings totaling EUR 87,098 thousand. In addition, scheduled debt service payments (interest and repayments of principal) totaling EUR 43,293 thousand were made.
Cash and cash equivalents in the cash flow statement correspond to the relevant balance sheet item. Sovello’s cash and cash equivalents at the year end amounted to EUR 11,525 (2007 EUR 37,563) thousand.
The changes in balance sheet items used to prepare the cash flow statement cannot be arrived at directly from the balance sheet because effects of non-cash transactions have been eliminated.
4.2. Capital management
The primary objective of Sovello’s capital management is the sustainability of the financial flexibility necessary for the Company’s long-term growth. Sovello is still going through a phase of strong growth and development. This involves extensive investment, which the Company must finance. Sovello meets the resulting financing risks with a solid capital structure encompassing equity, the shareholders’ and bank loans and the applicable portions of the financial assistance from the government. Short-term liquidity management is based on a rolling planning horizon of twelve months.
The table below shows the balance sheet total, the equity in absolute figures and in per cent of the balance sheet total, and the net financial liabilities (financial liabilities minus cash and cash equivalents):

(In thousands of EUR)	Dec 31, 08	Dec 31, 07

Balance sheet total	467,145	380,179
Equity	107,796	91,168
Equity in per cent of balance sheet total	23.1	24.0
Net indebtedness	247,527	161,953

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The loan agreement made in 2007 with the banking syndicate led by Deutsche Bank has been revised by the supplementary agreement of September 1, 2008. The syndicated loan agreement deals primarily with the continuation of the existing financing arrangements and the extending of the syndicated financing for the investment in the Company’s third production line at Bitterfeld-Wolfen. The financing now includes an additional loan of EUR 60 million of which EUR 35 million has been drawn. The tranches of the original syndicated loan agreement continue to be available on the original terms, except that interim financing of investment grant receivables was raised from EUR 30 million to EUR 45 million and the working capital loan was reduced from EUR 22 million to EUR 20 million. Drawings on the investment-grant interim financing line amounted at the reporting date to EUR 33.5 million. There were no drawings on the working capital loan. The syndicated loan agreement requires Sovello to achieve certain financial ratios. It also provides for compulsory unscheduled repayments if certain events occur, such as certain sales transactions, or if a third party acquires more than 50% of Sovello AG’s shares without the prior approval of the banks. Refer also to Note 4.12. Subsequent events.
4.3. Related party disclosures
Parties related to Sovello comprise its three shareholders Evergreen, Q-Cells and REC, as they jointly control Sovello. Related parties are also the members of the Management Board and Supervisory Board and close members of the families and domestic partners of these individuals.
All transactions with related parties are conducted on an arm’s length basis.
The Company has an agreement with Evergreen for the distribution of its products (solar modules) on a commission basis. For distributing the products Evergreen is paid a sales-based commission. The agreement was made for an initial term of three years and is renewed automatically for successive periods of one year unless terminated by giving one year’s notice. The del credere and product warranty risks remain with Sovello.
Purchases and sales of silicon and other raw materials take place regularly between Sovello and its shareholders to cover ongoing requirements. Sovello has a long-term supply agreement for silicon with a wholly-owned subsidiary of shareholder REC to assure being supplied with silicon for a period of more than five years. Further information will be found in Note 3.5. Advance payments.
Sovello also has license and technology transfer agreements with the shareholders which grant Sovello, among other things, the right to use newly developed technologies.
Sovello also has loan agreements with the shareholders. The loans totaling EUR 90 million granted in 2007 and the new loans of EUR 34.8 million disbursed in 2008 carry annual interest rates of 5.43% and 6.71% respectively. In accordance with the provisions of the syndicated loan agreement, shareholders’ rights to repayment of these loans are subordinate to the loan repayment rights of the banks. Early repayment is possible only with the approval of the banks or out of the proceeds of a
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public offering. At present, the Company does not expect to go public in 2009. The shareholders’ loans are therefore reported under non-current borrowings. In addition to the above, further loans totaling EUR 12 million were disbursed to the Company. These loans have terms running until June 30, 2010, and carry an annual interest rate of 6%. When the new bank financing arrangements were made in 2007, the shareholders gave the banks guarantees for a total of EUR 90 million. In 2008, these guarantees were released by the banks. In addition to the interest on the shareholders’ loans, Sovello paid guarantee fees of EUR 169 (2007 EUR 150) thousand to each of the shareholders in 2008.
At December 31, 2008, Sovello had trade receivables from Evergreen amounting to EUR 46,850 (2007 EUR 46,586) thousand. Sovello owed Evergreen EUR 1,343 (2007 EUR 2,672) thousand for trade payables and EUR 46,870 (2007 EUR 30,000) thousand for loans. Sovello realized gains of EUR 213,971 (2007 EUR 138,147) thousand from the sale of goods (mainly modules) and billing of costs. The expenses in 2008 amounted to EUR 2,011 (2007 EUR 3,611) thousand for purchases of goods and/or services and costs billed, EUR 50 (2007 EUR 444) thousand for the transfer of research and development services and EUR 7,711 (2007 EUR 5,926) thousand under license agreements. Also, Sovello supplied Evergreen with silicon and other materials for EUR 0 (2007 EUR 2,191) thousand. Interest and similar expenses in 2008 amounted to EUR 2,236 (2007 EUR 1,808) thousand.
Trade receivables from Q-Cells amounted at December 31, 2008, to EUR 0 (2007 EUR 1,077) thousand. Sovello owed Q-Cells at December 31, 2008, EUR 453 (2007 EUR 9,842) thousand for trade payables and EUR 45,659 (2007 EUR 30,000) thousand for loans. Q-Cells supplied raw materials for EUR 3,359 (2007 EUR 26,325) thousand in 2008, while Sovello supplied raw and other materials to Q-Cells for EUR 3,070 (2007 EUR 3,768) thousand. Gains on other services and cost billings amounted in 2008 to EUR 131 (2007 EUR 2) thousand. In 2008 expenses for research and development services amounted to EUR 597 (2007 EUR 0) thousand and for purchased services and cost billings EUR 1,169 (2007 EUR 474) thousand. Interest and similar expenses in 2008 amounted to EUR 2,208 (2007 EUR 1,763) thousand.
At December 31, 2008, Sovello owed REC EUR 0 (2007 EUR 6) thousand for trade payables and EUR 45,656 (2007 EUR 30,000) thousand for loans. Expenses for purchases of services and cost billings were not incurred in 2008 (2007 EUR 21 thousand). Interest and similar expenses in 2008 amounted to EUR 2,205 (2007 EUR 1,920) thousand.
The members of the Management Board in 2008 were:
Dr. Theodor Scheidegger, Computer Scientist, Chief Executive Officer (from July 15, 2008)
Hans-Jörg Axmann, Engineer, Chief Technology Officer
Jörg Baumheuer, Engineer, Chief Operating Officer (from March 1, 2008)
Christian Langen, Businessman, Chief Marketing and Sales (from June 9, 2008)
Rainer Mohr, Businessman, Chief Financial Officer (until October 16, 2008)
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The members of the Supervisory Board in 2008 were:
Richard M. Feldt, Engineer, Chief Executive Officer of Evergreen, Chairman
Anton Milner, Engineer, Chief Executive Officer of Q-Cells, Vice Chairman
Erik Thorsen, Businessman (MBA), Chief Executive Officer of REC (from February 6, 2008)
John Andersen, Businessman (MBA), Chief Operating Officer of REC (from February 6, 2008)
Michael El-Hillow, Businessman (MBA), Chief Financial Officer of Evergreen (from February 6, 2008)
Dr. Hartmut Schüning, Businessman, Chief Financial Officer of Q-Cells (from February 6, 2008)
Mandy Hildebrandt, Mechatronics Technician, Team Leader, Sovello (from February 6, 2008)
Norbert Krebs, Skilled Worker, Shift Leader, Sovello (from February 6, 2008)
Sandra Seidewitz, Process Technologist, Team Assistant, Sovello (from February 6, 2008)
Erik Sauar, Engineer, Chief Technology Officer of REC (until February 5, 2008)
Information on the remuneration of the members of the Management Board and the Supervisory Board will be found in Note 4.8. Remuneration of the Members of the Management Board and the Supervisory Board.
Sovello has a business relationship involving services with an enterprise owned by an individual having a related-party relationship with a member of Sovello’s Supervisory Board. In 2008 this enterprise performed services for Sovello for EUR 2,327 (2007 EUR 4,393) thousand. At December 31, 2008, payables arising from this relationship amounted to EUR 392 (2007 EUR 516) thousand.
4.4. Financial risk management
4.4.1. Financial risk factors
Sovello is exposed in particular to financing risks because of the rapid process of growth and development that it is currently undergoing. Also, Sovello’s business activities expose it to risks from fluctuations in interest rates and exchange rates, and to credit risk. Financial risk management aims to limit these risks through ongoing operational and finance-oriented activities. For this purpose, selected derivative hedge instruments and other appropriate measures are used, depending on the assessment of the risk. Generally, Sovello hedges only risks affecting its cash flows. Derivatives are employed only as hedging instruments, i.e. they are not used for trading or other speculative purposes.
The fundamentals of Sovello’s financial policies are established by the Management Board and overseen by the Supervisory Board. Responsibility for ongoing risk management lies with Sovello’s finance department.

Annex 1.5 / 31

4.4.1.1. Exchange rate risk
Movements in exchange rates can give rise to unwanted and unforeseeable fluctuations in profits and cash flows. The currency risks to which Sovello is exposed arise mainly from its operating activities, as products are exported to the US dollar area and certain raw and other materials are purchased on a dollar basis. Furthermore, in 2008 part of the shareholder loans was in US dollars. Transactions in other currencies are not significant.
Currency risks are evaluated regularly by comparing the expected cash inflows and outflows in US dollars. The time horizon considered is usually twelve months. The focus in this process is on natural hedging of the US dollar inflows and outflows arising from the underlying purchase and sales agreements. If there is a net risk position in US dollars Sovello considers the use of currency hedges to reduce the economic risk, depending on what movements are expected in the exchange rate. In 2008 the Company entered into a number of forward exchange contracts to hedge net US dollar positions arising from the sale of solar modules into the US dollar area. These contracts do not meet IAS 39 criteria for hedge accounting. Gains or losses on the measurement of the forward exchange contracts are recognized in profit or loss. Further information will be found in Note 4.4.2. Disclosures on derivative financial instruments and hedging.
The carrying amounts of the financial assets and liabilities in foreign currencies represent the foreign currency exposure at the year end. There were no currency hedges at December 31, 2007.
The following table gives an overview of the financial instruments denominated in US dollars at December 31, 2008 and 2007:

(In thousands of EUR)	Dec 31, 08	Dec 31, 07
Cash and cash equivalents	5,495	86
Trade receivables	24,203	1,763
Positive fair values from derivative financial instruments (foreign exchange forward contracts)	2,601	0
Trade payables	4,796	1,771
Financial liabilities (shareholders’ loans)	16,870	0

Sensitivity analyses are performed firstly on the net position of the original financial instruments in US dollars. The currency risk is arrived at by multiplying the unhedged currency positions by a 10% upward or downward movement in the USD/EUR exchange rate.
In addition, an analysis of sensitivity to exchange rate movements was performed on the forward exchange contracts, because they are not within a hedging relationship meeting the criteria of IAS 39 and changes in the exchange rate for the US dollar underlying the contracts affect operating profit or loss (gain or loss on fair value adjustments).

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A 10% decrease in the value of the US dollar versus the euro at December 31, 2008, would have increased the net income of 2008 by EUR 1,400 (2007 decreased the net income by EUR 6) thousand. Of this effect, EUR 2,018 (2007 EUR 0) thousand would have been attributable to the forward exchange contracts and minus EUR 618 (2007 minus EUR 6) thousand to the original financial instruments. A 10% increase in the value of the US dollar versus the euro would have decreased the net income by EUR 1,850 (2007 increased the net income by EUR 6) thousand. Of this effect, minus EUR 2,468 (2007 EUR 0) thousand would have been attributable to the forward exchange contracts and EUR 618 (2007 EUR 6) thousand to the original financial instruments.
4.4.1.2. Interest rate risk
Sovello is exposed to interest rate risks because of its variable rate financial liabilities. It reduces these risks by using interest rate swaps which exchange the variable interest rate for a fixed rate of 4.655%. The carrying amount of the variable rate financial liabilities at the reporting date was EUR 120,036 (2007 EUR 109,097) thousand.
In 2007, to hedge its exposure to the risk of interest rate movements, the Company entered into interest rate swaps having an initial total notional principal amount of EUR 90,000 thousand and terms running until September 30, 2010. The notional principal amounts, terms and maturity dates match those of the hedged items. The hedging relationships are therefore designated as cash flow hedges. The Company applies the hedge accounting rules of IAS 39.
In accordance with IFRS 7 interest rate risks are presented by means of sensitivity analyses. These sensitivity analyses show how profit or loss or equity would have been affected by changes in market interest rates. The sensitivity analyses are prepared using the following assumptions:
In the case of original financial instruments with fixed interest rates, changes in market interest rates affect profit or loss only where the financial instruments are measured at fair value. Financial instruments with fixed interest rates which are measured at amortized cost do not therefore expose the Company to the risk of interest rate movements.
In the case of original financial instruments with variable interest rates which are not designated as hedged items within a cash flow hedging relationship, changes in market interest rates do affect profit or loss and are therefore to be included in the interest rate sensitivity analysis (cash flow risk) under IFRS 7. An increase (decrease) of 100 basis points in the market interest rate at December 31, 2008, would have decreased (increased) the profit for 2008 by EUR 278 (2007 EUR 31) thousand.
In the case of financial instruments designated as cash flow hedges, changes in market interest rates affect the Accumulated other comprehensive income component of equity, and are therefore included in the fair value sensitivity analyses. A decrease of 100 basis points in the market interest rate at December 31, 2008, would

Annex 1.5 / 33

have decreased equity by EUR 217 (2007 EUR 770) thousand; an increase of 100 basis points would have increased it by EUR 293 (2007 EUR 753) thousand.
4.4.1.3. Other price risks
As part of the presentation of market risks, IFRS 7 also requires disclosures on how changes in risk variables would have affected the prices of financial instruments. Such risk variables include stock exchange prices and indices.
At the reporting date Sovello held no financial instruments of relevance.
4.4.1.4. Liquidity risk
The liquidity risk is the risk that Sovello will be unable to discharge its financial obligations, such as interest payments, loan repayments, payments for goods and/or services and other liabilities.
To enable potential liquidity bottlenecks to be identified at an early stage, Sovello prepares financial plans in which liquidity requirements are regularly updated. The operational cash planning horizon at Sovello is one year.
Under the syndicated loan agreement restructured in September 2008, Sovello has a working capital loan facility of EUR 20 million (Tranche C) which was not drawn at the reporting date. Sovello can draw on Tranche C in the form of cash, letters of credit or guarantees. Tranche C matures on December 31, 2011. Until that date, amounts repaid can be redrawn. In addition, Sovello has loan tranches totaling EUR 36.5 million under the syndicated loan agreement and amounts totaling EUR 12 million out of the shareholders’ loans approved in December 2008 which are still undrawn. To finance the planned expansion of its operations, Sovello may need to obtain further loans or utilize alternative means of financing. Refer also to Note 4.12. Subsequent events.
At December 31, 2008, Sovello held cash and cash equivalents totaling EUR 11,525 (2007 EUR 37,563) thousand.
The tables below show, at December 31, 2008 and 2007, the contractual interest payments and repayments on on-balance-sheet financial liabilities, including derivative financial instruments with negative fair values. For interest rate swaps, the net interest payments are stated, and for the other financial obligations the undiscounted cash flows for the next financial years. The table includes all financial instruments held at the reporting date for which payments were already contractually agreed. It does not include plan figures for future new liabilities. Variable interest payments were arrived at on the basis of the last interest rates fixed prior to December 31, 2008, or in the case of interest rate swaps, considering the yield curve. Financial liabilities repayable at any time have always been assigned to the earliest possible period.

Annex 1.5 / 34

Dec 31, 2008			2011	2014 and
(In thousands of EUR)	2009	2010	- 2013	beyond
Non-derivative financial liabilities
Bank debt	89,334	38,783	0	0
Shareholders’ loans	7,315	146,594	0	0
Trade payables	34,030	0	0	0
Derivative financial liabilities
Interest rate swaps	990	244	0	0

Dec 31, 2007			2010	2013 and
(In thousands of EUR)	2008	2009	-2012	beyond
Non-derivative financial liabilities
Bank debt	62,600	32,465	23,172	0
Shareholders’ loans	4,887	94,887	0	0
Trade payables	29,099	0	0	0
Derivative financial liabilities
Interest rate swaps	-54	205	30	0

4.4.1.5. Credit risk
The risk of a loss arising from financial assets consists in the possibility of default by a counterparty. The maximum credit risk exposure is thus the carrying amount of the relevant asset.
To avoid losses from counterparty default Sovello obtains credit reports on the counterparty or evaluates historical data on the business relationship, in particular the payment record. Letters of credit or payment in advance are agreed with the counterparty where appropriate. Valuation allowances against receivables have not so far been necessary.
Sovello enters into financial transactions only with counterparties having a satisfactory credit rating, so the actual risk of loss is minor.
4.4.2. Disclosures on derivative financial instruments and hedging
To hedge its exposure to the risk of interest rate movements arising from the variable interest rate syndicated loan, the Company entered into interest rate swaps having an initial total notional principal amount of EUR 90,000 thousand and terms running until September 30, 2010 (cash flow hedge). The variable interest rate Tranche A of the syndicated loan was designated as the hedged item. The object of the hedging was to transform the variable interest rate bank loan into a fixed interest rate financial liability. At the reporting date the notional principal amount of the interest rate swaps was EUR 52,200 (2007 EUR 82,500) thousand. The negative market value of minus EUR 1,147 (2007 minus EUR 165) thousand is included under non-current Other financial liabilities.

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As in 2007, the cash flow hedge had an effectiveness of 100%, and can thus be treated as an effective hedge. At the reporting date, therefore, the unrealized loss of EUR 883 thousand after deferred tax (2007 EUR 127 thousand) was recognized in equity.
In 2008 the Company entered into a number of forward exchange contracts with terms ending no later than dates in November 2009 to hedge its exposure to the risk of exchange rate movements arising from the sale of solar modules into the US dollar area. These contracts do not meet the IAS 39 criteria for hedge accounting. The gains on measurement of the forward exchange contracts at the reporting date are recognized in profit or loss and included under Other operating expenses. The total nominal amount of the forward exchange contracts at the reporting date was USD 40 million. The market value was EUR 2,601 thousand which is included under current Other financial assets.
4.5. Contingent liabilities and provision of security
The conditions attaching to taxable state investment grants require Sovello among other things to comply with an employment guarantee. This obligates Sovello to assure jobs at Bitterfeld-Wolfen for a period of five years from the beginning of the relevant period during which the funds may be used only for the specified purpose.
Collateral has been provided for the syndicated loan in the form of all material assets of Sovello. Collateralization consists principally in the transfer of ownership by way of security of the non-current and current assets, blanket assignment of all trade receivables and assignment of all entitlements to federal and state investment grants. Also, land charges amounting to EUR 112,000 thousand have been entered in the land register. In connection with the supplementary agreement of September 2008 to the syndicated loan agreement the Company has undertaken to create a further land charge in the amount of EUR 60,000 thousand; this has not yet been entered in the land register. Under the loan agreement, Sovello is not permitted to provide security for any other financial liabilities that would involve charging present or future assets, or to allow such security to exist. Exceptions to this rule include statutory or contractual liens arising in the normal course of business, and the customary retentions of title.
4.6. Other financial commitments
Other financial obligations comprise contracts for the future supply of goods and/or services, non-cancelable operating leases and purchase commitments for capital expenditures on production expansion.

Annex 1.5 / 36

			2014	Total
		2010	and	Dec 31,
(In thousands of EUR)	2009	- 2013	beyond	2008
Long-term procurement contracts for raw materials	12,856	270,252	203,638	486,746
Purchase orders for materials	39,963	0	0	39,963
Purchase commitments for non-current assets	36,543	0	0	36,543
Other long-term procurement contracts	5,175	11,064	0	16,239
Purchase orders for services	2,555	754	0	3,309
Operating leases	152	175	0	327

Total	97,244	282,245	203,638	583,127

			2013	Total
		2009	and	Dec 31,
(In thousands of EUR)	2008	- 2012	beyond	2007
Long-term procurement contracts for raw materials	14,963	153,436	60,227	228,626
Purchase orders for materials	34,210	0	0	34,210
Purchase commitments for non-current assets	37,239	0	0	37,239
Purchase orders for services	1,787	0	0	1,787
Operating leases	106	129	0	235

Total	88,305	153,565	60,227	302,097

The expenses recognized in the income statement for operating leases amount to EUR 136 (2007 EUR 68) thousand.
4.7. Litigation
In 2008 the European Commission commenced two formal investigations under the provisions of the EC Treaty on government financial assistance. The investigations are concerned with the legality under the financial assistance rules of the combining of investment projects by the Company, and the legality of the approval for the Company of financial assistance designed for smaller and medium-sized businesses (SMBs). A negative outcome of the first investigation would result in a reduction of the maximum levels of assistance. The investment grants concerned amount in total to around EUR 27 million. The Company believes there is a better than fifty-fifty chance of avoiding repayment of the grants in both proceedings.
Other than the above, Sovello is not currently involved in any pending court or arbitration proceedings that could have a material adverse affect on the Company’s financial position, cash flows, liquidity or results of operations.

Annex 1.5 / 37

4.8. Remuneration of the Members of the Management Board and the Supervisory Board
The remuneration of the members of the Management Board for 2008 is as follows:

(In thousands of EUR)	2008	2007
Fixed compensation	599	495
Performance-related compensation	433	48
Termination benefits	137	0
Other compensation	50	39

Total	1,219	582

All remuneration is of a short-term nature. “Other” remuneration consists mainly of rent allowances and non-cash benefits.
As in 2007, the members of the Supervisory Board received no remuneration for serving on the Board. Reimbursement of travel and other expenses does not exceed the income tax exemption limits.
4.9. Number of employees
In 2008 the Company employed an average of 1,087 (prior year 826) persons. Employees at the reporting date were working in the following areas:

	Dec 31, 08	Dec 31, 07
Production	1,110	956
Administration	50	32

Total	1,160	988

4.10. Other disclosures on the Company
Sovello operates in the market for photovoltaics, a market with a promising future. Its activities comprise the development, manufacture and marketing of solar modules. Its integrated production processes embrace the manufacture of solar wafers and solar cells, the primary components of solar modules.
On November 10, 2008, an extraordinary meeting of the shareholders of EverQ GmbH passed a resolution to reorganize the Company, under sections 190ff and 238ff of the German Company Transformation Act (Umwandlungsgesetz), as a stock corporation (Aktiengesellschaft) named Sovello AG. The meeting also approved the Articles 1 of Sovello AG. The resolution was notarized by Notary Public Dr. Olaf Gerber, Frankfurt/Main (No. 78/2008-G in his register of instruments). Sovello AG was

[1]	A combination of articles of incorporation and bylaws

Annex 1.5 / 38

entered in the commercial register of the Stendal District Court on November 24, 2008, under HRB 8253. The Company has its principal place of business at Sonnenallee 14-30, 06766 Bitterfeld-Wolfen (Ortsteil Thalheim), Germany.
The financial statements prepared in accordance with the provisions of the Commercial Code (HGB) are obtainable at the Company’s principal place of business and are published in the Electronic Federal Gazette.
Sovello is included in the consolidated financial statements of all three shareholders (by Evergreen and Q-Cells using the equity method, and by REC using proportionate consolidation). Information on the shareholdings will be found in Note 3.10. Equity.
4.11. Auditors’ fees
The fees for the auditors of the annual financial statements, Deloitte & Touche GmbH Wirtschaftsprüfungsgesellschaft, Frankfurt/Main, including expense reimbursements, that were recognized as expenses in 2008 amounted to:
a)	For audit services EUR 98 (2007 EUR 78) thousand,
b)	For tax services EUR 28 (2007 EUR 33) thousand,
c)	For other confirmatory or valuation services EUR 193 (2007 EUR 71) thousand,
d) For other services EUR 1 (2007 EUR 39) thousand.
4.12. Subsequent events
With the exception of the facts and circumstances outlined below, no material events have occurred since the end of the 2008 which have direct implications for Sovello’s financial position or results of operations.
Under the terms of the syndicated loan agreement, Sovello is required to achieve certain financial and budgetary ratios and to fund a debt servicing reserve account. The financial and budgetary ratios were not achieved in certain cases as at December 31, 2008. The debt servicing reserve account has not been funded. This gives rise to a special termination right on the part of the banking syndicate for all bank loans. The banking syndicate has issued a letter dated December 23/29, 2008, waiving exercise of the termination right, and the right to require funding of the debt servicing reserve account, until February 15, 2009. Negotiations on the new version of the syndicated loan agreement are to be completed by that date. The Management Board believes that these negotiations will have a positive outcome. The future existence of the Company will shortly be endangered if, contrary to the Management Board’s expectations, no agreement is reached with the banking syndicate and the special termination right is exercised.
4.13. Authorization for issue
The Board of Management prepared the annual financial statements on January 30, 2009 and thereby authorized them for issuance for the purposes of IAS 10.

Annex 1.5 / 39

Bitterfeld-Wolfen, January 30, 2009
Sovello AG
The Board of Management

signed	signed
Dr. Theodor Scheidegger	Hans-Jörg Axmann
Chief Executive Officer	Chief Technology Officer

signed	signed
Jörg Baumheuer	Christian Langen
Chief Operating Officer	Chief Marketing and Sales Officer

Annex 1.5 / 40

Exhibit 5.5 (real estate)
Land register with local court (Grundbuchamt) Bitterfeld-Wolfen, register (Grundbuch) von Thalheim

land							encumbrances (for
register		item on					additional encumbrances
sheet	lot	sheet		size of area		property right of	see attached copy of land
(Blatt)	(Flur)	(lfd. Nr.)	parcel no.	(sqm)	property owner	Sovello AG	register)
979	4	1	484	189	Sovello AG	ownership	mortgaged to Dt. Bank
979	4	2	467	26,834	Sovello AG	ownership	mortgaged to Dt. Bank
979	4	3	476	17,451	Sovello AG	ownership	mortgaged to Dt. Bank
				44,474

Convenience Translation to Exhibit 5.5 (Warranty of Rights of Way)

Die BQP als im Grundbuch eingetragene Eigentümerin sichert Sovello und deren Rechtsnachfolgern zu	The BQP as the registered owner of the land ensures to Sovello and their legal successors
• unbegrenzten Zugang,	• unrestricted access,
• unbegrenzte Zufahrt und	• unlimited access and
• unbegrenzte Nutzung	• unlimited use
der verkehrs- und
versorgungstechnischen
Erschließungsanlagen, soweit dies
die noch zu vermessenden und an den
Zweckverband Technologiepark
Mitteldeutschland zu übereignenden
Grundstücksteile betrifft, auf denen die
Zufahrtsstraßen errichtet sind und/oder in
denen die versorgungstechnischen
Erschließungsanlagen sich befinden.
Die Zusicherung lässt Inhalte und
Beschränkungen der Nutzbarkeit
unberührt, die sich aus öffentlichem Recht
oder aus Rechtsverhältnissen der Sovello
AG mit Dritten, insbesondere mit
Versorgungsunternehmen ergeben.
of the transport infrastructure and supply
facilities, where the parcels of land are to
be measured and to convey to the
Zweckverband Technologie Park
Mitteldeutschland (an entity of public law),
and where access roads are errected
and/or in which the supply infrastructure
facilities are located. This assurance
keeps unaffected the content, the viability
and limitations that are subject to public
law or are arising to Sovello AG due to
legal relationships with third parties,
particularly with utility companies.

Additional information (real estate)

										encumbrances (for
	land				total area		size of area			additional encumbrances
	register		item on	parcel	(square		or partial	property	property right of	see attached copy of land
	sheet	lot	sheet	no. (old)	meters)	parcel no. (new)	area (sqm)	owner	Sovello AG	register)
Sovello 2	943	4	13	56	9,944	472	9,945	BQP GmbH	priority notice	mortgaged to Dt. Bank
Property Purchase Agreement	349	4	21	108/55	11,210	536	11,176	BQP GmbH	priority notice	mortgaged to Dt. Bank
Deed No. 655/06 of	349	4	15	9/2	10,622	not yet messured	1,520	BQP GmbH	priority notice	mortgaged to Dt. Bank
notary Claudia Dauer,	349	4	16	9/4	3,290	not yet messured	3,254	BQP GmbH	priority notice	mortgaged to Dt. Bank
Bitterfeld	349	4	24	259/10	6,223	259/10	6,223	BQP GmbH	priority notice	mortgaged to Dt. Bank
	349	4	28	9/1	10,281	not yet messured	1,451	BQP GmbH	priority notice	mortgaged to Dt. Bank
	349	4	29	9/3	3,630	not yet messured	3,569	BQP GmbH	priority notice	mortgaged to Dt. Bank
	349	4	30	7/5	7,554	not yet messured	2,841	BQP GmbH	priority notice	mortgaged to Dt. Bank
	349	4	31	7/3	27,651	not yet messured	2,906	BQP GmbH	priority notice	mortgaged to Dt. Bank
	349	4	32	7/4	27,781	not yet messured	10,409	BQP GmbH	priority notice	mortgaged to Dt. Bank
	349	4	37	14	25,020	not yet messured	10,903	BQP GmbH	priority notice	mortgaged to Dt. Bank
	349	4	41	210/13	54,729	not yet messured	19,521	BQP GmbH	priority notice	mortgaged to Dt. Bank
	349	4	42	7/6	7,554	611	2,847	BQP GmbH	priority notice	mortgaged to Dt. Bank
	349	4	43	13/1	8,273	613	8,273	BQP GmbH	priority notice	mortgaged to Dt. Bank
	349	4	44	15	3,750	not yet messured	1,629	BQP GmbH	priority notice	mortgaged to Dt. Bank
	349	4	45	615	7,740	not yet messured	3,766	BQP GmbH	priority notice	mortgaged to Dt. Bank
	349	4	46	8	4,800	not yet messured	366	BQP GmbH	priority notice	mortgaged to Dt. Bank
	349	4	47	95/11	1,000	not yet messured	967	BQP GmbH	priority notice	mortgaged to Dt. Bank
	349	4	14	160/7	38,298	not yet messured	3,758	BQP GmbH	priority notice	mortgaged to Dt. Bank
	88	4	2	12/1	15,738	not yet messured	236	BQP GmbH	priority notice	mortgaged to Dt. Bank
	88	4	3	12/2	20,280	not yet messured	8,874	BQP GmbH	priority notice	mortgaged to Dt. Bank
	429	4	1	126/7	14,790	not yet messured	139	BQP GmbH	priority notice	mortgaged to Dt. Bank
	772	4	5	17/7	61,111	not yet messured	1,587	BQP GmbH	priority notice	mortgaged to Dt. Bank
	207	4	1	10/1	26,408	not yet messured	3,869	BQP GmbH	priority notice	mortgaged to Dt. Bank
subtotal							120,029
Sovello 3	349	4	11	6/3	25,453	not yet messured	9,729	BQP GmbH	priority notice	mortgaged to Dt. Bank
Property Purchase Agreement	349	4	12	7/1	84,325	not yet messured	32,211	BQP GmbH	priority notice	mortgaged to Dt. Bank
Deed No. 344/07 of	349	4	13	7/3	27,651	not yet messured	7,480	BQP GmbH	priority notice	mortgaged to Dt. Bank
notary Claudia Dauer,	349	4	26	151/7	7,509	not yet messured	173	BQP GmbH	priority notice	mortgaged to Dt. Bank
Bitterfeld	349	4	31	7/2	14,968	not yet messured	5,633	BQP GmbH	priority notice	mortgaged to Dt. Bank
	349	4	33	150/7	7,509	not yet messured	156	BQP GmbH	priority notice	mortgaged to Dt. Bank
	349	4	46	8	4,800	not yet messured	1,190	BQP GmbH	priority notice	mortgaged to Dt. Bank
	349	4	52	6/2	30,544	not yet messured	2,826	BQP GmbH	priority notice	mortgaged to Dt. Bank
	98	4	1	6/4	8,003	not yet messured	152	BQP GmbH	priority notice	mortgaged to Dt. Bank

										encumbrances (for
	land				total area		size of area			additional encumbrances
	register		item on	parcel	(square		or partial	property	property right of	see attached copy of land
	sheet	lot	sheet	no. (old)	meters)	parcel no. (new)	area (sqm)	owner	Sovello AG	register)
	98	4	2	6/5	9,427	not yet messured	94	BQP GmbH	priority notice	mortgaged to Dt. Bank
	429	4	1	126/7	14,790	not yet messured	356	BQP GmbH	priority notice	mortgaged to Dt. Bank
subtotal							60,000
total							180,029
By Property Purchase Agreements, UR-No. 655/06 and 344/07 the Sovello AG bought, parts of a large number of plots of land. The contracts provide that the measurement of purchased parts should take place when the remaining areas are sold to expected further buyers. But the remaining areas have not been sold so far due to lack of demand. Therefore, for reasons of cost thereof, the parties have refrained from measure the purchased parts. Meanwhile, the seller and Sovello have agreed to measure the parts purchased by Sovello without regard to the sale of the remaining land. The measurement of these purchased land is currently happening. The measurement of the property subject to the contracts with the Deed No. 655/06 and 344/07 is currently in process. The purchased land will cadastrally combined into a single plot of land. As the owner of this new single parcel of land will then registered in the land register the Sovello AG on the basis of the existing priority notices of conveyance. To ensure the rights of way subsequently will be registred in the land register easements for the benefit of Sovello AG to the affected parcels of third parties.
Unless due to statutory provision, the relevant infrastructure facilities, especially the roads and infrastructur facilities should be dedicated by public law to public use. Currently, the rights of way and the use of infrastructure facilities by Sovello AG are secured by a respective written warranty by the land owner of the respective plots, the BQP GmbH. The pledge of conveyance claim to the Dt. Bank will safeguard their right to register a collective mortgage, on the properties purchase by Sovello.

Exhibit 5.6
Company holds all governmental approvals and/or necessary permits.
(Qualifiers for compliance with laws and regulations during the past five years)
1. According to § 14 “Gewerbeordnung” (GewO), the conversion from a limited liability company into a stock corporation requires the registration of the new business and deregistration of the old business. Sovello was founded on Nov 24th, 2008 with entry into the commercial register. However, the new corporation Sovello AG and the former corporation EverQ GmbH was registered according to § 14 GewO only on March 12th, 2009.
2. In a decree on state aid C27/2008 dated January 27, 2010 the European Commission informed the Federal Republic of Germany that the so called SME Bonus in the amount of roughly € 9.13 million was illegitimately granted to Sovello AG (then EverQ GmbH) in June 2006. Therefore, the entire amount including accrued interest was reclaimed. According to the decree the Federal Republic of Germany has to determine the total amount (original grant and accrued interest) to be reclaimed and provide evidence that the applicable repayment order has been submitted to Sovello AG by the end of March 2010. Sovello expects a claim in the range of € 11.2m to € 11.6m with a due date at the end of April 2010. The Company does not intend to dispute the ruling in court.
3. According to German law (§77 SGB IX) companies with more than 20 employees must employ a certain number of severely handicapped persons or, else, pay compensation to a governmental fund which uses the contributions to create and maintain jobs for disabled people in other companies, foundations or public bodies. In the past five years Sovello has not always employed the required number of handicapped persons and, therefore regularly has paid the compensation. Since the amount due is being determined only after the close of the calendar year and payment usually takes place only in March, Sovello is regularly making provisions for this type of compensation. For calendar year 2009 Sovello expects payments of no more than € 150,000, which is reflected in our accounts accordingly. For the avoidance of doubt, the existence of such a provision is not necessarily an indication of unlawful behavior. In view of the Company, not employing the required number of handicapped persons is not against the law as long as (I) regular requests for qualified handicapped persons are being submitted to the Employment Agency and (II) as long as possibly ensuing monetary compensation is being paid if placement services by the Employment Agency do not result in a sufficiently large number of handicapped persons actually being employed. Sovello has — to its best knowledge — complied with both requirements and, consequently, has not been fined for any offence in this regard.
4. Lawsuit at the District Court of Dessau-Roßlau (Landgericht Dessau-Roßlau, ref. no. 4 O 389/09: HS Management Consultants, prop. Heiko Schmidt vs. Sovello AG re claim, amount in dispute prelim. € 11,554.82. Sovello AG has been sued by HS management consultants, prop. Heiko Schmidt (HS) for payment of compensation for head hunter services. Disputed is whether the services were provided as contractually agreed. On March 17, 2010 the Court has verbally informed about its judgement of the same date. Sovello is obliged to pay the bulk of the disputed claim (€ 10,412.50) plus interest and various fees and legal costs estimated at roughly additional € 6,000. Whether or not legal remedies could have chances of success will be subject to lawyers’ evaluation as soon as the judgement in written form will be available. Notwithstanding this current judgment Sovello and HS have a framework agreement, which runs through the end of 2012, according to which HS has the right to receive a certain number of mandates for recruiting services per year. HS has billed and raised claims against Sovello for not having received the agreed number of mandates in 2007 through 2009. Whether such a claim is warranted, potentially depends on the (yet unknown)

reasoning in the above mentioned Court ruling. As the Court has not yet published the entire judgement, the probability of success of the HS claim is difficult to assess. The maximum risk in this matter is € 183,200. Sovello has made provisions for this amount in their financial statements 2009. If HS were to raise a claim for the entire span of the framework agreement up to the end of 2012 and Sovello will not use HS services in the years to come at all and Sovello fails to find an amicable solution with HS (e.g. by scaling down the agreement) the claim for lost revenues could be up to € 492,425, including the above mentioned € 183,200. However, thus far HS has not raised such a claim, but has indicated their willingness to negotiate a contract amendment. Therefore and according to Sovello’s legal counsel there is only a remote risk of such a claim materializing and being successful. Consequently, no provisions have been made and there is no mentioning of this maximum risk in Sovello’s financial statements 2009 (according to IFRS).
5. Lawsuit at the District Labour Court of Saxony-Anhalt (Landesarbeitsgericht Sachsen-Anhalt, ref. no. 2 Sa 188/09: Friedhelm Klee vs. Sovello AG). Mr. Klee disputed the legitimacy of the termination of his employment contract by Sovello AG (dated Dec. 10, 2008, effective June 30, 2009). Sovello had cited business-related reasons (betriebsbedingte Kündigung). This lawsuit was settled out of court on July 8, 2009. All agreed settlement payments (€ [****]) have been made by Sovello AG.
6. In connection with the planned IPO Sovello Ag in fall 2008 had made an offer to [****] to become CFO of the Company. This offer had been accepted by [****], but only with changes to the contract. Subsequent negotiations and events did not lead to an agreement between [****] and Sovello. The parties were discussing matters out of court and settled their dispute out of court. The agreed payment to [****] amounting to € [****] has been made by Sovello AG.
7. Further employment related disputes, which were settled out of court , are:
a. [****] (settlement payment by Sovello AG: € [****])
b. [****] (settlement payment by Sovello AG: [****])
c. [****] (settlement payment by Sovello AG: [****])
d. [****] (settlement payment by Sovello AG: [****])
8. Injunction suit Rätia Energie AG vs. Sovello AG: Rätia Energie AG (Switzerland) is owner of a trademark (word and logo mark — Wort/Bild-Marke) »Pure Power«. Sovello uses »Pure Power« as part of the product names for its PV modules. Sovello has applied for registration of a word mark »Pure Power«. This application has been rejected by the respective authorities (DPMA Deutsches Patent- und Markenamt, HABM Harmonisierungsamt für den Binnenmarkt — Marken, Muster, Modelle) due to so called absolute reasons for refusal. At March 9th, 2010 Rätia Energie AG has summoned Sovello to omit using »Pure Power«. Sovello has mandated the lawfirm Aderhold Rechtsanwälte GmbH in this case.
9. All solar panels manufactured by Sovello, including those that bear the Evergreen brand, are subject to warranties that extend as long as 5 (product) and 25 years (performance), respectively. While the solar panels have passed certain certification tests, it cannot be excluded that panels sold before the Closing Date do not comply with the statutory and contractual requirements for the term of the warranties. However, Sovello expects that warranty claims for the next 25 years will not exceed the respective warranty accruals as reflected in the draft financial statement for the financial year 2009, which is attached in Exhibit 5.4 to the SPA.
10. Warranty claims vs. Sovello AG: Certain solar modules (with total rated power of 26 MWp) shipped under the Evergreen brand prior to 2007 but manufactured by Sovello (then: EverQ GmbH) occurred to be prone to a so called polarization effect. To avoid potential damage systems including these modules need to be grounded. A Grounding Program to make necessary adjustments to these is being executed by Evergreen Solar and paid for by Sovello. According to Evergreen the Program’s estimated costs are € 2.5m, € 2.07m of which have been disbursed by Sovello per December 2009. Other than this there are no warranty claims exceeding the normal course of business.
11. Sovello AG on numerous occasions has allowed due dates for accounts payable to elapse. Except for overdue fines and interest on arrears Sovello has not incurred any damages. There have been no lawsuits or court orders in this regard.
12. Sovello has breached a number of covenants and stipulations in the loan agreement with a banking consortium led by Deutsche Bank and HVB (dated April 30, 2007 and amended from time to time). In particular, Sovello has not adhered to one or more financial ratios laid out in paragraph 15 (1), has not reach the capacity utilization rate stipulated in paragraph 16 (19), has not paid the amounts set in paragraph 7 as demanded (by Jan 26, 2010), has not ramped-up production in SV 3 by Sept. 30 (as requested in paragraph 14), 2009 and has not fulfilled its business plan.
13. Ever since its foundation Sovello AG (formerly EverQ GmbH) has used the STRING RIBBON™ trademark according to the guidelines provided by the holder of the trademark rights, but without explicit license agreement with its shareholder Evergreen Solar Inc. A trademark licensing agreement with Evergreen is currently under review by Sovello.
14. In recent months external tax audit — pertaining to corporate, trade and value added tax as well as investment grants — was performed for fiscal years 2004 until 2007. No final audit report and ensuing revised tax assessments for the years under review have been issued yet. As it seems likely — based on Sovello discussions with auditors — that Sovello will face an additional tax bill, provisions in the amount of roughly € 300k (incl. interest) have been made in the 2009 annual report to cover the following findings:
- Warranty provisions for fiscal years 2006 and 2007 were not accepted by tax auditors to the extent proposed by Sovello resulting in € 486 higher taxable income from those years.
- A portion of interest paid for shareholder loans during 2006 (€ 232k) is not tax deductible according to § 8a KStG a.F.
- Due to a change of control in 2005 a loss carry forward from 2004 in the amount of € 19k is considered to be no longer applicable and will likely be reverted.
Regarding compliance with environmental laws we refer to Exhibit 5.10 (a).

Exhibit 5.8
1. Sovello AG gg./vs. FBR

Rechtsstreit vor dem Landgericht Berlin,
Az. 94 O 80/09: Sovello AG gg. Franke,
Baehr & Ritter GmbH wg. Schadenersatz;
vorl. Streitwert: 333.577,25 Euro. Die
Sovello AG hat die Franke, Baehr & Ritter
GmbH (FBR) auf Schadenersatz verklagt.
Dem liegt zugrunde, dass bei der
Errichtung von Sovello 1 bei der
Herstellung von Rückkühlwerken nach
einer erforderlichen und von FBR
durchgeführten Spülung der
Rückkühlwerke sorgfaltswidrig Wasser in
den Rückkühlwerken verblieben ist.
Aufgrund strengen Frosts in den
Folgetagen, sind die Rückkühlwerke vereist
und geplatzt. Es war erforderlich, die
Rückkühlwerke vollständig und aufgrund
des weiter vorangeschrittenen Baus der
Werkhalle von Sovello 1 bautechnisch
aufwändig aus zu tauschen. FBR
bestreitet, dem Grund nach
schadenersatzpflichtig zu sein und im
Übrigen die Höhe des entstandenen
Schadens. Außerdem wird seitens des
Beklagten die Zulässigkeit der vertraglich
vereinbarten örtliche Zuständigkeit des
Landgerichts Berlin bestritten.
Verfahrensstand ist, dass für den 19. März
2010 ein erster Verhandlungstermin
anberaumt ist.
Das Kostenrisiko für den Rechtsstreit liegt
im Falle eines Unterliegens in allen
Instanzen bei rd. [****] Euro. Hinzu
kommen auch im Falle eines gerichtlichen
Obsiegens ggf. nicht erstattungsfähige
Kosten der von Sovello beauftragten
Prozessanwälte, sofern das vereinbarte
Honorar die vom Gegner
erstattungsfähigen Kosten übersteigt.
Lawsuit at the District Court of Berlin
(Landgericht Berlin), ref. no. 94 O 80/09:
Sovello AG vs Franke, Baehr & Ritter
GmbH re Damages, amount in dispute
prelim. 333,577.25 euros. The Sovello AG
has sued the Sovello Franke, Baehr &
Ritter GmbH (FBR) for damages. The
lawsuit is based on the following facts. At
the assembly of heat exchangers in
connection with the construction of Sovello
1 it was necessary to rinsing these heat
exchangers. This rinsing procedures were
carried out by FBR. By negligent nondiligence
of FBR personnel remains water
in the cooling system’s heat exchangers.
Due to severe frosts in the coming days
this water was frozen and the ice burst the
heat exchangers. Due to the construction
progress in the meantime It was necessary
to replace the heat exchangers in a
complex and therefore costly manner. FBR
denies its responsibility and the claim of
Sovello on its merits, and, moreover, the
amount of damages. It is also disputed by
the defendant the admissibility in regard of
the jurisdiction of the District Court Berlin.
Of procedure is that for 19 March 2010, a
first hearing is scheduled.
The cost risk of the litigation is in the case
of dismissal action in all instances at
approx. [****] euro. But as well in the
case of prevailing, there are nonrecoverable
costs by Sovello’s mandated
litigators, it and to the extend the agreed
fees exceed the amount recoverable by law
by the opponents side.

2. Sovello AG gg./vs. HS Management Consultants

Rechtsstreit vor dem Landgericht Dessau-
Roßlau, Az. 4 O 389/09: HS Management
Consultants, Inh. Heiko Schmidt gg.
Sovello AG wg. Forderung; vorl. Streitwert
11.554,82 Euro. Die Sovello AG ist hier
von Management Consultants, Inh. Heiko
Schmidt (HS) auf Zahlung der Vergütung
für Personal-Recruiting-Dienstleistungen
verklagt worden. Streitig ist, ob die
Dienstleistungen vertragsgemäß erbracht
worden sind. Am 17. März 2010 erging das
mündliche Urteil, wonach Sovello den
Großteil des Streitwerts (10.412,50 €) plus
Zinsen und Kosten des Rechtsstreits i.H.v.
geschätzten 6.000 € an HS zahlen muss.
Die Erfolgswahrscheinlichkeit von Rechtsmitteln
wird rechtsanwaltlich geklärt
werden, sobald die schriftliche Urteilsbegründung
vorliegt.
Ungeachtet dieses jüngsten Urteils hat
Sovello weiterhin einen bis Ende 2012
laufenden Rahmenvertrag mit HS, der HS
den Anspruch auf eine gewisse Zahl an
Personalrekrutierungsaufträgen pro Jahr
gibt. HS hat Sovello für den Nicht-Erhalt
der vereinbarten Anzahl an Mandaten in
den Jahren 2007 bis 2009 Rechnungen
gestellt und Ansprüche geltend gemacht.
Ob diese Ansprüche gerechtfertigt sind,
hängt möglicherweise von der (noch
unbekannten) Argumentation in dem oben
genannten Urteil ab. Da das Gericht noch
nicht das gesamte Urteil ausgehändigt hat,
sind die Erfolgswahrscheinlichkeiten der
HS Forderungen schwer einzuschätzen.
Das Maximalrisiko in dieser Sache liegt bei
[****] €. In dieser Höhe hat Sovello im
Jahresabschluss 2009 Rückstellungen
gebildet.
Falls HS Ansprüche auf entgangene
Umsätze für die gesamte Dauer des
Rahmenvertrags bis Ende 2012 erheben
sollte und Sovello HS in Zukunft überhaupt
nicht mehr mandatieren sollte und Sovello
keine gütliche Einigung mit HS erreichen
sollte (z.B. Reduzierung des Vertragsumfangs),
dann läge das Risiko bei bis zu
[****] €, einschließlich der oben
erwähnten [****].
Lawsuit at the District Court of Dessau-
Roßlau (Landgericht Dessau-Roßlau, ref.
no. 4 O 389/09: HS Management
Consultants, prop. Heiko Schmidt vs.
Sovello AG re claim, amount in dispute
prelim. € 11,554.82. Sovello AG has been
sued by HS management consultants,
prop. Heiko Schmidt (HS) for payment of
compensation for head hunter services.
Disputed is whether the services were
provided as contractually agreed. On
March 17, 2010 the Court has verbally
informed about its judgement of the same
date. Sovello is obliged to pay the bulk of
the disputed claim (€ 10,412.50) plus
interest and various fees and legal costs
estimated at roughly additional € 6,000.
Whether or not legal remedies could have
chances of success will be subject to
lawyers’ evaluation as soon as the
judgement in written form will be available.
Notwithstanding this current judgment
Sovello and HS have a framework
agreement, which runs through the end of
2012, according to which HS has the right
to receive a certain number of mandates for
recruiting services per year. HS has billed
and raised claims against Sovello for not
having received the agreed number of
mandates in 2007 through 2009. Whether
such a claim is warranted, potentially
depends on the (yet unknown) reasoning in
the above mentioned Court ruling. As the
Court has not yet published the entire
judgement, the probability of success of the
HS claim is difficult to assess. The
maximum risk in this matter is € [****].
Sovello has made provisions for this
amount in their financial statements 2009.
If HS were to raise a claim for the entire
span of the framework agreement up to the
end of 2012 and Sovello will not use HS
services in the years to come at all and
Sovello fails to find an amicable solution
with HS (e.g. by scaling down the
agreement) the claim for lost revenues
could be up to € [****], including the
above mentioned € [****].

Allerdings hat HS bisher keine solchen
Ansprüche erhoben, sondern hat seine
Bereitschaft angekündigt, eine Vertragsanpassung
zu verhandeln. Deshalb und
laut Rechtsberater von Sovello ist das
Risiko, dass eine Klage in dieser Höhe
erhoben und erfolgreich sein wird äußerst
gering. Folglich hat Sovello für diese
Eventualität keine Rückstellung gebildet
und den Sachverhalt im Jahresabschluss
2009 nicht erwähnt (gemäß IFRS).
However, thus far HS has not raised such a
claim, but has indicated their willingness to
negotiate a contract amendment. Therefore
and according to Sovello’s legal counsel
there is only a remote risk of such a claim
materializing and being successful.
Consequently, no provisions have been
made and there is no mentioning of this
maximum risk in Sovello’s financial
statements 2009 (according to IFRS).
3. Investitionszulagen / Investment Grants SV 3

Sovello ist aufgrund des
Investitionszulagengesetzes berechtigt, für
das Investitionsprojekt ,,Sovello 3“
Investitionszulagen zu beantragen. Es
wurden entsprechende Anträge auf
Investitionszulage beim zuständigen
Finanzamt Bitterfeld-Wolfen gestellt. Diese
Zulagenanträge sind jährlich für
Investitionen des jeweils abgelaufenen
Wirtschaftsjahres zu stellen. Für in den
Wirtschaftsjahren bis einschließlich 2009
getätigte Investitionen wurden bereits
entsprechende Anträge auf
Investitionszulage gestellt. Aufgrund der
Größe des Investitionsprojektes ist dieses
Vorhaben notifizierungspflichtig. Ein
entsprechender Notifizierungsantrag wurde
beim Wirtschaftsministerium des Landes
Sachsen-Anhalts zur Weiterleitung an die
Europäische Kommission ebenfalls bereits
eingereicht. In diesem Zusammenhang ist
darauf hinzuweisen, dass in diesem
Notifizierungsantrag die Projekte ,,Sovello
2“ und ,,Sovello 3“ als ein gemeinsames
Vorhaben im förderrechtlichen Sinn
behandelt wurden. Demzufolge ist — anders
als bei ,,Sovello 1“ und ,,Sovello 2“, die von
der EU-Kommission erst nach eingehender
Prüfung als getrennte Investitionsprojekte
anerkannt wurden — nicht mit einem
Hauptprüfverfahren für die
Investitionszulagen ,,Sovello 3” zu rechnen.
According to the law
(“Investitionszulagengesetz”) Sovello is
entitled to apply for subsidies for the
investment project “Sovello 3”. The
respective applications have been filed with
German tax authorities in charge — in this
case Finanzamt Bitterfeld-Wolfen. The
applications for subsidies are to be filed
annually for the fiscal year just ended.
Sovello has filed subsidy applications for all
investments made through fiscal year 2009.
Given the size of the investment project, it
requires notification by the European
Commission. Sovello has already
submitted the notification application to the
Ministry of Economics of the state Saxony-
Anhalt for forwarding to the European
Commission. In this context it should be
noted that with respect to subsidy laws
“Sovello 2” and “Sovello 3” have been
treated as joint projects in this notification
application. Therefore, Sovello does not
expect an in-depth investigation of the
“Sovello 3” grants (“Hauptprüfverfahren”),
contrary to “Sovello 2” where the European
Commission acknowledged “Sovello 1” and
“Sovello 2” as separate investment projects
only after performing an in-depth
investigation.

4. KMU / SME Bonus SV 1

In einem am 27.01.2010 erlassenen
Beschluss über die staatliche Beihilfe
C27/2008 teilte die Europäische
Kommission mit, dass die Bundesrepublik
Deutschland den sogenannten KMU-Bonus
i.H.v. rund 9,13 Mio. € zugunsten der
SovelloAG (vormals EverQ GmbH) im Juni
2006 rechtswidrig gewährt habe. Die
Beihilfe wurde deshalb in voller Höhe
einschließlich aufgelaufener Zinsen
zurückgefordert.
Gemäß Beschluss hat die Bundesrepublik
Deutschland bis Ende März 2010 Zeit, um
den Gesamtbetrag (Hauptforderung und
Zinsen) zu ermitteln und nachzuweisen,
dass entsprechende
Rückzahlungsanordnungen an die Sovello
AG ergangen sind. Sovello rechnet mit
einer Gesamtforderung zwischen 11,2 Mio.
€ und 11,6 Mio. €, die Ende April 2010
fällig wird. Die Gesellschaft beabsichtigt
nicht, gegen den Beschluss Rechtsmittel
einzulegen.
In a decree on state aid C27/2008 dated
January 27, 2010 the European
Commission informed the Federal Republic
of Germany that the so called SME Bonus
in the amount of roughly € 9.13 million was
illegitimately granted to Sovello AG (then
EverQ GmbH) in June 2006. Therefore, the
entire amount including accrued interest
was reclaimed.
According to the decree the Federal
Republic of Germany has to determine the
total amount (original grant and accrued
interest) to be reclaimed and provide
evidence that the applicable repayment
order has been submitted to Sovello AG by
the end of March 2010. Sovello expects a
claim in the range of € 11.2m to € 11.6m
with a due date at the end of April 2010.
The Company does not intend to dispute
the ruling in court.
5. Betriebsprüfung/Tax Audit

Eine steuerliche Betriebsprüfung für den
Zeitraum 2004-2007, deren
Abschlusstreffen im Dezember 2009
stattfand deren Abschlussbericht jedoch
noch nicht vorliegt, ergab nach aktuellem
Kenntnisstand keine Hinweise auf einen
wesentlichen Anpassungsbedarf der
ausgewiesenen Gewinne (siehe Exhibit 5.6
für weitere Details) .
A tax audit for the period 2004-2007, the
final meeting of which took place in
December 2009, however, whose final
report has not been issued yet, to current
knowledge did not reveal the need for any
material adjustments to the reported
earnings figures (see Exhibit 5.6 for further
detail).

Exhibit 5.10 (a) — Environmental Matters
1. During the ramp-up phase of SV3 it occurred that a required NOx scrubber had not been installed and SV3, therefore, could not be operated at full load. Meanwhile the required scrubber has been installed and is working since February 4th ,2010. During the period of partial SV3 capacity utilization the exhaust gas substance values have been monitored online at all times and at no time have exceeded the officially required threshold values of the TA Luft (administrative regulations for illustrating provisions of the environmental law). Consequently, no official environmental complaint was reported. However, management cannot fully exclude the possibility that due to possibly unnoticed malfunctions of the monitoring system, Sovello at some point may have exceeded this threshold and could therefore potentially have violated the legal thresholds.
2. In 2008 we received an official complaint of the local Environmental Agency regarding complaints of the neighboring village about irritation caused by odor from the DECAL metallization exhausts and about exceeding certain TA Luft thresholds. Sovello agreed with the Environmental Agency on a plan to resolve the issue through an additional filter system. The filter system is on order and will be installed by July 2010. The supplier of the equipment has provided a guarantee that Sovello will undercut all TA Luft thresholds in SV1, once the filter will have been installed, i.e. there is next to no risk that Sovello will have issues in this regard going forward. Also the Environmental Agency has inquired about the system to be implemented and has endorsed the planned solution. There have been no fines for exceeding certain TA Luft thresholds in the past and to the best knowledge of Sovello there are no charges against Sovello imminent in this matter, as there is a constructive and trustful cooperation between Sovello and the Environmental Agency.

Exhibit 5.11 list of all investment subsidies received or currently applied for as well as a deficiency guarantee of the Federal State Sachsen-Anhalt applied for state grants
   (Investitionszuschüsse) / Investment subsidies Typ A — taxable

1]	Final notification dated January 28, 2009 regarding Production line 1 (Schlussbescheid)	14.142.000,00 EUR	received incl. SME-bonus

2]	Final notification dated January 29, 2009 regarding Production line 2 (Teilwiderrufsbescheid)	17.220.066,05 EUR	received
federal grants
(Investitionszulagen) / Investment subsidies Typ B — tax free

	Production line 1
	InvZulG 2005, Calendar year 2005	25,00%	9.128.409,13 EUR	received incl. SME-bonus
	InvZulG 2005, Calendar year 2006	25,00%	5.200.724,63 EUR	received incl. SME-bonus

1]			14.329.133,76 EUR

	Production line 2
	InvZulG 2007, Calendar year 2006	12,50%	4.728.000,88 EUR	received
	InvZulG 2005, Calendar year 2006	12,50%	49.673,21 EUR	applied for [without SME-bonus]
	InvZulG 2007, Calendar year 2007	12,50%	8.149.400,13 EUR	received
	InvZulG 2007, Calendar year 2008	12,50%	345.083,00 EUR	received
	InvZulG 2007, Calendar year 2009	12,50%	53.184,00 EUR	applied for
	Extension Production line 1
	InvZulG 2007, Calendar year 2006	12,50%	120.337,12 EUR	applied for
	InvZulG 2007, Calendar year 2007	12,50%	319.391,00 EUR	applied for
	InvZulG 2007, Calendar year 2008	12,50%	45.006,01 EUR	applied for
	InvZulG 2007, Calendar year 2009	12,50%	8.493,67 EUR	applied for

2]			13.818.569,02 EUR

	Production line 3
	InvZulG 2007, Calendar year 2007	10,20%	714.792,02 EUR	applied for *)
	InvZulG 2007, Calendar year 2008	10,20%	9.266.975,18 EUR	applied for *)
	InvZulG 2007, Calendar year 2009	10,20%	3.377.406,05 EUR	applied for *)

3]			13.359.173,25 EUR

	Extension Production line 2
	InvZulG 2007, Calendar year 2008	10,20%	104.279,90 EUR	applied for *)
	InvZulG 2007, Calendar year 2009	10,20%	96.748,22 EUR	applied for *)

4]			201.028,12 EUR

1]	the EU decided on January 27, 2010 that the SME-bonus (approx. EUR 11.2 -11.6 million, including interests) needs to be repaid by the Company (commission decision C27/2008)

2]	the EU approved the subsidies on June 17, 2009 (and July 20, 2009 EFRE part) (commission decision C21/2008)

3]	the EU approval is outstanding; Notification documentation was prepared in 2009, and is now under review of Ministry of Economy S/A

4]	additional investment needs to be applied for by EU

*)	applied for nominal 12,5% due to due tax application form, based on the notification by European Commission 10,2% expected deficiency guarantee of the Federal State of Sachsen-Anhalt
On October 30, 2009, Sovello AG has applied for a deficiency guarantee of the Federal State of Sachsen-Anhalt for a working capital loan of EUR 15 million.

Exhibit 6.1 (a) — Conduct of Business
No applicable items

Exhibit 10
All current or future claims (whether contractual or statutory, whether current or future and whether actual or contingent) against Sellers and Sellers’ Affiliates
(i)	relating to any breach of any contract by Sellers or Sellers’ Affiliates;

(ii)	relating to any warranty, indemnification or similar claims relating to delivery of defective or insufficient products or services;

(iii)	under any of the contracts listed in Section 2 (i) and (v) of Exhibit 4.4(l) to this Agreement; or

(iv)	arising after the date hereof.
In addition, the following current claims against Sellers and Sellers’ Affiliates:
(v)	Payment claims against Q-Cells in the amount of EUR 31,569.50 for supplies;

(vi)	Payment claims against Evergreen as specified in Section 3.2(b) of this Agreement in the amount of (x) EUR 1,143,114.40, plus accrued, but unpaid interest thereon in the amount of EUR 31,871.21 and (y) USD 479,407.78, plus accrued, but unpaid interest thereon in the amount of EUR 197.09 mainly for the delivery of solar modules.

Exhibit 13.3
Contact details

Seller 1	Q-Cells SE
OT Thalheim
Sonnenallee 17-21
06766 Bitterfeld-Wolfen
Germany

Attention: General Counsel
Telefax: +49 (0) 3494 6699 44000

With a copy to:

Heymann & Partner
Taunusanlage 1
60329 Frankfurt am Main

Attention: Dr. Henning Bloss
Telefax: +49 (0) 69 768 063 15

Seller 2	Renewable Energy Corporation ASA
Kjørboveien 29
NO-1337 Svandvika
Norway

Attention: Chief Legal Officer
Telefax: + 47 67 57 44 99

With a copy to:

Heymann & Partner
Taunusanlage 1
60329 Frankfurt am Main

Attention: Dr. Henning Bloss
Telefax: +49 (0) 69 768 063 15

Seller 3	Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, Massachusetts
01752 USA

Attention: Richard Chleboski

Telefax: +1 508 463 1361

With a copy to:

Heymann & Partner
Taunusanlage 1
60329 Frankfurt am Main

Attention: Dr. Henning Bloss
Telefax: +49 (0) 69 768 063 15

Purchaser	Rolling Hills S.à r.l.
5, rue Eugène Ruppert
L-2453 Luxembourg

Attention: Lucinda Clifton-Bryant
Telefax: +352 49 67 67 9851

With a copy to:

Latham & Watkins LLP
Maximilianhöfe
Maximilianstraße 11
80539 München

Attention: Dr. Volkmar Bruckner, Stefan Süß
Telefax: +49 (0) 89 2080 3 8080

Deed of Accession (acquirer of the shares — Exhibit 13.9)

DEED OF ACCESSION

DEED OF ACCESSION
by
[name],
[address],
- the “Designee”-
and
[name]
[address],
- the “Purchaser” -
This succession and accession declaration (the “Accession Declaration”) is made on [date] by the Purchaser and the Designee in favor of the Parties to that share purchase agreement dated [date] governing the sale and transfer of shares in Sovello AG (the “SPA”). The Designee hereby declares that the contents of the SPA are known to him.
Succession and Accession Declaration
1.	The Designee confirms that he has been given and has read a copy of the SPA.

2.	The Designee hereby succeeds the Purchaser as a Party to the SPA and accedes to the SPA, and becomes a Party thereto, and irrevocably and unconditionally covenants to each other person who is a Party to the SPA in accordance with the terms thereof, to be bound by all the terms of the SPA as the purchaser and to assume, observe, perform, discharge and be bound by all liabilities and obligations set forth in the SPA for the Purchaser and to assume all rights and obligations of the Purchaser under the SPA. The Purchaser remains jointly and severally liable towards the Sellers for all obligations of Purchaser under the SPA.

3.	Defined terms used herein shall have the meaning as defined in the SPA.

4.	This deed is governed by German law.

[Designee]	[Purchaser]